   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1998
                                                     REGISTRATION NO. 333-38567
===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                             ---------------------
                                AMENDMENT NO. 2


                                       TO

                                   FORM S-1
            Registration Statement Under The Securities Act of 1933

                             ---------------------
                      WORLD WIRELESS COMMUNICATIONS, INC.
                (Name of Small Business Issuer in Its Charter)

            Nevada                                8911                          87-0549700
 (State or jurisdiction of           (Primary Standard Industrial           (I.R.S.  Employer
incorporation or organization)        Classification Code Number)          Identification  No.)

                     150 Wright Brothers Drive, Suite 560
                          Salt Lake City, Utah 84116
                            Telephone: 801/575-6600
                            Facsimile: 801/576-6621


                      David D. Singer, CEO and President
                     150 Wright Brothers Drive, Suite 560
                          Salt Lake City, Utah 84116
                            Telephone: 801/575-6600
                            Facsimile: 801/535-2450
           (Name, address and telephone number of agent for service)

                             ---------------------
                                  Copies to:
                            Joseph Chicco, Esquire
                        Connolly Epstein Chicco Foxman
                                Oxholm & Ewing
                        1515 Market Street - 9th Floor
                            Philadelphia, PA 19102
                            Telephone: 215/851-8410
                            Facsimile: 215/851-8383

                             ---------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
===============================================================================

                             CROSS REFERENCE SHEET

                 Pursuant to Item 501(b)(4) of Regulation S-K

Item Number and Heading                                    Caption in Prospectus
------------------------                                   ----------------------
 1. Forepart of Registration Statement and Outside
    Front Cover of Prospectus ..........................   Outside Front Cover of Prospectus

 2. Inside Front and Outside Back Cover Pages of
    Prospectus .........................................   Inside Front and Outside Back Cover Pages of
                                                           Prospectus

 3. Summary Information, Risk Factors and Ratio
   of Earnings to Fixed Charges ........................   Prospectus Summary -- The Company, -- Risk
                                                           Factors, -- Summary Financial Information; Risk
                                                           Factors

 4. Use of Proceeds ....................................   Use of Proceeds

 5. Determination of Offering Price ....................   Not Applicable

 6. Dilution ...........................................   Dilution

 7. Selling Security Holders ...........................   Principal and Selling Stockholders

 8. Plan of Distribution ...............................   Inside Front Cover; Plan of Distribution

 9. Description of Securities to be Registered .........   Description of Capital Stock

10. Interests of Named Experts and Counsel .............   Not applicable

11. Information with Respect To the Registrant .........   Outside Front Cover of Prospectus; Prospectus
                                                           Summary; Risk Factors; Selected Consolidated
                                                           Historical and Proforma Financial Data;
                                                           Management's Discussion and Analysis of Financial
                                                           Condition and Results of Operations; Business;
                                                           Management; Principal and Selling Shareholders;
                                                           Organizational and Other Transactions; Financial
                                                           Statements

12. Disclosure of Commission Position on
    Indemnification For Securities Act of 1933, As
    amended, Liabilities ...............................   Disclosure of Commission Position on Indemnifi-
                                                           cation for Securities Act Liabilities

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         PROSPECTUS -- SUBJECT TO COMPLETION, DATED FEBRUARY 17, 1998

                      WORLD WIRELESS COMMUNICATIONS, INC.

                               4,039,664 Shares
                         Common Stock, $.001 Par Value

     This Prospectus relates to the public offering of 3,866,912 outstanding shares of Common Stock (the "Outstanding Shares") of World Wireless Communications, Inc. (the "Company") by certain shareholders of the Company (the "Selling Shareholders"). This Prospectus also relates to the offer and sale by the Company of up to 172,752 shares of Common Stock (the "Option Shares") presently reserved for issuance upon the exercise of outstanding stock options issued in connection with the Company's acquisition of Digital Radio Communications Corporation in February 1997, and may be used by persons who acquire Option Shares in the resale of such Option Shares. To that extent, such persons are included within the term "Selling Shareholders" as used herein. The Outstanding Shares and the Option Shares, to the extent offered for resale by persons acquiring them from the Company, are hereinafter referred to, collectively, as the "Shares".

     The Shares may be offered and sold by the Selling Shareholders from time to time as market conditions permit in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). To the extent required, information regarding the Shares to be offered and sold, the names of the Selling Shareholders, the public offering price, the names of any such broker/dealer or agent and any applicable commissions or discount with respect to any particular offer is set forth herein or will be set forth in an accompanying Prospectus supplement. See "Plan of Distribution".

     None of the proceeds from the sale of the Outstanding Shares by the Selling Shareholders will be received by the Company. Proceeds, if any, to the Company from the sale of Option Shares by the Company will be a maximum of $345,098 based upon an option exercise price of $0.18 with respect to 223 Option Shares, and $2.00 with respect to the remaining 172,529 Option Shares. The expenses of registering all Shares, estimated to be approximately $200,000, will be borne by the Company.

THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PURCHASERS OF SHARES SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER "RISK FACTORS"
                     BEGINNING AT PAGE 5, AND "DILUTION".

     The Company's Common Stock is traded "over-the-counter". Dealer "bid" and "asked" prices for the Common Stock are quoted on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") under the symbol "WWWC". On February 13, 1998, the closing bid and asked prices for the Common Stock were $9.06 and $9.75, respectively. See "Market Information". The Company intends to apply to have the Common Stock approved for quotation on the SmallCap Market of The Nasdaq Stock Market, Inc. under the symbol "WWWC" following the date of this Prospectus.

              The date of this Prospectus is ___________ , 1998.

                              PROSPECTUS SUMMARY
     This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, all references to and information concerning "the Company" includes World Wireless Communications, Inc. and its wholly-owned subsidiaries, and historical information, except for the financial statements, presents the operations of the Company and its subsidiaries on a combined basis, unless otherwise indicated.

                                  The Company

     World Wireless Communications, Inc. (the "Company") designs, develops and manufactures wired and wireless communications products, systems and technology, and provides contract manufacturing services to the electronics industry. The Company's executive offices are located at 150 Wright Brothers Drive, Suite 560, Salt Lake City, Utah 84116, and its telephone number at that address is 801/575-6600.

     Through December 31, 1997, substantially all of the Company's business activities were carried on by three wholly-owned subsidiaries: Digital Radio Communications Corporation ("DRCC") which was acquired, effective for accounting purposes, in February 1997; ECA Electronic Contract Assembly, Inc. ("ECA") which was formed in October 1996; and Austin Antenna, Ltd. ("Austin Antenna"), which was acquired in November 1997. DRCC engaged in the design, development, manufacture and sale of proprietary wireless products and in providing design and development services for third parties on a contract basis. ECA provided manufacturing and assembly services on a contract basis. Austin Antenna designs and engineers radio antenna products. The only revenue producing activities which the Company engaged in directly (i.e., other than through its subsidiaries) is the manufacture and sale of SecuriKey(R) hardware devices and related software, a business that the Company for approximately $373,000 in January 1998. Also in January 1998, the assets and liabilities of DRCC and ECA were transferred to the Company, and DRCC and ECA were dissolved. The activities formerly carried on by those subsidiaries now are carried on directly by the Company.

     The Company was incorporated in Nevada on November 15, 1995, to acquire from an affiliated company certain assets which previously had been used in the business of Micro Security, Inc., a publicly traded company which had undergone reorganization, and eventually was liquidated, in bankruptcy court. The Company's acquisition of these assets, which related to a computer hardware device, the SecuriKey(R), that is used to prevent unauthorized use or duplication of software, was completed in March 1996. Until the last quarter of 1996, all of the Company's revenues were derived from sales of this device and related software. As noted above, the Company sold its SecuriKey(R) business in January 1998.

     In October 1996, the Company began offering contract manufacturing services through ECA. In February 1997, the Company and DRCC agreed in principle to the terms of the acquisition of DRCC by the Company. That acquisition was completed in the third quarter of 1997, but was effective for accounting purposes on February 12, 1997. In November 1997, the Company completed the acquisition of Austin Antenna.

     Since its acquisition of DRCC, the Company's strategy has been to concentrate on the development, manufacture and sale of proprietary wireless technology and products. In the nine months ended September 30, 1997, the Company realized revenues from contract design and development services (45% of sales), contract manufacturing and assembly services (33%), the sale of certain wireless technology (13%), sales of SecuriKey(R) related products (6%) and sales of proprietary wireless products (3%).


                                 The Offering

     The Shares being offered hereby consist of (a) 3,866,912 Outstanding Shares which were acquired by the Selling Shareholders or their predecessors in interest either in direct private placements by the Company, in exchange for shares of DRCC in connection with the Company's acquisition of DRCC, upon the exercise of options granted in connection with the DRCC acquisition in exchange for previously outstanding DRCC options (hereinafter sometimes referred to as "DRCC Conversion Options"), or in settlement of a litigation between the Company and a former co-venturer, and (b) 172,752 shares reserved for issuance upon the exercise of outstanding DRCC Conversion Options. The Outstanding Shares are being offered and will be sold for the accounts of Selling Shareholders, and the Company will not receive any proceeds from sales of the Outstanding Shares. All expenses of registering the Shares will be paid by the Company. See "Plan of Distribution".

      Summary Consolidated Historical and Pro Forma Financial Information

     The following table sets forth summary historical financial data of the Company for the periods indicated and summary pro forma financial data giving effect to the acquisition of DRCC for the periods indicated. This information should be read in conjunction with the consolidated financial statements of the Company and notes thereto and the pro forma consolidated financial statements and notes thereto contained elsewhere in this Prospectus.


Operating Data:

                                            Pro Forma
                                 --------------------------------
                                   For the Nine       For the
                                   Months Ended      Year Ended
                                  September 30,     December 31
                                       1997             1996
                                 ---------------  ---------------
Sales .........................   $   2,506,204    $   2,004,983
Gross profit ..................         570,691          336,433
Net loss ......................      (4,363,386)      (4,422,888)
Loss per common share .........   $       (0.45)   $       (0.76)
Shares used in per share
 calculations .................       9,748,793        5,806,077

                                                           Historical
                                 ----------------------------------------------------------------
                                                                                      For the
                                                                                    Period From
                                                                                   April 10, 1995
                                                                                      (Date of
                                   For the Nine Months Ended         For the         Inception
                                         September 30,              Year Ended        Through
                                 ------------------------------    December 31,     December 31,
                                       1997            1996            1996             1995
                                 ---------------  -------------  ---------------  ---------------
Sales .........................   $   2,371,619    $   452,640    $     618,505     $   426,825
Gross profit ..................         513,450        (25,108)         (43,679)        189,469
Net loss ......................      (4,956,148)      (885,066)      (3,236,657)       (270,736)
Loss per common share .........   $       (0.52)   $     (0.26)   $       (0.85)    $     (0.26)
Shares used in per share
 calculations .................       9,513,177      3,352,063        3,806,077       1,049,679

Balance Sheet Data:

                                                            December 31,
                                   September 30,    ----------------------------
                                        1997            1996           1995
                                  ---------------   -----------   --------------
Working capital ...............      $  381,947      $125,200       $ (155,137)
Total assets ..................       9,621,405       663,042          425,940
Long-term liabilities .........          49,048        44,808           44,500
Stockholders' equity ..........       8,596,485       414,883          105,344

                                 Risk Factors

     Purchase of the Company's Common Stock involves a high degree of risk. Persons considering a purchase of Shares should carefully consider all of the information contained in this Prospectus and, in particular, the facts set forth under the caption "Risk Factors" below.

                                 RISK FACTORS

     Prospective investors should carefully consider all of the information contained in this Prospectus before deciding whether to purchase Shares and, in particular, the factors set forth below. Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following factors include, among other things, cautionary statements with respect to certain forward-looking statements, including statements of certain risks and uncertainties that could cause actual results to vary materially from the future results referred to in such forward-looking statements.

     Limited Operating History; History of Operating Losses. The Company has had a limited operating history, and has an accumulated deficit of $8,463,541 from inception through September 30, 1997. In the first nine months of 1997, the Company incurred a net operating loss of $4,956,148, including a nonrecurring charge of $1,258,000 to write-off purchased research and development in connection with the acquisition of DRCC. The Company also anticipates reporting a loss from operations in the last quarter of 1997. The Company's Consolidated Statements of Operations for the nine months ended September 30, 1997, include the results of operations of DRCC from February 12, 1997, and the nonrecurring charge incurred as a result of the DRCC acquisition described in the preceding sentence. The Company's Unaudited Condensed Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1997, and year ended December 31, 1996, present the results of operations of the Company as if the acquisition of DRCC had been consummated at January 1, 1996, and, accordingly, include the operations of DRCC during those periods and exclude acquisition related charges. On a pro forma basis, the Company's loss in the nine months ended September 30, 1997, was $4,363,386. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     At December 31, 1996, DRCC had a working capital deficiency and a net capital deficiency, and had incurred a loss from operations and negative cash flows from operating activities during the year ended December 31, 1996. The report of DRCC's independent accountants dated March 4, 1997, on DRCC's consolidated financial statements as of and for the two years ended December 31, 1996, states that these conditions "raise substantial doubt" about DRCC's ability to continue as a going concern. The report of the Company's independent accountants dated November 21, 1997, on the Company's Consolidated Financial Statements as of and for the nine month period ended September 30, 1997, does not include similar explanatory language.

     As a new enterprise, the Company is likely to remain subject to risks and occurrences which management is unable to predict with any degree of certainty, and for which it is unable to fully prepare. While the Company expects its revenues to increase as new products are introduced and contract design and development services are expanded, significant additional expenses will be incurred in developing and marketing its products and in providing its contract services. Growth in the Company's business could be expected to be accompanied by strains on the Company's administrative, financial and operating resources. The Company's ability to manage growth effectively will require it to continue to expand and improve its operational, financial and management controls, and to train, motivate and manage its employees. In any event, there is no assurance that the Company will achieve revenue growth sufficient to offset anticipated increases in costs, nor is there any assurance that the Company will be successful in overcoming problems associated with unforeseen costs and competition, technical problems associated with new products and technology, and other risks which all business ventures face and which could be especially acute for a relatively new company attempting to establish and expand its business in a highly competitive industry characterized by rapid technological development and change.

     For all of the foregoing reasons, as well as the factors described below, any purchase of Shares should be considered a speculative investment involving a significant risk of loss.

     Need for Additional Capital. The Company has been dependent on equity funding from outside investors to allow it to conduct operations, and may require additional funding in the future. Unless the Company is able to continue to raise funds through such equity or other financing until such time, if ever, as it is able to operate profitability, the Company could be required to curtail or cease operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". There is no assurance that the Company will be able to obtain additional financing which may be required in the future, or as to the terms of any financing which is obtained. In this regard, prospective purchasers of Shares should note that as recently as August 1997, the Company sold 500,000 shares of "restricted" (i.e., unregistered) Common Stock at a price of $2.00 per share, which was substantially below the "bid" and "asked" prices quoted for the Common Stock in the over-the-counter market at the time of such sale. See "Organizational and Other Transactions -- Principal Capital Transactions".

     One of the Company's potential capital needs within the next 12 to 18 months is related to the possible necessity of increasing its existing manufacturing capacity. Management believes that the Company's current manufacturing facilities would not be adequate to handle substantial increases in demand for its products. Management estimates that between $2 to $5 million may be required for this purpose. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook".

     Dependence on New Products and Technology. A substantial majority of the Company's revenues through September 30, 1997, on a pro-forma consolidated basis, have resulted from contract manufacturing services and design and development engineering services performed for other companies. Revenues from product sales during this period represented less than 10% of total sales, and a majority of those sales were derived from a hardware device, the SecuriKey(R), a product line which the Company sold in January 1998 because it did not fit the Company's present long term strategy of focusing on technology and products relating to wireless transmission of voice, video and data. A substantial portion of the Company's research, development, engineering and marketing effort in the first nine months of 1997 was devoted to the development of proprietary wireless products, including a line of products that are designed for use in short distance (typically under 1,000 feet) and long distance (up to 20 miles) telemetry, remote data collection, wireless security and similar applications. The first commercial sales of products in this line occurred in September 1997. The Company's investment in, and expectations for, this product line are large relative to the Company's existing resources and prior revenues, but there is no assurance that the Company will be able to recoup its investment or generate any profits from this line of products, or any of its existing or proposed products. See "Business -- Existing Products" and "-- Proposed Products". In particular, prospective purchasers of Shares should understand that total sales of the products described under the caption "Business -- Existing Products" have been very limited to date, and that the products described under the caption "Business -- Proposed Products" are still in development and testing stages and are not available for sale commercially. The Company has received only limited indications that any of its proposed products will be commercially acceptable and, even if one or more of such products are offered for sale and achieve a degree of commercial success, there is no assurance that this will result in the Company operating profitably.

     Major Customers; Non-Recurring Sales. For the year ended December 31, 1996, on a pro forma basis, 41.9% of the sales of the Company, or $840,123, were to two customers, each of which accounted for 10% or more of total sales. In the nine month period ended September 30, 1997, also on a pro forma basis, $1,380,000 (55.1%) of sales were to Kyushu Matsushita Electric Co., including a technology transfer ($300,000) and contract design and development services ($1,080,000), both of which are non-recurring items. Sales to Infinity Group, Inc., for contract manufacturing services, represented an additional 13.2% of sales ($329,956) in the first nine months of 1997. See "Business -- Contract Design and Development". The loss of either of these customers or failure to replace contract work which is being completed with new contract work from these or other customers would have a material impact on the Company's business. In addition, the Company's dependence on a relatively small number of large customers poses a financial risk if, for any reason, problems in collecting accounts receivable from any of such customers should arise. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     Competition. The market for wireless communications products is intensely competitive, with many providers who have greater technical, financial and marketing resources than the Company, and certain of whom are among the premier, "high tech" leaders of the industrial world. The Company's strategy includes entering into license agreements or other forms of "strategic partnership" arrangements with larger companies in order to exploit their strengths, rather than to confront them in the marketplace. There is no assurance that this strategy will succeed, or that the Company will be able to overcome the competitive disadvantages it faces as a small company with limited capital and without a history of successfully developing and marketing proprietary wireless technology, devices or products. In addition to present "mainstream" competitors, the Company anticipates that numerous potential competitors with high levels of technical and financial resources are, like the Company, constantly searching for market niches and specialty products in the communications industry. See "Business of the Company -- Competition".

     Possible Loss of Services of Officers and Key Employees. The ability of the Company to successfully conduct its business affairs is dependent upon the capabilities of current officers and key employees. At the present time, none of the executive officers and/or key employees of the Company has a fixed term employment agreement with the Company. If the Company is unable to retain the services of its key executive and technical employees, its operations could be adversely affected. There is no assurance that the Company will retain the services of its key employees, or, if so, as to the terms on which it may be able to do so. The Company does not presently carry any "key man" insurance on any employee, and none of its present executive officers or key employees is subject to any "restrictive covenants" that would prevent such employee from joining a competitor after leaving the Company's employ. See "Management -- Directors and Executive Officers".

     Intellectual Property Rights. The Company presently has two United States patents covering antenna technology which were acquired as part of the Austin Antenna acquisition, and one United States patent application pending which covers technology relating to, among other technical matters, a method and apparatus for de-modulating "spread spectrum" wireless signals. See "Business -- Patents and Trademarks"). At the present time, the Company has no other patents or patent applications pending. The Company's spread spectrum de-modulation technology patent application was the subject of litigation in the State of Utah, Salt Lake County Court, in which a former joint venturer with the Company claimed, among other things, an ownership interest in the technology. That action was settled in November 1997. The terms of the settlement provide, among other things, for equal co-ownership by the Company and its former co-venturer of the technology covered by the patent application.
See "Business -- Patents and Intellectual Property."

     The Company uses confidentiality agreements with its customers and other parties to protect trade secrets and other proprietary data, and claims copyrights on circuit boards and software used in its products. The use of such agreements and other measures employed by the Company to protect sensitive information may not be sufficient, however, to prevent other persons from obtaining and using the Company's technology or developing other technology which embodies the Companys' technology.

     To the extent the Company does not have patents on its products, there can be no assurance that another company will not replicate one or more of the Company's products, nor is there any assurance that any patents that are obtained will provide meaningful protection or significant competitive advantages over competing products. There can be no assurance that any patent rights that the Company has or may obtain in the future will provide the Company with competitive advantages or will not be challenged by other companies or individuals. Furthermore, there can be no assurance that other companies or individuals will not independently develop similar products, duplicate the Company's products or design around any of the Company's patents.

     The Company presently holds a number of trademarks and/or services marks relating to the SecuriKey(R) product line. The Company intends to pursue registration of trademarks associated with its key products as they are developed and become available for general commercial use, and to protect its legal rights concerning the use of its trademarks. The Company intends to rely upon common law trademark rights to protect any unregistered trademarks. Common law trademark rights, however, do not provide the Company with the same level of protection afforded by a United States federal registration of a trademark. For example, unlike a registered trademark, common law trademark rights are limited to the geographic area in which the trademark is actually used.

     Product Liability and Other Possible Future Claims. The Company may be subject to substantial product liability costs if claims arise out of problems associated with the products which it manufactures. The Company is insured against such contingencies, but there can be no assurance that the coverage provided by such policies ($1 million per occurrence, $2 million total) would be adequate to cover all potential product liability claims and costs in the future.

     In addition, in providing its contract design and development services, the Company typically is required to warrant that the technology that it develops under contract will not infringe upon the intellectual property rights of third parties, and to indemnify its customers from any loss or exposure arising from any such infringement. Since the technology developed under the Company's design and development contracts could be incorporated into products which are mass produced and distributed, the potential loss in the event of an infringement could be very high, and the Company has no insurance which would cover any such loss or damages. The Company has not had an indemnification claim made against it under any of these contracts, but there is no assurance that such a claim will not be made in the future.

     Government Regulations. The Company's wireless communications products are subject to compliance with regulations pertaining to transmission as adopted by the Federal Communications Commission ("FCC"). Currently, the Company's product line operates under Part 15 of the FCC Telecommunications Code, which allows companies to transmit data without a license in certain radio frequencies, or an exemption granted by the FCC. None of the products that the Company presently offers or is in the process of developing would require a user of the product to obtain a license from the FCC. The availability of Part 15 to wireless communications products requires that the product undergo testing by an independent laboratory for such criteria as non-interference with other communications products, physical antennae hook-up, non-intentional radiation and transmission power, a process that can be expected to take 30 to 60 days and cost approximately $20,000. At the present time, none of the Company's radios has been tested by an independent laboratory for compliance with Part 15. See "Business -- Regulation".

     Possible Delisting -- Penny Stock Regulations. At the present time, the Company's Common Stock is not listed on The Nasdaq Stock Market, Inc. or on any exchange. Although dealer prices for the Company's Common Stock are listed on the OTC Bulletin Board, trading has been limited since such quotations first appeared in October 1996. See "Market Information". The Company intends to apply to have its Common Stock approved for quotation on the Nasdaq SmallCap Market following the date of this Prospectus. There is no assurance, however, that approval will be received or, if received, that the Company will meet the requirements for continued listing on the SmallCap Market. Under Nasdaq rules, in order to maintain a listing on the Nasdaq SmallCap Market, a company must have, among other things, either $2,000,000 in net tangible assets, a market capitalization of $35,000,000 or more, or $500,000 net income in its last fiscal year or two of its last three fiscal years. In addition, the listed security must have a minimum bid price of $1.00 per share. Further, Nasdaq reserves the right to withdraw or terminate a listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. If the Company were unable to obtain or to maintain a listing on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the Common Stock would be quoted in the "pink sheets" published by the National Quotation Bureau, Inc. or on the NASD's OTC Electronic Bulletin Board where the Common Stock has been quoted prior to the date of this Prospectus. In such event, an investor could find it more difficult to dispose of or to obtain accurate quotations of prices for the Common Stock than would be the case if the Common Stock were quoted on the Nasdaq SmallCap Market.

     Irrespective of whether or not the Common Stock is included in the Nasdaq system, there is no assurance that the public market for the Common Stock will become more active or liquid in the future. In that regard, prospective purchasers should consider that this offering is being made without underwriting arrangements typically found in an initial public offering of securities. Such arrangements generally provide for the issuer of the securities to sell the securities to an underwriter which, in turn, sells the securities to its customers and other members of the public at a fixed offering price, with the result that the underwriter has a continuing interest in the market for such securities following the offering.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a "penny stock". Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq Stock Market, Inc. or a major stock exchange. The regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The Company now anticipates that, following the offering, the Common Stock will meet one or both of the principal exceptions to "penny stock" classification, i.e., the exceptions applicable to Nasdaq-listed securities and to securities with a bid price in excess of $5.00. If the Common Stock does not meet an exception to these regulations, i.e., if the Common Stock should fail to qualify for quotation on Nasdaq and fail to maintain a price of $5.00 or more per share, the Company's securities would become subject to Rule 15g-9 promulgated under the Securities Exchange Act of 1934. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses) must take a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. In such event, the market liquidity for the Shares could be adversely affected because the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     Market Overhang. As of February 13, 1998, the Company had 10,378,974 shares of Common Stock outstanding, of which approximately 7,818,214 shares, or approximately 75% of the total outstanding, were "restricted securities" which had not been registered with the Securities and Exchange Commission or any state securities agency and as to which future sales were restricted. The remaining shares of the Company's outstanding Common Stock are not restricted and are immediately saleable, by their owners, although persons who are deemed "affiliates" of the Company are required to comply with certain numerical and "manner of sale" limitations in sales of their shares. The sale of Shares offered hereby will increase, and if all Shares were sold would increase dramatically (i.e., from 2,560,760 shares to 6,600,424 shares), the number of shares available for immediate public resale. A substantial increase in the number of shares available for public resale could negatively impact the market price for the Company's Common Stock.

     In addition to the possible sale of shares in this offering, a substantial portion of the Company's restricted securities are saleable under Rule 144, promulgated by the Securities Exchange Commission under the Securities Act of 1933, upon the seller's compliance with the holding period, manner of sale and other conditions and limitations of that Rule. Rule 144 also requires that specified information concerning the Company must be available at the time any such sale is made. Following this offering, the Company will be subject to reporting requirements of the Securities Exchange Act of 1934, compliance with which also will satisfy Rule 144 "public information" requirements. See "Market Information -- Shares Saleable Under Rule 144".

     Increases in Operating Costs: Availability of Supplies. An increase in operating costs could adversely affect the ability of the Company to achieve profitability. Factors such as inflation, increased labor and employee benefit costs and the availability of qualified management and hourly employees may adversely affect operation costs. Many of these costs are beyond the control of the Company. In addition, the dependence on frequent deliveries of materials, such as electronic component pieces, could subject the Company to shortages or interruptions, which could adversely affect its business. See "Business -- Raw Material and Supplies".

     NASD Inquiry. On August 5, 1997, the Company was notified by NASD Regulation, Inc., the market regulation arm of the National Association of Securities Dealers, Inc. (the "NASD"), that it was reviewing trading activity in the Company's Common Stock. Based upon the information which NASD Regulation has requested, and conversations between the Company's counsel and NASD Regulation's representatives, the Company believes that the NASD review relates to trading in the Company's Common Stock in the first quarter of 1997, and that the principal purpose of the review is to determine whether any of such trading involved purchases or sales of Common Stock by persons who, at that time, had material, non-public information. The Company is cooperating with NASD Regulation in its inquiry. At this point, the Company cannot determine what effect, if any, this inquiry will have on the Company or the market for its Common Stock.

     Limited Liability of Officers and Directors. The Articles of Incorporation and the Bylaws of the Company limit a director's personal liability to the Company or its shareholders for monetary damages for any actions taken or any failure to take action to the fullest extent permitted by Nevada law or any other applicable law as now in effect or as it may hereafter be amended. Furthermore, the Company is obligated under its Articles of Incorporation and Bylaws to indemnify its directors, officers' employees, agents or fiduciaries to the fullest extent permitted or required by Nevada law. Each of these provisions could reduce the legal remedies available to the Company and its shareholders against such individuals. See "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".

     Future Issuance of Stock by the Company. The Company has 50,000,000 shares of Common Stock authorized, of which 10,378,974 shares were outstanding at February 13, 1998, and an additional 1,367,796 shares have been reserved for issuance upon the exercise of outstanding options. The Company also has authorized 1,000,000 shares of Preferred Stock, none of which are presently outstanding. Although the Board of

Directors of the Company has no present intention to do so, it has the authority, without action by the shareholders, to issue authorized and unissued shares of Common Stock or Preferred Stock. Preferred Stock, if and when issued, could have rights superior to those of the Common Stock, particularly in regard to voting, the payment of dividends and upon liquidation of the Company. See "Description of Capital Stock".

     Factors Inhibiting Takeover. Certain provisions of the Company's Articles of Incorporation and the Nevada General Corporation Law may be deemed to have "anti-takeover" effects in that they could delay, defer or prevent a takeover attempt that a shareholder might consider to be in the Company's or the shareholder's best interests. For example, the ability of the Company's Board of Directors to designate series of Preferred Stock without any vote or action by the Company's stockholders could be considered an "anti-takeover" device, since the terms of Preferred Stock which might be issued could contain terms which could contain special voting rights or increase the costs of acquiring the Company. See "Description of Capital Stock -- Anti-Takeover Provisions".


                                   DILUTION

     At September 30, 1997, the net tangible book value of the Company's Common Stock was approximately $0.17 per share. To the extent that a purchaser pays more than $0.17 per share of Common Stock, without giving effect to any capital transactions or results of operations of the Company after September 30, 1997, the purchaser will incur dilution in the net tangible book value of his/her investment equal to the difference between the price paid for the shares and $0.17. For example, if Shares were purchased at the "asked" price quoted for the Company's Common Stock on February 13, 1998, (i.e., $9.75), the dilution in the purchaser's investment would be approximately $9.58 or approximately 98%. Similarly, purchasers of Option Shares from the Company will incur dilution in their investment equal to the difference between their DRCC Conversion Option exercise price and $0.17 per share.


                                USE OF PROCEEDS


     The Company will not receive any proceeds from the sale of Outstanding Shares. If all Option Shares are sold, the Company will receive total proceeds of $345,098 (average price of $2.00 per share). Such proceeds, if received, would be added to the Company's general corporate funds.

         SELECTED CONSOLIDATED PRO FORMA AND HISTORICAL FINANCIAL DATA

     The following tables set forth selected consolidated pro forma and historical financial data of the Company. The pro forma financial data gives effects to the acquisition of DRCC. The selected historical financial data for the nine months ended September 30, 1997, for the year ended December 31, 1996 and for the period from April 10, 1995 (date of inception) through December 31, 1995 are derived from audited financial statements of the Company. The historical data for the nine months ended September 30, 1996 are derived from unaudited financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for the period. The results of operations for the nine months ended September 30, 1997, are not necessarily indicative of the results to be expected for the entire year. This data should be read in conjunction with the consolidated financial statements and notes thereto and other financial information which are included elsewhere in this Prospectus.

     The unaudited pro forma consolidated financial statements present the acquisition of DRCC by the Company using the purchase method of accounting as if the acquisition had been consummated at January 1, 1996. Such information is derived from, and should be read in conjunction with the separate historical consolidated financial statements of the Company and DRCC and notes thereto and to the other financial information appearing elsewhere herein. The unaudited pro forma consolidated statements of operations have been included for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained if the acquisition had been consummated at January 1, 1996 or the results of operations which may be obtained in the future.


Pro Forma Operating Data:

                                                    For the Nine        For the
                                                    Months Ended      Year Ended
                                                   September 30,     December 31,
                                                        1997             1996
                                                  ---------------  ----------------
 Sales .........................................   $  2,506,204      $  2,004,983
 Cost of sales .................................      1,935,513         1,668,550
                                                   ------------      ------------
 Gross profit ..................................        570,691           336,433
                                                   ------------      ------------
 Research and development ......................      1,304,599           533,057
 General and administrative ....................      2,412,291         2,879,725
 Amortization of goodwill ......................      1,182,761                --
 Interest expense ..............................         34,426         1,346,539
                                                   ------------      ------------
 Total operating expenses ......................      4,934,077         4,759,321
                                                   ------------      ------------
 Net loss ......................................   $ (4,363,386)     $ (4,422,888)
                                                   ============      ============
 Loss per common share .........................   $      (0.45)     $      (0.76)
                                                   ============      ============
 Shares used in per share calculations .........      9,748,793         5,806,077
                                                   ============      ============

                          Historical Operating Data:


                                                                                                     For the Period
                                              For the Nine Months                                    April 10, 1995
                                              Ended September 30,           For the Year Ended     (Date of Inception)
                                        --------------------------------       December 31,              through
                                              1997              1996               1996             December 31, 1996
                                        ----------------   -------------   --------------------   --------------------
 Sales ..............................     $  2,371,619      $  452,640        $     618,505            $  426,825
 Cost of sales ......................        1,858,169         477,748              662,184               237,356
                                          ------------      ----------        -------------            ----------
 Gross profit .......................          513,450         (25,108)             (43,679)              189,469
                                          ------------      ----------        -------------            ----------
 Research and development ...........        2,239,143              --               92,932                    --
 General and administrative .........        2,210,395         452,286            1,789,904               386,612
 Amortization of goodwill ...........          985,634              --                   --                    --
 Interest expense ...................           34,426         407,672            1,310,142                73,593
                                          ------------      ----------        -------------            ----------
 Total operating expenses ...........        5,469,598         859,958            3,192,978               460,205
                                          ------------      ----------        -------------            ----------
 Net loss ...........................     $ (4,956,148)     $  885,066        $  (3,236,657)           $ (270,736
                                          ============      ==========        =============            ==========
 Loss per common share ..............     $      (0.52)     $    (0.26)       $       (0.85)           $    (0.26)
                                          ============      ==========        =============            ==========
 Shares used in per share
   calculations .....................        9,513,177       3,352,063            3,806,077             1,049,679
                                          ============      ==========        =============            ==========


Historical Balance Sheet Data:

                                                                                 December 31,
                                                       September 30,    -------------------------------
                                                            1997              1996             1995
                                                      ---------------   ---------------   -------------
 Cash .............................................    $    723,463      $     37,278      $   29,682
 Receivables ......................................         201,297           131,392          30,621
 Inventory ........................................         433,060           159,881          60,656
                                                       ------------      ------------      ----------
    Current Assets ................................       1,357,820           328,551         120,959
 Equipment, net ...................................       1,042,379           327,022         300,840
 Investments ......................................         222,500                --              --
 Goodwill, net ....................................       6,899,442                --              --
 Other assets .....................................          99,265             7,469           4,141
                                                       ------------      ------------      ----------
    Total Assets ..................................    $  9,621,406      $    663,042      $  425,940
                                                       ============      ============      ==========
 Trade accounts payable ...........................    $    261,894      $     61,997      $   31,256
 Accrued liabilities ..............................         150,909            55,788             827
 Checks written in excess of cash in bank .........         103,678                --              --
 Notes payable -- current .........................          54,788            85,566         244,013
 Non-compete obligation ...........................          81,148                --              --
 Accrued settlement obligation ....................         323,456                --              --
                                                       ------------      ------------      ----------
    Current Liabilities ...........................         975,873           203,351         276,096
                                                       ------------      ------------      ----------
 Long-term notes payable ..........................          49,048            44,808          44,500
                                                       ------------      ------------      ----------
 Common stock .....................................          10,035             5,663           1,132
 Additional paid-in capital .......................      17,049,991         3,916,613         374,948
 Accumulated deficit ..............................      (8,463,541)       (3,507,393)       (270,736)
                                                       ------------      ------------      ----------
    Total Stockholders' Equity ....................       8,596,485           414,883         105,344
                                                       ------------      ------------      ----------
 Total Liabilities and
   Stockholders' Equity ...........................    $  9,421,406      $    663,042      $  425,940
                                                       ============      ============      ==========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     When used in this discussion, the words "expect(s)", "feel(s)", "believe(s)", "will", "may", "anticipate(s)" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, and are urged to carefully review and consider the various disclosures elsewhere in this Prospectus which discuss factors which affect the Company's business, including the discussion under the caption "Risk Factors".


General

     The Company was incorporated in November 1995. In March 1996, it completed the acquisition of the assets of a limited liability company, which related to a computer hardware device used to prevent unauthorized duplication or use of software. This device, the SecuriKey(R), and related software products accounted for substantially all sales of the Company prior to October 1996, and the results of operations of the Company prior to March 1996 include the results of operations of the limited liability company from which the Company acquired the SecuriKey(R) assets.


     In October 1996, the Company commenced contract manufacturing operations and, in February 1997, acquired Digital Radio Communications Corporation ("DRCC"). The Company's results of operations for the nine month period ended September 30, 1997, includes purchased research and development costs and amortization of goodwill incurred in connection with the acquisition of DRCC, and the results of contract manufacturing and DRCC operations (from February 12, 1997, in the case of DRCC operations), while prior periods do not.


     Pro forma financial information in this discussion and elsewhere in the Prospectus is presented as if the acquisition of DRCC had been consummated at January 1, 1996. Thus, the Company's results of operations on and after January 1, 1996, when presented on a pro forma basis, include the operations of DRCC and exclude nonrecurring expenses incurred by the Company in connection with the acquisition of DRCC.

     In November 1997, the Company acquired certain business assets of Austin Antenna, Ltd. and acquired a related corporation, and presently operates those assets in a subsidiary corporation using the name Austin Antenna, Ltd. The subsidiary is not considered a material subsidiary for accounting purposes. Purchased research and development costs incurred in connection with the acquisition will be reflected in the Company's results of operations for the fourth quarter of 1997, and operations of Austin Antenna, Ltd. will be included in the Company's consolidated results of operations from the date of the acquisition.

     The following discussion should be read in conjunction with the Company's Consolidated Financial Statements and respective notes thereto, Selected Consolidated Pro Forma and Historical Financial Data, Unaudited Condensed Pro Forma Consolidated Statements of Operations and respective notes thereto, as well as the Summary Consolidated Historical and Pro Forma Financial Information and the Consolidated Financial Statements of Digital Radio Communications Corporation, and respective notes thereto, which are set forth elsewhere in this Prospectus.


Results of Operations

Nine Months ended September 30, 1997 and Year Ended December 31, 1996 (Pro
Forma)

     On a pro forma basis, sales in the nine month period ended September 30, 1997, were $2,506,204, compared to $2,004,983 during all of 1996. This increase is the result of increased revenues from contract design and development services ($1,080,000 in 1997 compared to $251,411 in 1996) a decrease in contract manufacturing and assembly services ($781,707 in 1997 compared to $1,135,067 in 1996) a decrease in SecuriKey(R) sales ($144,903 in 1997, compared to $452,286 in 1996); a one time sale of technology in the 1997 period ($300,000), and the Company's initial sale of proprietary wireless communications products in the third quarter of 1997 ($78,500). Design and development service revenues in the nine months ended September 30, 1997, arose under a single contract in the amount of $1,296,000.

     Cost of sales for the nine months ended September 30, 1997 decreased in comparison to sales over the year ended December 31, 1996, from $1,668,550 or approximately 83% of sales in the year ended December 31,

1996, to $1,935,513, approximately 77% of sales in the 1997 period. The related gross profit for the nine months ended September 30, 1997 was $570,691 or 23% of sales compared to $336,433 or 17% of sales in 1996. The improvement in gross profit was the result of the design and development contracts during 1997.

     In addition to the $1,258,000 purchased research and development discussed above, the Company incurred research and development costs of $1,304,599 during the nine months ending September 30, 1997, relating to projects for customers for which there were no present contracts and additional resources were expended for the development of World Wireless' own proprietary technology.

     General and administrative expenses decreased to $2,412,291 (approximately 96% of sales) in the nine months ended September 30, 1997, from $2,879,725 (approximately 144% of sales) in the annual 1996 period. On an annualized basis, general and administrative expenses will increase by an estimated 12% during 1997 compared to 1996 due to increases in sales personnel and duplicate administrative facilities and related administrative expenses. Management anticipates the elimination of a portion of its duplicate administrative facilities during 1998.

     The Company incurred amortization of goodwill relating to the acquisition of DRCC, as discussed above, of $1,577,015 in 1996 compared to $1,182,761 for the nine months ended September 30, 1997. Goodwill is being amortized using the straight line method over a five year period.

     Interest expense also was reduced in the 1997 period, by $1,312,113 (from $1,346,539 in the year ended December 31, 1996, compared to $34,426 in the 1997 period). Interest expense in 1996 included $1,279,465 relating to discounts on the convertible debentures fully amortized during 1996.


     The Company's pro forma net loss of $4,363,386 in the nine months ended September 30, 1997 is a reduction from the net loss of $5,999,903 in the 1996 annual period, for the reasons discussed above.

Nine months ended September 30, 1997 and 1996 (Actual)

     For the nine months ended September 30, 1997, the Company's sales increased to $2,371,619 from sales of $452,640 in the nine month period ended September 30, 1996. The increase was primarily attributable to the inclusion of DRCC operations from February 12, 1997, in the 1997 results, and revenues derived from contract assembly services. 1996 results do not include any revenues from DRCC. Sales of the SecuriKey(R) device and related software products were $144,903 in the nine months ended September 30, 1997 compared to $452,640 during the comparable nine month period of 1996. This decrease was due to the Company's business focus shifting to other products and services.

     The Company's net loss of $4,956,148 in the nine months ended September 30, 1997, includes a non-recurring charge of $1,258,000 for the write-off of purchased research and development. The amortization of goodwill in the amount of $985,634 in 1997 was the result of the DRCC acquisition in February 1997. General and administrative expenses for 1997 were $2,210,395 compared to $452,286 for 1996. The Company experienced substantial increases in cost of sales and general and administrative expenses in the nine months ended September 30, 1997, compared with the year earlier period primarily as a result of the inclusion of DRCC costs and expenses in 1997 results. These costs and expenses are discussed above in the discussion of pro forma results of operations.

Year Ended December 31, 1996 and the period from April 10, 1995 through December 31, 1995 (Actual)

     The Company's sales of $618,505 for the year ended December 31, 1996, represented an increase of $191,680 over sales in 1995. The increase in sales was primarily due to 1996 being a full twelve month operating year and the commencement of contract manufacturing services in October 1996. The Company's net loss in 1996 reflects a $2,965,921 increase over 1995, from $270,736 in 1995 to $3,236,657 in 1996. The increase in net loss was primarily attributable to increases in cost of sales, general and administrative expense and interest expense, which are discussed below.

     Cost of sales increased from $237,356 (approximately 56% of sales) in 1995 to $662,184 (approximately 107% of sales) in 1996. This increase resulted from changes in the Company's corporate strategy from only SecuriKey(R) sales in 1995 to contract manufacturing and assembly services beginning in October of 1996. These additional services required costs not fully absorbed by sales.

     Research and development began during the year ended December 31, 1996. The Company recognized $92,932 of research and development expense during that period.

     General administrative expense increased from $386,612 in 1995 to $1,789,904 in 1996. The major components of the increase included $782,688 of non-cash compensation relating to the acquisition of ECA and $441,180 of non-cash compensation relating to the grant of stock options. Additional increases were the result of hiring a full time CEO, administrative and sales personal and managers for the Company's contract manufacturing operations. Substantially all of these increases occurred during the fourth quarter 1996.

     Interest expense increased from $73,593 in 1995, to $1,310,142 in 1996. As discussed above, 1996 interest expense included $1,279,465 relating to discounts on the convertible debentures fully amortized during 1996, as compared to $34,935 in 1995.


Digital Radio Communications Corporation

     Sales for DRCC decreased 15.4% from $1,638,559 during 1995 to $1,386,478 during 1996, or $252,081. The decrease resulted from management's decision to concentrate on developing its own proprietary technology versus contract design and development services for customers. This change in corporate strategy resulted in less design and development revenue over the near future. The resulting development of DRCC's proprietary technology has generated substantial contracts in 1997 for World Wireless Communications, Inc.

     Research and development expense increased $323,044 in 1996 over 1995 which reflects DRCC's development efforts towards its own proprietary technology. General and administrative expense increased 219% from $341,427 in 1995 to $1,089,821 in 1996 from depreciation of additional equipment, increased costs from efforts to raise additional capital, additional expenses relating to increased administrative personnel, increased administrative compensation costs, increased facility costs, and expenses relating to the administration of a contract which was finalized in 1997. These increased administrative expenses are anticipated to continue in 1997 and 1998 to meet the demands of performing contracts signed in 1997.

     DRCC's liabilities increased from $1,440,764 on December 31, 1996, to $1,581,412 at February 12, 1997. This increase was due principally to an increase in accrued payroll and related payroll taxes.


Liquidity and Capital Resources

     The Company's financial condition at September 30, 1997, though improved from its financial condition at December 31, 1996, remains tentative. The improvement is a result of the Company's issuance of Common Stock for $4,196,218 during the nine months ended September 30, 1997, which is the source of the $686,185 net increase in cash at September 30, 1997, compared to December 31, 1996.

     The Company used $2,688,395 of cash in operations during the nine months ended September 30, 1997 compared to $533,085 during the same period in 1996. The increase in the use of cash in operations was primarily due to an increase of $981,143 in research and development expense and an increase of approximately $1,707,252 in general and administrative expense. The use of cash for research and development activities is expected to continue through the fourth quarter of 1997. Research and development will continue in 1998 at the same level in order to maintain a competitive edge in the market, but will become a smaller percentage of sales as the large contracts signed in 1997 mature. Marketing expenses, which have been included in general and administrative expense, are anticipated to increase during 1998. Net of the effects of the Company's acquisition of DRCC, trade accounts receivable decreased $148,666, accounts payable decreased $186,415 and accrued liabilities decreased $402,257 during the nine months ended September 30, 1997. The decrease in accounts receivable was the result of a shift in the Company's business away from contract manufacturing to developing its own products. The decreases in accounts payable and accrued liabilities were the result of the Company's payment of liabilities, including liabilities assumed in the DRCC acquisition.

     Cash in the amount of $224,764 was used for the DRCC and Austin Antenna, Ltd. acquisitions during the nine months ended September 30, 1997, with no expenditures of a similar nature during the comparable period for 1996. Equipment purchases, net of proceeds from sales of equipment, used $555,951 during the nine months ended September 30, 1997 compared to $89,598 used during the comparable 1996 period. Cash used to reduce debt and capital lease obligations, net of checks written in excess of cash in bank, was $40,923 and $205,255 during the nine months ended September 30, 1997 and 1996, respectively. Future uses of cash for equipment purchases and debt reduction are anticipated to continue.

     During the year ended December 31, 1996, the Company used $758,730 of cash in operations, compared to $31,127 used during 1995. Investing activities consisted of $340,000 used to acquire assets from Micro Security Systems, Inc. during 1995 and equipment purchases of $90,544 and $49,691 during 1996 and 1995, respectively. Financing activities generated cash in the amount of $856,870 and $450,500 during 1996 and 1995, respectively. As a result of these activities, cash increased $7,596 and $29,682 during 1996 and 1995, respectively.

     Through September 30, 1997, the Company's sales and gross profitability are not at a level which will provide the funds necessary for its operations and capital expenditures that would be required to support substantial increases in the scope of the Company's operations. Substantially all cash on hand at September 30, 1997, has been used in operations. In order to sustain operations, the Company has borrowed $1,125,000 under the terms of short-term promissory notes, including $125,000 borrowed from an executive officer. However, in management's opinion, the Company will not be able to satisfy its needs for additional capital through borrowing, and will be able to meet these needs only by issuing additional equity securities. There is no assurance that management will be able to obtain any additional capital.


     In November, 1997, the Company engaged PaineWebber Incorporated ("PaineWebber") to perform such general investment banking services as PaineWebber and the Company may from time to time agree upon. The terms of the engagement do not require any performance by PaineWebber relative to financing for the Company. The Company has paid an initial fee of $25,000 to PaineWebber, and is required under the terms of the engagement, to pay an additional $200,000 to PaineWebber in $50,000 monthly installments beginning January 1, 1998.


     On December 19, 1997, the Company received initial orders for equipment from Williams Telemetry, a Williams company. The orders cover a variety of products, such as the WinGate(TM), radio transmitters and receivers and spread spectrum transceivers. These radio products were designed by and, with the WinGate, will be manufactured by the Company and will be used by Williams Telemetry through its information gathering system. The delivery schedule established by the orders calls for initial shipments to begin in 1998 and increase significantly during calendar 1999. Total shipments under the contract are expected to be completed in full by the end of the year 2000. If all expectations are met, sales under the orders would potentially reach $70 million. Order quantities and shipping dates, however, are subject to adjustment by Williams upon 90-day notice prior to the scheduled delivery date, if its customers or other factors beyond its control make such adjustment necessary. At the present time, therefore, the orders can be considered "firm" as to quantities and delivery dates only with respect to units scheduled for shipment in the first quarter of 1998.

     The Company also contracted with Williams for project management and engineering design and support services relative to the Williams Telemetry network on a fee-for-service basis.


Outlook


     The statements contained in this Outlook are based on current expectations. These statements are forward looking and actual results may differ materially.

     Management believes that, as deregulation of natural gas and other utilities continues, multiple utility suppliers will be serving a given city or neighborhood. Consequently, it will become more difficult and time consuming for utility companies to read meters as they will generally not be the provider to every user in the city or neighborhood which will increase the cost effectiveness of reading utility meters remotely. Management believes that the Williams Telemetry Network, described elsewhere in this Prospectus, is a viable alternative to the current practice of manually reading meters. Additionally, management believes that William's position as an affiliate of a major transporter of natural gas in the United States positions it to successfully market its telemetry network, which currently is designed to use collector and repeater radios supplied by the Company to gather and transmit data.

     Management believes that the Company's relationship with Williams will result in significant increases in sales of its radio products for use in the Williams Telemetry Network. Significant increases in sales, however, would lead to working capital requirements which would not be provided for from funds generated by the initial sales of the products. The Company is currently investigating the prospects of a private placement and ultimately a secondary public offering to meet its working capital and operating needs. However, there is no assurance that sufficient capital or any capital will be raised from such endeavors.

     Additionally, management estimates the Company's current manufacturing facilities would not be adequate to handle substantial increases in demand for its products. Management is currently looking into two solutions: (1) out-sourcing a portion of the manufacturing overload or, (2) expanding its in-house manufacturing capacity through leasing or purchasing additional building space and equipment. If a portion of manufacturing is out-sourced the Company may lose some control over the following areas; cost, timeliness of deliveries and quality. However, by out-sourcing a portion of its manufacturing, the Company could avoid delays and expense associated with the expansion of its own facilities. The magnitude of any expansion of the Company's manufacturing capabilities that is required would be a direct function of the sales increase and manufacturing overload, both of which are unknown at this time. However, management estimates that between $2 million and $5 million may be required for this purpose. At the present time, the Company does not have any commitment for or source of these funds.

     The Company anticipates an increase in revenues from additional contracts for design and development services, although no new contracts have been signed. It is management's intent to model such contracts after the KME contract, discussed elsewhere in this Prospectus, whereby the Company receives fees during the early stages of the agreement and is entitled to royalties or gross profit splits based upon its customer's sales of products into which the technology has been incorporated. It is management's intent that the fees received will cover the Company's costs. However, these fixed fee arrangements may not cover all of the Company's costs incurred in fulfilling any such contract. Royalties or gross profit splits resulting from sales of products using the technology developed under the contract would enhance the Company's profitability if and when received.

     In anticipation of obtaining additional design and development contracts, management must continually recruit and hire additional RF (radio frequency), software, firmware and digital engineers. It is extremely difficult, time-consuming and expensive to find engineers qualified in those fields. There is no assurance the Company will be able to locate and hire such qualified engineers. Associated with the hiring of each engineer is the need for test and development equipment, software and work stations, which increases the Company's cash requirements.

     In summary, while management is cautiously optimistic about the Company's future, it is fully aware that anticipated revenue increases from product sales, design and development contracts and royalty income are by no means assured, and that if such increases do materialize, the requirements for capital are substantial, for which there is no present commitment.

                                   BUSINESS

Background

     The Company and its subsidiaries are principally engaged in the design, development and manufacture of wireless communications technology, systems and products. The Company also provides contract manufacturing services to the electronics and wireless communications industry.

     Prior to its acquisition of DRCC in February 1997, a substantial majority of the Company's revenues were derived from sales of SecuriKey(R), a small hardware device that prevents the unauthorized use of software protected by a SecuriKey system, and related software products. At the time of its acquisition by the Company, DRCC was in the process of developing a number of proprietary wireless communications products, and provided wireless design, development and manufacturing services on a contract basis. With the acquisition of DRCC, the Company's business focus shifted to the design, development and manufacture of wireless communication technology, systems and products, although the Company continues to provide contract manufacturing services. Sales of SecuriKey products did not contribute materially to revenues in 1997 (approximately 5%), and that product line was sold by the Company in January 1998.


Wireless Communications Products

     Electronic communications devices take many forms, including mobile telephone, broadcast television and radio products. The central problem in modern communications is developing the means to transmit large volumes of data over long distances without losing or distorting the information in the most cost effective manner. Wireless communications, using radio transmission rather than transmission over a wire or cable, is an increasingly important segment of the communications industry.

     As illustrated below, wireless communication devices fall under various names (television, radio, cellular, microwave, among others), but all utilize the electromagnetic spectrum. This spectrum is the range of all electromagnetic waves differentiated according to the frequency of the particular wave. An electronic communication device is usually named according to the wave frequency at which the device operates. Frequency is the number of cycles per second in a wave and is measured in hertz (Hz). One hertz is one cycle per second. The radiowave spectrum ranges from a few kilohertz (Khz) to 40 gigahertz (Ghz), or 40,000 megahertz (Mhz). Portions of the radiowave spectrum are dedicated to specific uses, as follows:

Wireless Device                     Frequency
----------------                    ---------
AM radio                            535 - 1635 Khz
Analog cordless phones              44 - 49 MHz
TV channels (VHF)                   54 - 88 MHz
FM radio                            88 - 108 MHz
TV channels (VHF)                   174 - 216 MHz
TV channels (UHF)                   470 - 806 MHz
RF wireless modems                  800 MHz
Cellular phones                     806 - 890 MHz
Digital cordless phones             900 MHz
Personal communication services     900 - 929 MHz
Nationwide pagers                   929 - 932 MHz
Two-way pagers                      932 - 940 MHz
Satellite phones uplink             1610 - 1626.5 MHz
Satellite phones downlink           2483.5 - 2500 MHz
Satellite TV, large dish            4 - 6 GHz
Satellite TV, small dish            11.7 - 12.7 GHz
Wireless "cable" TV                 28 - 29 GHz

Existing Products

     The Company's wireless communications products are designed to transmit and receive voice, video and data in applications where a hard-wired system is cost prohibitive or simply more expensive. The Company's principal line of existing products is a series of low speed digital radios (LSDRs) and related devices. These products are suitable for use in a telemetry network which has been developed by Williams Wireless, Inc., doing business as "Williams Telemetry Services" (hereinafter "Williams"), a subsidiary of The Williams Companies, Inc. The initial sales of products in this line were made to Williams in September 1997.

     The Williams Telemetry Network is a fixed wireless network intended by Williams principally for use by utility companies to collect gas, water and electric usage data, and to closely monitor usage on a "real time" basis when required. A wireless monitoring unit mounted on a meter or other device to be monitored gathers data and transmits it to a local WinGate(TM) collection point, which then relays the data to a centralized operating center. While automated meter reading is the most immediate potential application for the Williams Telemetry Network, its possible uses also include alarm monitoring, a reliable back up to telephone reporting and other, similar applications.

     As described elsewhere in this Prospectus, the Company's initial sales of wireless communications products occurred in September 1997, and sales to date have been extremely limited. A number of the Company's wireless communications products were introduced as part of the Williams Telemetry Network for the first time in mid-September 1997 at the Automated Meter Reading Association Trade Show in Chicago. At the present time, Williams has installed its telemetry system with a number of national companies for testing under normal commercial conditions, and the Company has been advised that Williams intends to launch commercial operations of the service in the third quarter of 1998. In December 1997, the Company received its initial orders for equipment under a Technical Development and Marketing Alliance Agreement with Williams. See "Contract Design and Development" below. The orders cover products, described below, designed and manufactured by the Company and used in the Williams Telemetry Network. The delivery schedule established by the orders calls for shipments of approximately $2.25 million in the first quarter of 1998, increasing to approximately $3.1 million per quarter in each of the last three quarters of 1998, and with significant increases in shipments scheduled during calendar 1999. Total sales under these orders, if completed in full by the end of 1999, would be approximately $70 million. Order quantities and shipping dates in any calendar quarter, however, are subject to adjustment by Williams upon notice 90-days prior to the first scheduled delivery in the quarter if customer demand or other factors beyond Williams' control make such adjustment necessary. At the present time, therefore, the orders can be considered "firm" as to quantities and delivery dates only with respect to units scheduled for shipment in the first half of 1998. The Company believes that shipments in the first three quarters of 1998 will be used primarily in Williams' test installations, and that shipments, if any, in the fourth quarter of 1998 and thereafter will be primarily for commercial installations.

     Products which the Company has developed for use in and have been purchased for use and testing by Williams include devices called Telemetry Interface Modules, or TIM(TM)s, which operate at the point of data origination. For example, in the Williams Telemetry Network the TIM(TM)s units are designed to be mounted on meters and other devices to be monitored. The function of these TIM(TM)s is to gather and transmit data to a data collection and forwarding point called a WinGate(TM) unit, which includes a wireless receiver/transmitter. The WinGate(TM) unit forwards the data to an operating center via a wide area network. Once the data arrives at the operating center, it is recorded and stored in a computer system.

     The TIM(TM)s are short range (up to 800 feet) transmitters which transfer data at rates up to 9600 bits per second, and function over the entire industrial temperature range (-40oF to 185oF). The Company has two TIM(TM)s models available, which differ primarily in frequency coverage, modulation type and power.

     The WinGate(TM) units utilize Low Speed Digital Radio ("LSDRs") which are matched to the TIM(TM)s units from which they receive data. In this context, "low speed" refers to speed of transmission which, for the Company's LSDRs, ranges from 1200 to 9600 bits per second ("bps"). By contrast, the Company's High Speed Digital Radio (HSDR) now under development, which is discussed below under "Proposed Products", transmits at speeds between 2 million and 4 million bps (2Mbps to 4Mbps). The Company presently has a number of LSDR models available, two of which (the LSDR 100 and the LSDR 300) have been sold to Williams for use and/or testing in the Williams Telemetry Network. Like the TIM(TM)s units, the various LSDR models differ primarily in frequency coverage, modulation type, range and power.

     The Company's LSDRs are designed to provide a wireless communication link for multiple locations, with a range of up to 35 miles under "unobstructed" line of sight conditions. The products are intended for use primarily in remote monitoring systems in which data must be transmitted from multiple locations and collected at one central location, e.g., to monitor data such as capacity, temperatures and flow rates from underground or above ground fuel tanks and oil and gas pipeline meters. Radios can be spread out over numerous locations to transmit data large distances within a line of sight and the data will be collected and processed in one central location for processing. Data and power requirements for the radios are low, allowing the radios to run on battery or solar energy. LSDR communications do not require a license from the FCC and there is no FCC restriction on the type of data being transmitted.

     An important feature of certain of the Company's LSDR products involves the use of spread spectrum (meaning a wide frequency bandwidth) solutions to facilitate the wireless transmission of data. Spread spectrum wireless devices are required to modulate and demodulate a signal that is "spread" across a wide bandwidth to reduce interference and provide enhanced security. "High power" systems (from 0.10 to 1.0 watts) which operate in the ISM (Industrial, Scientific and Medical) bands (902 - 928 MHz, 2400 - 2483.5 MHz, and 5725 - 5850 MHz) can only use spread spectrum techniques. Under Part 15 of the FCC Telecommunications Code, these ISM bands do not require the customer to pursue costly and time consuming FCC licensing approval and eliminate usage charges involved with transmitting data via cellular networks. Thus, they are desirable for many wireless applications, including telemetry systems for use in data collection, high-speed wireless communication links between buildings on corporate and other campuses, wireless speaker connections and other peripheral applications.

     Antenna Products: In November 1997, the Company acquired certain business asset of Austin Antenna, Ltd., including the name "Austin Antenna", and the outstanding stock of a corporation related to Austin Antenna which the Company now operates as a wholly owned subsidiary under the name Austin Antenna, Ltd. The acquired entities and assets were primarily employed or engaged in the design and engineering of antenna products for various industries and customers, including the Company. The Company intends to continue the antenna engineering and design activities previously conducted by the acquired entities. The Company does not expect antenna products to contribute materially to is consolidated net sales or income in the foreseeable future.



Proposed Products

     The Company currently has a number of products in various stages of development, the two most significant of which are a High Speed Digital Radio and a Low Cost Spread Spectrum Radio.

     High Speed Digital Radio (HSDR): The Company has developed a pre-production working prototype High Speed Digital Radio. HSDR can be used as a wireless link to transmit digitized information (data, voice or video) to and from locations within a "line of sight" at high speeds (i.e., up to 2.048Mbps). This transmission rate is faster than "T1" wired lines at the present time. T1 is a data transmission standard at which 1.544 megabits are transmitted per second. Furthermore, HSDR is a private network so users avoid the access delays caused by excessive traffic and high costs of using T1 lines.

     HSDR technology can be adapted to a variety of applications, depending upon the user's communication requirements. One HSDR application for data sensitive companies is to set up data links to off-site data storage and back-up facilities which are capable of handling large volumes of information. This application provides a user with an inexpensive real time back-up system in the event of a disaster or other malfunction to the main or primary line of transmission.

     HSDR also can be used as a "short hop" teleconferencing and/or video-conferencing system. The private network can connect two or more line of sight locations with telephone service and/or video service allowing unlimited access and usage with the cost of local and long distance telephone charges. The installation of a private communication link is very cost effective because of the low installation cost and lack of additional usage charges. Moreover, HSDR can be used to establish a wireless Local Access Network (LAN) to interconnect multiple computers that need to share information.

     HSDR operates at frequencies classified under Part 15 of the Federal Communications Commission ("FCC") Telecommunication Code, and, as a result of this classification, no license is required nor is there any restriction on the type of data being transmitted.

     Low Cost Spread Spectrum Radio (LCSSR): The Company has developed proprietary technology for a low cost, spread spectrum radio which the Company believes can be sold in quantity for less than $20 per radio. As a result, the LCSSR has the potential of substantially reducing the cost of such consumer products as cordless telephones, wireless speakers, wireless telephone jack extensions, wireless keyboards, wireless printer connections, security devices and wireless toys. An LCSSR device was the principal product involved in the Company's design and development contract with Kyushu Matsushita Electric Co., discussed below under the caption "Contract Design and Development".


Contract Design and Development


     The Company's business has included providing engineering, design and development services to client specifications on a fee for services basis. At the present time, the Company is not seeking design and development service contracts except in "partnering" situations in which the Company would have an ownership interest in the products and/or technology which are the subject of the contract. The two most significant such contracts, entered into in 1997 with Kyushu Matsushita Electric Co. and Williams Wireless, Inc., are described below.

     Kyushu Matsushita Electric Co. Contract: In April 1997, DRCC entered into a contract with Kyushu Matsushita Electric Co., Ltd. ("KME") to develop low cost spread spectrum radio technology for use in certain KME products. Under the terms of the contract, KME agreed to pay the Company $1,296,000 for its services in three installments of $432,000, subject to the Company's satisfaction of certain performance goals. The Company received the initial installment in May 1997, and the second installment and one-half of the third installment in September 1997, following KME's evaluation of certain prototypes furnished by the Company. The Company expects to receive the second half of the third installment in the first quarter of 1998, following KME's evaluation of final working samples.

     As part of its development contract with KME, the Company granted KME a world-wide, non-exclusive license to use or authorize the use of any patents, copyrights, technical know-how and other intellectual property rights embodied in the Company's LCSSR technology in the manufacture of KME products, and agreed not to license others to use technology which is developed under its contract with KME in connection with any telephone-related products for a period of two years from the first shipment of KME products using the technology. In consideration for these rights and the Company's services, KME agreed to pay royalties to the Company on sales of KME products using the technology above a prescribed minimum amount of sales for a period of two years from the initial shipments of any such products. No royalty is paid on sales of the first 600,000 units of product using the technology. A royalty of $1.00 per unit of product sold is payable on sales of units 600,001 through 1,000,000. Thereafter, the royalty is $.50 per unit on all units sold until the second anniversary of the date of the first sale of products using the technology. The Company is unable to predict the amount of any royalties which it may receive under this license, or whether it will receive any royalties.

     Williams Wireless, Inc. Contract: In September 1997, the Company entered into a Technical Development and Marketing Alliance Agreement (the "TDMA Agreement") with Williams Wireless, Inc., pursuant to which the Company has agreed to assist and cooperate with Williams in developing and manufacturing "Telemetry Radio Products", which are generally defined in the agreement as wireless radios for transmitting and/or receiving data as part of the Williams Telemetry Network. The TDMA Agreement, which followed a letter of understanding entered into by the parties in June 1997 and a relationship between the companies which pre-dated the letter of understanding in the course of which the Company developed a "proof of concept" radio for use in Williams' information gathering network, was amended and restated in December 1997 in connection with Williams issuance of its initial orders for equipment under the Agreement, as described under the caption "Existing Products" above.

     Under the TDMA Agreement, as amended and restated in December 1997, Williams may, but is not required to, contract with the Company for specific system engineering and design services to create Telemetry Radio Products. The Company would have the exclusive right to manufacture any Telemetry Radio Products which were designed exclusively for use in Williams' network, so long as the Company met prescribed quality and other performance criteria. Williams would "own" such products, but the technology used in creating the products (including components that the Company has patented or for which it holds a copyright, and all drawings, specifications, prototypes and circuit boards relating thereto) would remain the property of the Company, provided that Williams would have a royalty-free license to use the technology in its telemetry network. The Company also has a non-exclusive right to market Williams' information gathering service on terms mutually agreeable to the parties, based upon a "standard" Williams marketing agreement which is in the process of development.

     As indicated above under the caption "Existing Products", the Company has designed and developed a number of LSDR products and related devices that have been sold to Williams for use in the Williams Telemetry Network. While these products meet the definitions of "Telemetry Radio Products" used in the TDMA Agreement, since they were developed outside the Agreement, the Company retains all property rights to such products, subject to Williams' right to use the technology associated with the products in its telemetry network. Sales prices to Williams for existing products were negotiated between the Company and Williams. Such terms relating to further products which Williams may call upon the Company to develop under the TDMA Agreement would be negotiated at that time.


Contract Manufacture and Assembly


     The Company performs assembly and manufacturing services for other manufacturers and vendors of medical, communications, computer graphics and consumer electronic products at its Salt Lake City manufacturing facility. In the current fiscal year, the Company has provided manufacturing and assembly services for such customers as Alton Dean, Infinity Group, Evans & Sutherland, Wavephore and TSI. In the first nine months of 1997, revenues from contract manufacturing and assembly services represented approximately 33% of the Company's total revenues.


Markets and Distribution


     The principal markets for the Company's wireless communications products are original equipment manufacturers ("OEM's") which utilize the Company's products and technology in their own equipment and products, and value added resellers and systems integrators ("VAR/Integrators") which use the Company's products, along with hardware and software from other vendors, in systems which they design and sell to meet their customers' data processing, transmission, collection, storage, security and other related needs.

     Marketing to OEM's and VAR/Integrators involves establishing and increasing prospective customers' awareness of the Company's products and technology. This is accomplished through direct mail and print advertising, and through promotional activities which include direct contacts with trade journal editors, industry analysts and other opinion makers. More direct sales activity includes research to identify specific OEM's and VAR/Integrators whose products and services make them potential buyers of the Company's products and technology, and direct sales efforts to introduce the Company to the potential customers. Early contacts, if successful, are likely to involve very detailed technical discussions between the Company's and the prospective customer's engineers and researchers. The Company's objective at this stage is to demonstrate how its existing products and technology and/or its capacity to custom design and develop products can benefit the customer. The prospective customer's objective, of course, is to find sources of such products and technology.

     The Company also markets its wireless products through a manufacturer's representative. This is a relatively new phenomenon for the Company since it only recently reached the point at which it has had fully developed products commercially available. Although it has only one representative at the present time, the Company expects to add additional representatives as its product line expands.

     The Company's contract design and development capabilities are an integral part of its overall product and technology marketing effort. All of the Company's design and development contract revenues in 1997 have resulted from contracts in which technology was customized and/or further developed to meet its client's specific product needs, with the Company generally retaining ownership or partial ownership of technology developed under the Contract and the right to manufacture and sell to others products which employ that technology but which are outside the client's applications. As indicated above, the Company is not seeking design and development contracts on a purely "fee for services" basis at the present time.

     The Company's marketing activities as relate to its contract manufacturing and assembly capabilities have been limited, and consist primarily of direct selling efforts directed to past and existing customers, and to prospective customers who contact the Company or are located in the Company's immediate geographic area. In the foreseeable future, the Company expects to concentrate its available marketing resources in the marketing of proprietary products and technology, rather than its contract manufacturing and assembly service capabilities.


Competition

     The Company has a number of current competitors in all aspects of its business, many of which competitors have substantially greater financial, marketing and technological resources than the Company, and which include such industrial giants as Panasonic, Motorola, Sony and AT&T. The Company intends to compete with these companies by concentrating on certain product or service niches within the overall market. However, most of the Company's competitors offer products which have one or more features or functions similar to those offered by the Company, and many have the resources available to develop products with features and functions, competitive with or superior to those offered by the Company. There can be no assurance that such competitors will not develop superior features or functions in their products or that the Company will be able to maintain a lower cost advantage for its products.

     A key element of the Company's competitive strategy is to align itself with major manufacturers by developing proprietary products or technology that can be incorporated into its "partner manufacturers'" products. In addition to being compensated for its services relative to the development of the partners' products, the Company would share in the success of products which used the Company's component or technology through a royalty or similar arrangement. The Company believes that its agreements with KME and Williams, described above under the caption "-- Contract Design and Development", illustrate the manner in which the Company can "partner" with much larger, established companies to access mass markets for its proprietary wireless communications products and technology.


Facilities


     The Company's executive offices and principal administrative offices and manufacturing facilities are located in approximately 20,079 square feet of space at 150 Wright Brothers Drive in Salt Lake City, Utah, which is leased at a monthly cost of $11,266 for base rental and allocable common area maintenance charges. The Company also pays for certain utility expenses. The lease for these premises expires May 31, 1998.

     The Company's principal engineering facility is located in the Utah Valley Business Park, American Fork City, Utah. This facility is leased at a monthly cost of $9,849 for base rental and allocable common area maintenance charges. The Company also pays for certain utility expenses. The Company's lease for the facility expires June 30, 1998. This facility, which occupies approximately 9,685 square feet, was leased by DRCC prior to the Company's acquisition of DRCC, and housed DRCC's manufacturing facilities. After the acquisition, the Company consolidated DRCC's manufacturing operations with those of the Company at the Company's Salt Lake City facility.

     The Company also maintains small offices in Overland Park, Kansas and in Goric, New Hampshire.

     The Company believes that its facilities are satisfactory for its present scale of operations. The Company presently is considering a number of options to increase its manufacturing capacity, including, at a minimum, consolidating its existing manufacturing and engineering facilities into a single larger facility during 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook".

     The Company owns most of its manufacturing equipment, and obligations under existing equipment leases are not material. In connection with any expansion of its manufacturing facilities, however, the Company is likely to lease, as well as to purchase, additional equipment and, in December 1997, ordered approximately $650,000 of test equipment and development simulation software which is expected to be delivered in the first half of 1998.

Employees

     As of December 31, 1997, the Company had 82 employees, of whom one was part-time. Of these employees, 14 were classified as executive or administrative personnel; 23 engineering; 33 production and manufacturing, including contract manufacturing; and 12 sales and marketing. The Company's employees do not belong to a collective bargaining unit, and the Company is not aware of any labor union organizing activity. The Company considers its employee relations to be satisfactory.


Patents and Intellectual Property

     The Company believes that reliance upon trade secrets, copyrights and unpatented proprietary know-how in conjunction with the development of new products is at least as important as patent protection in its business since most patents provide fairly narrow protection, and are of limited value in areas of rapid technological change. Further, patents require public disclosure of information which may otherwise be subject to trade secret protection. The Company presently owns two United States patents covering antenna technology, which were acquired in the Austin Antenna acquisition, and has a United States patent application pending which covers "spread spectrum" demodulation technology. "Spread spectrum" communication is a method for transmitting and receiving coded information which is resistant to interference due to the fact that the transmission is spread over a large bandwidth. This method requires, however, that both the transmitter and the receiver have the same spreading code (i.e., a pre-determined, fixed pattern) used to spread the information over the larger bandwidth. The purpose of the technology covered by the Company's patent application is to recover and remove the spreading code from a transmission signal, and thus obtain the original information, in a simpler, less expensive manner.

     Under the terms of a litigation settlement entered into with a former co-venturer, the Company has agreed that its former co-venturer is entitled to full and equal ownership with the Company, of the spread spectrum demodulation technology covered by the patent application, including the right to incorporate, develop, utilize and exploit the technology. Any uses or products developed or derived from such technology, however, shall be the sole property of the party which develops or derives such uses or products. In addition, if one of the parties elects to prosecute the patent application prior to final acceptance or rejection by the U.S. Patent Office, failure by the other party to contribute equally to the costs of prosecuting the application result in the loss of its rights to the technology. At this time, the Company does not have any plans to prosecute this patent application, and is unaware of any plans by its former co-venturer to prosecute the application.

     Generally, the Company enters into confidentiality and invention assignment agreements with its employees, and includes provisions in contracts with its development contract customers intended to protect its proprietary technology, "know how" and other trade secrets. The Company also claims copyright protection for its circuit boards and software. However, there can be no assurance that the Company's proprietary technology will be protected or remain a trade secret, or that others will not develop or propose similar technology. See "Risk Factors -- Intellectual Property Rights".

     The Company does not presently own any trademarks. It intends to pursue registration on trademarks associated with key products in the future. See "Risk Factors -- Intellectual Property Rights".



Legal Proceedings

     Although action has not been initiated, the Company's former Chief Financial Officer has threatened litigation against the Company following his resignation from that office and as a director of the Company in October 1997. The resignation was the result of a dispute over compensation involving, among other things, a claim by the former officer and director that the Company had agreed to grant him options to purchase 275,000 shares of the Company's Common Stock at a price of $2.00 per share in connection with his employment, and had later disaffirmed such obligation. Because of the number of shares involved in this unasserted claim, and the difference between the current market price for the Company's Common Stock and the exercise price of the options claimed, the expense to the Company for financial reporting purposes would be material if the former officer should initiate and prevail in litigation over these claims. The Company intends to vigorously defend any such action.

                                  MANAGEMENT



Executive Officers and Directors


     The current executive officers and directors of the Company are as follows:

               Name                   Age                           Position
               ----                   ---                           --------
David D. Singer ..................    48     Chairman of the Board of Directors, President, Chief
                                             Executive Officer and a Director
William E. Chipman, Sr. ..........    52     Chief Financial Officer and Director of Mergers and
                                             Acquisitions
Philip A. Bunker .................    45     President of DRCC and a Director
Donald I. Wallace ................    53     Vice President -- Telemetry and SCADA Division
Stuart Biddulph ..................    59     Vice President -- Engineering
Eric Lee Williams ................    33     Vice President -- Manufacturing
Brian W. Pettersen ...............    40     Director
Thomas E. Sawyer, Ph.D ...........    65     Director
George Denney ....................    60     Director


     David D. Singer - Mr. Singer was appointed President of the Company in November 1996, and became a Director in February 1997. From 1977 to 1983, Mr. Singer was President of CSL Energy Controls, Inc., a company specializing in third party energy conservation. From 1983 to 1985, Mr. Singer was a special consultant to the General President of the Sheetmetal Workers Association. From 1985 to 1988, Mr. Singer was Vice President First Municipal Division, Bank One Leasing Corporation. From 1989 to 1994, Mr. Singer was President of Highland Energy Group. From 1991 to 1996, Mr. Singer was employed by Navtech Industries, Inc., an electronic assembly company, as Vice President Sales and Marketing from February 1994 to July 1995, and as President and Chief Operating Officer from July 1995 to July 1996.

     William E. Chipman, Sr. - Mr. Chipman has served as Director of Mergers and Acquisitions for the Company, with the primary responsibility for seeking acquisition opportunities, and negotiating and implementing acquisitions by the Company, since the DRCC acquisition, and has served as acting Chief Financial Officer of the Company since October 22, 1997. Mr. Chipman was the Chief Financial Officer and a director of DRCC from August 1994 to February 1997 when the Company acquired DRCC. From 1992 to 1994, Mr. Chipman served as CFO of MHB Technology, Inc., a technology holding company specializing in contract manufacturing, security access products and high speed modems.

     Philip A. Bunker - Mr. Bunker was a co-founder, and is President and Chief Executive Officer, of DRCC, and has served as a Director of the Company since its acquisition of DRCC. From 1982 to 1986, Mr. Bunker was Vice President of CAECO, Inc. ("CAECO"), a semiconductor circuit design software company. While at CAECO, Mr. Bunker and his engineering team developed a computer-aided program used in advanced integrated circuit design programs such as Motorola's 68020 and 68030 and National's 32000 microprocessors. CAECO was subsequently sold to Mentor Graphics. From 1986 to 1991, Mr. Bunker was the President of Desert Digital, a company that was acquired by DRCC in 1992.

     Stuart Biddulph - Mr. Biddulph is the Company's Vice President of Engineering. He was Vice President of Engineering of DRCC prior to its acquisition by the Company. Prior to joining DRCC in June 1996, Mr. Biddulph was Director of Engineering at Comsat RSI Plexus Corporation, a position held since 1995. From 1989 to 1995, Mr. Biddulph was a Project Manager for Sattel Technologies, Inc.

     Donald I. Wallace - Mr. Wallace was appointed Vice President -- Telemetry and SCADA (i.e., Systems Control and Data Access) Division of the Company in January 1998. Prior to his employment by the Company, Mr. Wallace was employed, from December 1995, as President of PrimeLink, Inc., a Lenexa, Kansas company which Mr. Wallace founded to engage in the development and marketing of wireless telemetry products for remote meter reading. Between September 1991 and November 1995, Mr. Wallace was employed as the President of Arcom Control Services, Inc., which developed and marketed computer-based monitoring and control products for the oil and gas industry.

     Eric Lee Williams - Mr. Williams was appointed Vice President -- Manufacturing of the Company in January 1998. Prior to joining the Company, Mr. Williams was employed from June 1995 to January 1998 as a Manager of Manufacturing by 3Com Corp., a broad based supplier of networking systems and related products, including routers, switches, modems and remote access and telephony products. Prior to his employment by 3Com, Mr. Williams was employed as General Manager of Navtech Industries, Inc. from December 1992 to June 1995.

     Brian W. Pettersen - Mr. Pettersen has served as a Director of the Company since February 1996, and was elected a member of the Audit Committee of the Board in February 1998. Mr. Pettersen served as Executive Vice President of the Company from February 1996 to December 1997. From 1980 to 1992, Mr. Petersen served as Trading Manager for Covey & Co., a retail full service securities brokerage firm. From 1992 to 1995, Mr. Pettersen served as a Wholesale Trader for the Paulson Investment Company. From 1995 to the present, Mr. Pettersen has served as President of Utah Internet Services, a full service Internet provider.

     Thomas E. Sawyer - Dr. Sawyer was elected a director and member of the Audit Committee of the Board of Directors of the Company in February 1998. Since November 1996, Dr. Sawyer has served as Chairman of the Board Emeritus, and is a member of the Audit and Finance Committees, of NACT Telecommunications, Inc., a publicly-held company (Nasdaq: NACT) based in Orrem, Utah, which designs, develops and manufactures hardware and software elements for advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities. Dr. Sawyer was a founder of NACT and served as its Chairman and Chief Executive Officer from October 1988 to March 1996. Dr. Sawyer also the Chief Technology Officer, director and member of the Executive Committee of GST Telecommunications, Inc., a publicly owned (AMEX: GST) provider of a broad range of integrated telecommunications products and services and the parent corporation of NACT, which is based in Vancouver, Washington.

     George Denny - Mr. Denney was elected a director of the Company in February 1998. Mr. Denny founded Cole-Haan in 1975, and has served as Chairman of Cole-Haan since its inception. Cole-Haan was acquired by NIKE, Inc. in 1988. Headquartered in Yarmouth, Maine, Cole-Haan designs and sells fine dress and casual footwear and accessories.


Other Significant Employees

     In addition to its Executive Officers and Employees, the Company believes that the following employees will make significant contributions to the
Company:

David Andrus ..............   44     Director of RF Engineering
Jeffrey G. Ballif .........   31     Manager of Digital and Software Services
Lance King ................   36     Director of Marketing


     David Andrus - Mr. Andrus joined the Company has Director of RF Engineering in April 1997. Prior to joining the Company, Mr. Andrus owned and operated Innovatronics Engineering, a Radio Frequency and Data Communications Consulting Firm which he formed in 1987.

     Jeffrey G. Ballif - Mr. Ballif was a co-founder of DRCC and, since 1992, has been one of its principal project leaders. He has directed and/or participated in a variety of embedded system hardware and software design projects for the DRCC and, since the Company's acquisition of DRCC in February 1997, for the Company. Projects and responsibilities have included: modem firmware modifications, fax modem debugging, telephone line switching product design, digital modem design and firmware data modems to meet European requirements. Prior to 1992, Mr. Ballif was an engineer at Desert Digital.

     Lance King - Mr. King is the Company's Director of Marketing, and was the Director of Marketing of DRCC prior to its acquisition by the Company. Mr. King served as Director of Marketing of MHB Technology, Inc. from 1992 to 1994, prior to which he was Vice President of Sales and Marketing for Intelligent Modem Corp.

Corporate Governance Standards


     The Company intends to apply to have its Common Stock approved for quotation on The Nasdaq Stock Market, Inc. SmallCap Market following the date of this Prospectus. Issuers whose securities are quoted on the SmallCap Market are required to comply with certain corporate governance standards, including a requirement that at least two directors of the issuer be "independent" directors, and that the issuer have an audit committee, a majority of the members of which are "independent" directors. The Company believes it is in compliance with these requirements.


Compensation of Executive Officers

     David D. Singer, the Company's Chairman, President and Chief Executive Officer, has been functionally employed in those positions since October 1996, although he was not formally appointed to those positions by the Board of Directors until February 1997. Mr. Singer's current annual salary is $120,000. He does not have a fixed term employment contract with the Company.

     The table below sets forth information concerning compensation paid in 1997 to Mr. Singer. Except as indicated in the table below, no executive officer of the Company received compensation of $100,000 or more in 1997.

                          Summary Compensation Table

                                                      Annual Compensation
                                          -----------------------------------------
                                                                      Other Annual
                                                                      Compensation
   Name and Principal Position     Year    Salary ($)    Bonus ($)         ($)
--------------------------------  ------  ------------  -----------  --------------
David D. Singer, ...............  1997    $120,000         -0-        (2)
 President(1)
                                           Long Term Compensation
                                  -----------------------------------------
                                            Awards                Payouts
                                  ---------------------------  ------------
                                                  Securities                        All
                                    Restricted    Underlying                       Other
                                      Stock        Options/        LTIP           Compen-
   Name and Principal Position     Award(s)($)      SARS(#)     Payouts($)       sation($)
--------------------------------  -------------  ------------  ------------  ----------------
David D. Singer, ...............      -0-          300,000         -0-            225,000(3)
 President(1)

------------
(1) Mr. Singer was acting President and Chief Executive Officer of the Company from October 1996 to February 3, 1997, when he was formally appointed President, Chief Executive Officer and Chairman of the Board of Directors.

(2) Mr. Singer did not receive compensation reportable as "Other Annual Compensation" which exceeded 10% of his salary.
(3) Represents compensation expense accrued by the Company in the fourth quarter of 1997 in respect to options granted to Mr. Singer to purchase 300,000 shares of Common Stock at an exercise price of $6.50 per share, which was $2.25 below the fair value of such shares based on the closing bid price of the Company's Common Stock on the OTC Electronic Bulletin Board on the date of grant.

     The following tables set forth certain information regarding options granted to Mr. Singer in 1997, and options owned by Mr. Singer at December 31, 1997:

                     Option/SAR Grants in Last Fiscal Year

                                Number of       Percent of Total
                               Securities         Options/SARs      Exercise
                               Underlying          Granted to       or Base                          Grant
                              Options/SARs        Employees in       Price      Expiration         Date Fair
           Name                Granted (#)        Fiscal Year        ($/Sh)        Date            Value ($)
-------------------------   ----------------   -----------------   ---------   ------------   ------------------
David D. Singer .........        300,000(1)    27.6%               $ 6.50       11/10/02           1,170,000(2)

------------
(1) The stock options are exercisable as follows: 50,000 upon grant and 62,500 each on May 10, 1998, November 10, 1998, May 10, 1999 and November 10, 1999.

(2) The Grant Date Fair Value was computed using the Black-Scholes option-pricing model with the following assumptions: 0.0% dividend yield; 54.3% expected volatility; 5.2% risk-free interest rate; and 2.0 years expected life of the options; with the fair value of the underlying Common Stock deemed equal to the OTC Electronic Bulletin Board closing bid price of $8.75 on the date of grant.

            Aggregated Option/SAR Exercises in Last Fiscal Year and
                         Option/SAR Values at 12/31/97

                                                  Number of Securities Underlying
                                                          Unexercised
                                                      Options/SARs at Fiscal         Value of Unexercised
                          Shares                            Year-End             In-The-Money Options/SARs at
                         Acquired                             (#)                    December 31, 1997 ($)
                            on                     ------------------------------  -----------------------------
                         Exercise       Value
         Name               (#)      Realized($)    Exercisable    Unexercisable    Exercisable    Unexercisable
----------------------  ----------  -------------  -------------  ---------------  -------------  --------------
David Singer .........     -0-          -0-           50,000         250,000         312,500        1,562,500

     For the purpose of computing the value of "in-the-money" options at December 31, 1997, in the above table, the fair market value of the Common Stock at December 31, 1997, is deemed to be $12.75 per share, which was the average of the last reported trade of such shares on the OTC Electronic Bulletin Board on such date.


Directors' Compensation

     Two directors of the Company, Jonathan Rahn (who resigned as a director in December 1997) and Brian W. Pettersen, received options in November 1997 to purchase shares of Common Stock (25,000 shares each) at a price of $6.50 per share in compensation for their services as directors. The Company has no formal plan to compensate directors for their services.

                      PRINCIPAL AND SELLING SHAREHOLDERS


     The Company had 10,378,974 shares of Common Stock outstanding at February 13, 1998. The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 13, 1998, and adjusted, assuming the sale of all Shares, to reflect such ownership by (i) each of the Company's executive officers and directors, (ii) all executive officers and directors as a group; and (iii) each other person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                Amount and Nature of
                                                Beneficial Ownership               Adjustments for Offering
                                          --------------------------------   -------------------------------------
                                                                                                  Ownership
                                                                                Shares        Assuming the Sale
          Name and Address of                   As of           Percent       Registered        of All Shares
            Beneficial Owner                   1997(1)        of Class(2)      for Sale   No. of Shares(1)  Percentage
---------------------------------------   ----------------   -------------   ------------ ---------------   ----------
(i) Directors and Executive
  Officers

David D. Singer, President, Chief .....        525,000(3)    5.0%                   -0-      525,000     5.0%
Executive Officer and Director
2873 South Ursula Court
Aurora, CO 80014

William E. Chipman, Sr., Chief ........        425,870(4)    4.1%               406,495       19,375        *
Financial Officer and Director
of Mergers and Acquisitions
150 Wright Brothers Drive
Suite 560
Salt Lake City, UT 84116

Philip A. Bunker, Secretary ...........        336,416(5)    3.2%               301,416       35,000        *
and Director
946 East 880 North
Orem, UT 84057

Stuart Biddulph(6) ....................         49,041         *                 39,041       10,000        *
Vice President -- Engineering
1303 N. Lakeview Drive
Provo, UT 84604

Donald I. Wallace .....................         10,000         *                    -0-       10,000        *
Vice President -- Telemetry and
SCADA
5912 Edgewater Drive
Overland Park, KS 66223

Eric L. Williams ......................            -0-       -0-                    -0-          -0-     -0-
Vice President -- Manufacturing
1358 McCormick Way
Salt Lake City, UT 84121

Brian W. Pettersen, Director ..........        339,000(7)    3.2%                   -0-      339,000     3.1%
2025 East Lincoln Circle
Holladay, UT 84124
Thomas E. Sawyer, Director ............         10,000         *                    -0-       10,000        *
548 West 630 South
Orem, UT 84058

George Denney, Director ...............         40,000         *                    -0-       40,000        *
28 Woodside Lane
Freeport, ME 04032

                                                 Amount and Nature of
                                                 Beneficial Ownership                 Adjustments for Offering
                                         ------------------------------------   -------------------------------------
                                                                                                     Ownership
                                                                                   Shares        Assuming the Sale
          Name and Address of                    As of             Percent       Registered        of All Shares
           Beneficial Owner                     1997(1)          of Class(2)      for Sale    No. of Shares(1)  Percentage
--------------------------------------   --------------------   -------------   ------------  ---------------   ----------
(ii) All Directors and Executive .....         1,735,327(8)     16.1%              746,952      988,375     9.1%
   Officers as a Group
  (9 Persons)
(iii) Other 5% Beneficial Owners

Michael Lauer ........................         2,538,000(9)     24.5%            1,967,500      570,500     5.4%
200 Park Avenue
Suite 3900
New York, NY 10166

Lancer Offshore LP ...................         1,123,750(10)    10.8%            1,023,750      100,000        *
200 Park Avenue
Suite 3900
New York, NY 10166

Lancer Partners, LP ..................           845,650(10)     8.2%              793,750       51,900        *
200 Park Avenue
Suite 3900
New York, NY 10166

Abraham J. Salaman ...................           638,250(11)     6.2%                  -0-      638,250     6.1%
c/o Trinity American Corp.
800 Kings Highway North
Suite 500
Cherry Hill, NJ 08034

------------
 * Less than one percent.
(1) Unless otherwise indicated, this column reflects shares owned beneficially and of record and as to which the named party has sole voting power and sole investment power. This column also includes shares issuable upon the exercise of options or similar rights which are exercisable within 60 days from the date of this Prospectus.

(2) In computing the percentage of shares beneficially owned by any person, shares which the person has the right to acquire upon the exercise of options or other rights held by such person within 60 days from the date of this Prospectus are deemed outstanding. Such shares are not deemed to be outstanding in computing the percentage ownership of any other person.

(3) Includes 50,000 shares issuable upon a presently-exercisable option granted under the Company's 1997 Stock Option Plan (the "1997 Plan "), but does not include options to purchase an additional 250,000 shares granted under the 1997 Plan but which is not presently exercisable and will not become exercisable as to any such shares within sixty days.

(4) Includes 17,316 shares issuable upon the exercise of DRCC Conversion Options and 10,000 shares issuable upon a presently exercisable 1997 Plan Option, but does not include options to purchase an additional 70,000 shares granted under the 1997 Plan which are not presently exercisable and will not become exercisable within sixty days.

(5) Includes 267,369 shares owned jointly with his wife, a total of 16,731 shares owned as custodian for his minor children under the Utah Uniform Gift to Minors Act, 17,316 shares issuable upon the exercise of DRCC Conversion Options and 35,000 shares issuable upon a presently exercisable 1997 Plan Option, but does not include 1997 Plan Options to purchase an additional 140,000 shares which are not presently exercisable and will not become exercisable within sixty days.

(6) Represents 39,041 shares issuable upon the exercise of DRCC Conversion Options, and 10,000 shares issuable upon exercise of a presently exercisable 1997 Plan Option. Does not include a 1997 Plan Option to purchase an additional 20,000 shares which is not presently exercisable and will not become exercisable within sixty days.

(7) Includes 95,000 shares owned jointly with his wife, 204,000 shares issuable upon the exercise of options granted in December 1996 and January 1997 in recognition of past services, and an option to purchase 25,000 shares granted under the 1997 Plan.

(8) Includes 73,673 shares issuable upon the exercise of DRCC Conversion Options, 130,000 shares issuable upon presently exercisable 1997 Plan options, and 204,000 shares issuable upon other presently-exercisable options granted by the Company, but does not include options to purchase 480,000 shares granted under the 1997 Plan which are not presently exercisable and will not become exercisable within sixty days.

(9) Of these shares, 400,000 are owned by Mr. Lauer in street name; 1,123,750 are held directly and of record by Lancer Offshore, Inc.; 845,650 are held directly and of record by Lancer Partners, LP; and 168,600 are held directly and of record by Lancer Voyager. Mr. Lauer is believed to control the voting and disposition of these shares by virtue of being the investment manager for these entities. He is also the general partner of Lancer Partners LP. None of the shares owned by Mr. Lauer and held in street name are included in the Shares registered for sale.

(10) Michael Lauer is deemed to be an indirect beneficial owner of these shares.

(11) Includes 363,250 shares owned directly and of record by Trinity American Corp. (113,250 shares) and Cherry Hill, Inc. (250,000 shares). Also includes 275,000 shares owned of record by Robsal, Inc. which Mr. Salaman has the right to vote, but as to which he disclaims any other beneficial interest.

(12) Includes 370,000 shares owned directly and of record by Roslyn Maxwell, Daniel Maxwell's wife, and 150,000 shares issuable upon the exercise of options granted to Mr. Maxwell in December 1996 in recognition of past services.

     Selling Shareholders not named above, and the number of Outstanding Shares owned by each such Selling Shareholder prior to the offering, is set forth in the table below. Unless otherwise indicated, all shares owned by the Selling Shareholders listed are being registered for sale and, if sold, would reduce the Selling shareholder's ownership interest in the Company to zero.

                                                                           NO. OF
NAME                                                                 OUTSTANDING SHARES
----                                                                -------------------
     Jeffrey G. Ballif ...........................................        216,255(1)
     Robert Kresge ...............................................          5,460
     Robert Short ................................................         36,982
     Penny Warr & Dorothy Warr ...................................          1,394
     Albert Walla ................................................          2,231
     Smith Barney, Inc. custodian FBO Robert K. Beardall .........          5,460
     Russell J. Verducci .........................................          2,231
     Dennis A. Joaquin & Jeff M. Joaquin .........................          1,673
     Vito Catalano ...............................................          1,115
     Ronald Z. Plotkin and Kenneth Mendelson .....................          1,115
     Hans Rech & Rose Marie Rech .................................          3,346
     Salvatore J. Galletto .......................................          4,462
     Patricia A. McDonald ........................................          1,115
     Michael McGlone .............................................          1,115
     Xiaoming Xiong ..............................................            558
     Yixing Qi ...................................................            558
     William Hungerville .........................................         10,039
     Timothy Alsdorf .............................................          1,115
     Frank Michel ................................................          4,462
     Michael Plaza & Carol Plaza .................................          2,231
     Barbara A. Schwartz & John H. Rech JTWROS ...................          1,115
     Thomas D. Rech & Valerie Rech ...............................          1,115

                                                                       NO. OF
NAME                                                            OUTSTANDING SHARES
-----                                                           -------------------
     Jerald W. Davidson & Marian Davidson ....................          2,231
     Louis H. Merzario .......................................          1,115
     Jose D. Clemente, Jr. ...................................          1,115
     Andreas F. Pozzi ........................................          1,004
     Maurice Shmueli .........................................            112
     Ronald L. Piasecki ......................................         40,000
     Jeff Walker .............................................            558
     Richard T. Mallen .......................................         11,154
     Tony Mei ................................................            558
     Nelson Wai ..............................................            558
     Winn B. Pierce & Janet Pierce ...........................            167
     Lon R. Hunsaker Trust ...................................            167
     Mike Woodard & Debbie Woodard ...........................            558
     Russell Woodard & Jana Lee Woodard ......................            335
     Halina Mjerezjewska .....................................          2,231
     Howard A. Berger & Dorothy G. Berger, JTWROS ............          6,115
     XLCR, Inc. ..............................................          2,625
     Gail Isaksen ............................................          1,115
     Vito Catalano, C/F Matthew Healy ........................            557
     Vito Catalano, C/F Joseph Healy .........................            558
     Ronald T. Steinberg, Robert Steinberg, Arthur Steinberg
      & Mitchell Steinberg, JTWROS ...........................          1,115
     Bill B. Cowser ..........................................          1,701
     Craig Wise C/F Kyle Chipman .............................          1,115
     Craig A. Wise ...........................................          5,577
     Loomis J. Grossman, Jr. .................................          6,065
     Joyce A. Demorest .......................................          2,231
     Henry P. Juco ...........................................          1,115
     Bruce Ender .............................................            558
     Rodney M. Juco ..........................................          1,115
     Pensco Pension Service for Aileen Belarmino .............            558
     Vincent P. Sharrock .....................................            558
     John F. Folan ...........................................          2,231
     Paul J. Fiorello ........................................          1,115
     Pensco Pension Service for Johannes C. Kaashoek .........          1,115
     Richard A. Grossman .....................................          6,065
     Harald Justnes, Jr. .....................................          2,231
     Russel J. Redgate .......................................          2,500
     Robert L. Weeks .........................................        211,516
     Charter Small Business Network ..........................         26,771
     Stephen R. Field ........................................          1,115
     William G. Schwartz .....................................          6,065
     Robert Beyersdorier, Jean Beyersdorier ..................            223
     Daniel B. French ........................................         18,195
     Stephen C. Sadtler ......................................         35,695
     John C. Decas ...........................................          4,462
     Decas Companies Pension Plan ............................          3,346
     Martin H. Garvey ........................................         30,000
     Craig Wise C/F Ryan Chipman .............................          1,115
     Kent Huff ...............................................          5,577
     Dianne Gill .............................................          1,115
     Gibbs V. Bray ...........................................          4,183

                                                                                   NO. OF
NAME                                                                        OUTSTANDING SHARES
----                                                                        -------------------
     Paine Webber CF Domina H. Suprenant .................................          1,115
     Vera Rose Burd ......................................................          2,231
     Robert Abreu ........................................................          1,115
     James Hurley ........................................................          1,115
     Dennis Saluti .......................................................          2,231
     Thomas R. Reilly ....................................................          2,231
     Herbert T. Etzold ...................................................          1,115
     Edward Turi & Lisa Turi .............................................          6,693
     J. P. Ranch .........................................................         71,526
     Capital Holdings Partnership ........................................        121,815
     Prudential Securities Agreement CF SRF ..............................            120
     Robert L. Field & Stephen R. Field, Ttees ...........................         22,586
     SRF TTEE of the Profit Sharing Plan of the Law Office of SRF ........          1,360
     Michael S. Davis ....................................................          5,577
     W. H. Highleyman TTEE Sombers Assoc., Inc. Profit Sharing Plan ......          1,115
     Alix Michel .........................................................          2,231
     Jay Rosenberg .......................................................          5,577
     James A. Burke ......................................................          1,115
     Nava Sarver .........................................................          4,462
     Donald Lyman & Gloria Lyman .........................................          3,718
     Robert J. Witt ......................................................          2,231
     Chris Watkins .......................................................          3,000
     Kim D. Isaacson .....................................................          3,135
     David Politis .......................................................         10,513
     Stephen Cowser ......................................................            139
     Jack Berg ...........................................................            279
     George Denny ........................................................         40,000
     Horse Trader Investments ............................................          6,163
     Kevin & Tracey Tolbert ..............................................          3,083
     Stan & Beth Tolbert .................................................          3,083
     Steve Bench .........................................................          5,000
     Carmello Catalano ...................................................          2,857
     Chris & Pat Chipman .................................................          8,500
     David Michael Chipman ...............................................          5,600
     Sean Edward Chipman .................................................          5,600
     Virginia Chipman ....................................................          1,150
     Ray Doucet ..........................................................         10,311
     Karen Eamons ........................................................            112
     Jeff Fishman ........................................................         10,000
     Jeff Joaquin ........................................................          3,000
     Lyle O. & Melissa W. Keys ...........................................          2,857
     Lance King ..........................................................         10,000
     Art Larsen ..........................................................            167
     Michael Lukes .......................................................          1,000
     Nate Morgan .........................................................          1,000
     Jeff Shields ........................................................          1,000
     Earl Stevens ........................................................          6,164
     Stephen Tarbet ......................................................          2,000
     Curtis Ward .........................................................          2,000
     Gerald Wilson .......................................................          6,000
     3172040 Canada Inc. .................................................            606
     3172066 Canada Inc. .................................................            606

                                    NO. OF
NAME                                                   OUTSTANDING SHARES
----                                                   -------------------
     3172074 Canada Inc. ............................             606
     Digital Scientific, Inc. .......................          40,000
     Seven Syndicate, A General Partnership .........           5,000
                                                            ---------
          TOTAL .....................................       1,226,133
                                                            ---------


------------
(1) Does not include Option shares, as set forth in the table below.

     Holders of DRCC Conversion Options (other than directors and executive officers of the Company, whose ownership is disclosed in the table on pages 29 and 30), and the number of Option Shares which each has the right to purchase upon the exercise of such Options, are as follows:


                                       NO. OF
      NAME                          OPTION SHARES
      -----                        --------------
      Jeffrey G. Ballif .........      13,943
      Lance King ................      20,212
      David Politis .............       8,366
      Arthur Larsen .............         167
      Bob Kresge ................       1,116
      Charlotte Hankins .........         781
      Floyd Bailey ..............         112
      Glade Johnson .............      10,597
      Judy Harris ...............         558
      Judy Sperry ...............      10,039
      Lesie Carter ..............         112
      Nancy Croft ...............         224
      Rich Sawyer ...............       3,012
      Rob Carrier ...............         223
      Shayne Miller .............         893
      Solomone Liukaina .........         502
      Stephen Cowser ............      27,887
      Tondra Duran ..............         335
                                       ------
      TOTAL .....................      99,079
                                       ------

                             PLAN OF DISTRIBUTION


     Outstanding Shares will be sold for the account of Selling Shareholders, and none of the proceeds from the sale of Outstanding Shares will be received by the Company. Option Shares will be sold by the Company upon the exercise of DRCC Conversion Options. If all DRCC Conversion Options were exercised, the Company would receive $345,098 in payment for Option Shares.

     Outstanding Shares may be offered and sold, and Option Shares acquired by holders of DRCC Conversion Options may be resold, from time to time as market conditions permit in transactions that may take place in the over-the-counter market, including block trades, ordinary brokers' transactions, privately negotiated transactions or through sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with such sales. The Company will bear all expenses (other than underwriting discounts and selling commissions, state and local transfer taxes, and fees and expenses of counsel or other advisors to the Selling Stockholders) in connection with the registration of the Shares.

     With limited exceptions in the case of resales of Option Shares, the registration statement of which this Prospectus forms a part must be current at any time during which a Selling Stockholder sells any Shares. Any material changes which the Company, in its sole discretion, determines should be disclosed prior to the sale of Shares will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The names of any participating brokers or dealers, any applicable commissions or discounts and the net proceeds to the Selling Stockholders from such sale will be set forth in the applicable Prospectus Supplement as required.

     In connection with sales of Shares pursuant to the Registration Statement of which this Prospectus is a part, a Selling Shareholder offering such Shares and brokers and dealers who participate in the offer and sale of the Shares may be deemed "underwriters" as such term is defined in the Securities Act. In addition, persons using this Prospectus in the offer and sale of the Shares will be deemed to be engaged in a "distribution" of the Shares as such term is defined in Regulation M under the Exchange Act, and will be required to comply with Regulation M with respect to contemporaneous market activity and other provisions of such Regulation.

                              MARKET INFORMATION


     "Bid" and "asked" prices for the Company's Common Stock have been quoted on the Nasdaq OTC Electronic Bulletin Board since October 4, 1996, prior to which there was no public market for the Common Stock. Since October 4, 1996, actual trading of the Common Stock has been limited and, based upon sales figures furnished to the NASD by broker dealers who have quoted prices for the Company's Common Stock, the total trading volume between October 4, 1996, and December 31, 1997, was 1,137,700 shares. The table below sets forth for the periods indicated the high and low bid quotations as furnished by the NASD. These quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not necessarily represent transactions. The bid and asked prices for the Common Stock on February 13, 1998, were $9.06 and $9.75, respectively.
                                           High          Low
                                       -----------   -----------
         1996
         ----
         Fourth quarter ............   $  2.00       $  2.00
         (beginning 10/4/96)

         1997
         ----
         First quarter .............   $ 11.00       $  2.00
         Second quarter ............   $ 11.00       $  9.00
         Third quarter .............   $ 12.25       $  8.125
         Fourth quarter ............   $ 12.75       $  8.75

         1998
         ----
         First quarter .............   $ 12.125      $  9.06
         (through February 13, 1998)


     At December 31, 1997, the Company had approximately 350 beneficial owners of its Common Stock.


Outstanding Options

     At February 13, 1998, there were outstanding options to purchase a total of 1,367,796 shares of the Company's Common Stock at prices ranging from $0.18 to $6.50 per share, and expiring between June 30, 1998, and December 17, 2002. See "Description of Securities -- 1997 Stock Option Plan" and "-- Other Outstanding Options".


Shares Saleable Under Rule 144

     At February 13, 1998, the Company had outstanding 7,818,214 shares that were "restricted securities" as defined in Rule 144, promulgated by the Securities and Exchange Commission. Of these shares, 3,679,894 shares currently are saleable under Rule 144 upon the seller's compliance with the manner of sale and other conditions and limitations of that Rule. Rule 144 also requires that specified information concerning the Company must be available at the time any such sale is made. Following this offering, the Company will be subject to reporting requirements of the Securities Exchange Act of 1934, compliance with which also will satisfy Rule 144 "public information" requirements. Shares registered for sale by Selling Shareholders are restricted securities which are not currently saleable under Rule 144, but which would become saleable under that Rule by the holders of such securities at various times in 1998.


                     ORGANIZATIONAL AND OTHER TRANSACTIONS

Organization, Initial Capitalization and Purchase of Assets of Micro Security, Inc.

     The Company was formed in November 1995 to acquire certain assets that had been used in the business of Micro Security, Inc. ("Micro"). Contemporaneously with its organization, the Company entered into an agreement to acquire the Micro assets from Chocolate Leasing LLC ("Chocolate"), a limited liability company that had previously acquired those assets. The individuals principally responsible for organizing the Company were Abraham Salaman and Lynn Dixon, and the organizers of Chocolate were Gary Christensen, Gary Peterson, Dan Maxwell and Brian Pettersen. Messrs. Christensen, Peterson, Maxwell, Pettersen, Salaman and Dixon all may be considered "founders" or "promoters" of the Company. Messrs. Salaman and Dixon had no relationship with Chocolate prior to the Company's organization and, with the exception of Mr. Maxwell, none of the organizers of Chocolate had a relationship with Micro prior to the time that Chocolate acquired Micro's Assets. Mr. Maxwell had been an employee of Micro, which was a publicly-owned corporation.

     In connection with the purchase and sale of Micro assets, Mr. Christensen received $269,000 in redemption of his interest, which exceeded the amount he had invested by $69,000. Messrs. Maxwell, Peterson and Pettersen received shares of the Company's Common Stock (450,000, 105,000 and 105,000 shares, respectively) in consideration for their interests, through Chocolate, in the Micro assets, which assets had been acquired by them during 1995 at a cash cost of $150,000, $20,500 and $20,500, respectively, and, in the case of Messrs. Peterson, and Pettersen, for services valued by the Company for accounting purposes at $16,980 and $16,980, respectively. These shares were not physically issued by the Company until April 22, 1996. For accounting purposes, they are deemed to have been issued at various dates from April 1995 through November 1995 depending on when the recipients of such shares acquired their respective interests in Chocolate which were transferred to the Company in exchange for the shares.

     Also in connection with the Company's organization and initial capitalization, and the purchase of Micro assets, the Company issued 132,140 shares of Common Stock to Robsal, Inc. and Elvena, Inc., corporations controlled by or otherwise associated with Messrs. Salaman and Dixon, for cash ($5,000) and for services valued by the Company at $38,606. The Company also issued 320,000 shares of Common Stock to Jonathan D. Rahn, who also may be considered a founder or promoter of the Company, for services valued by the Company for accounting purposes at approximately $105,000, and borrowed $275,000 from Robsal, Inc., Elvena, Inc., three other corporations controlled by Messrs. Salaman and Dixon and/or their adult children (Cherry Hill, Inc., BRRD, Inc. and Stamatt, Inc.), Mr. Salaman's nephew and three other investors. These short term borrowings and accrued interest thereon at the rate of 6% were converted into 1,892,860 shares of Common Stock, an effective cash price of approximately $.15 per share, which was approximately $.08 per share, less than the value placed on the shares by the Company for accounting purposes. With the exception of 107,140 shares issued upon the organization of the Company, all of the aforementioned shares were issued in April 1996, following the consummation of the Company's acquisition of assets from Chocolate. For accounting purposes, the shares issued for services and finance fees (a total of 542,746 shares) are deemed to have been issued in November 1995, and the shares issued upon conversion of notes are deemed to have been issued in March 1996.

     Mr. Dixon served as the initial President and sole director of the Company until Mr. Peterson became a director, President and Chief Executive Officer, and Mr. Rahn became Secretary/Treasurer and a director, of the Company on November 16, 1995. Mr. Peterson remained President and a director of the Company until October 28, 1996. Mr. Maxwell was employed by the Company in a supervisory engineering and manufacturing position until December 31, 1997. Mr. Pettersen served as Executive Vice President of the Company through December 31, 1997, and is a Director. Mr. Rahn served as Secretary and a Director of the Company through December 12, 1997. None of the Company's other founders/ promoters is or has been employed by the Company.


Employment of David Singer


     In October 1996, the Company entered into an agreement with David Singer in connection with which Mr. Singer assumed the duties of Chief Executive Officer of the Company, and the Company agreed to acquire ECA Contract Assembly, Inc., which had been organized by Mr. Singer and a business associate of his to engage in contract manufacturing and assembly, in exchange for 500,000 shares of Common Stock. Since ECA did not have assets or operations at the time of the agreement, the shares acquired by Mr. Singer in this transaction (475,000 shares) were treated, for accounting purposes, as being issued for services, and have been valued by the Company at approximately $1.51 per share for accounting purposes. See Note 2 of Notes to Consolidated Financial Statements. As indicated in the Prospectus Summary, ECA was dissolved at the end of 1997, and the contract assembly operations previously conducted by ECA are now conducted directly by the Company.


Principal Capital Transactions

     In October 1996 through January 1997, the Company issued 2,357,857 shares of Common Stock to a total of 33 investors for cash (1,800,000 shares at $.33 per share, and 557,857 shares at $.35 per share), 11,000 shares in payment of accrued interest on a note at a price of $.45, and 5,629 shares in conversion of a note at $.35 per share. Purchasers included Lynn Dixon and Elvena, Inc. (245,629 shares); Trinity American Corp., a corporation owned and controlled by Mr. Salaman (113,250 shares), J.R. Consultants, Inc., a corporation owned and controlled by Mr. Rahn (75,500 shares), a number of other entities and individuals related to Messrs. Salaman and Dixon and other investors.

     During 1997, the Company issued a total of 2,000,000 shares of Common Stock raising a total of $4,000,000 (average cost of $2.00 per share) in direct private placements of Common Stock or units of securities consisting of Common Stock and Warrants, all of which were subsequently exercised. Michael Lauer, certain of his associates, and a number of institutional investors for which Mr. Lauer is the investment manager and/or general partner, were the purchasers of these securities. Mr. Lauer also purchased 400,000 shares of Common Stock in the financing transactions described in the preceding paragraph. In connection with these purchases, the investors were granted the right to require the Company to register the shares purchased, at the Company's expense, at any time within two years following their purchase, and to use its best efforts to keep the Registration Statement effective for a period of six months. The investors also were granted the right to include their shares in any other registration of shares by the Company. All of these shares are included in the Shares, i.e., have been registered in the Registration Statement of which this Prospectus is a part.


Acquisition of DRCC

     In February 1997, a majority of the shareholders of DRCC accepted an offer to merge DRCC into a subsidiary of the Company to be formed for that purpose, with the result that DRCC would become a wholly-owned subsidiary of the Company. Upon consummation of that merger, DRCC shareholders received
0.5577349 shares of the Company's Common Stock in exchange for each share of DRCC common stock outstanding prior to the merger, which resulted in the issuance of 1,798,100 shares of Common Stock by the Company. Outstanding options to purchase shares of DRCC common stock were converted on the same basis into options to purchase an aggregate of 201,900 shares of the Company's common stock at a weighted average price of $1.90. For accounting purposes, the shares issued to acquire DRCC were assigned a value of $4.44 per share, and the options were assigned a value of $3.42 per option.

     In connection with the merger, certain of DRCC's principal shareholders (Philip Bunker, Jeffrey G. Ballif and William E. Chipman, Sr.) and the Company entered into a Shareholders Agreement pursuant to which the Company agreed to include the shares of Common Stock which it issued or which were issuable upon the exercise of options issued in connection with the DRCC merger in any Registration Statement subsequently filed by the Company. As a result all such shares are being registered and are included in the Shares. Former DRCC shareholders also were granted the right to demand registration of their shares, subject to certain restrictions. The Shareholders Agreement also provided for the election of David Singer and Messrs. Bunker and Chipman (or, alternatively, of designees selected by Messrs. Bunker and Chipman) as directors of DRCC, to constitute a majority of its Board of Directors, so long as the Company owns any capital stock of DRCC. As a result of this Shareholders Agreement, control of the composition of the Board of Directors of DRCC, for all practical purposes, was permanently subject to the control of Messrs. Bunker and Chipman. As a result of DRCC's transfer of assets and liabilities to the Company in January 1998, these provisions of the Shareholders Agreement are no longer meaningful.


Short Term Loans From Officer

     In December 1997, the Company borrowed $125,000 from William Chipman, the Company's Chief Financial Officer, at an interest rate of 12%. The loan was due December 31, 1997, but is still outstanding. In addition to interest at the stated rate, the Company issued 9,375 shares of common stock to Mr. Chipman, valued by the Company for accounting purposes at $98,938, in consideration of his making this loan. The terms of the Company's borrowing from Mr. Chipman are substantially the same as terms negotiated at arms length with an unaffiliated party for a $200,000 short term loan concurrently with the loan by Mr. Chipman.


Sale of SecuriKey(R) Assets

     In January 1998, the Company sold its SecuriKey(R) assets to a corporation organized and controlled by Dan Maxwell. The sale price for these assets was approximately $373,000, all of which has been received by the Company. The "book value" of the assets sold was approximately $73,000.

                         DESCRIPTION OF CAPITAL STOCK


     The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, $.001 par value, of which 10,378,974 shares were outstanding as of February 13, 1998, and 1,000,000 shares of Preferred Stock, $.001 par value, of which no shares are outstanding.


Common Stock

     Holders of Common Stock are entitled to one vote for each share of Common Stock owned of record on all matters to be voted on by stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights and, accordingly, the holders of more than 50% of the outstanding shares can elect the entire Board of Directors. The holders of outstanding shares of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of assets legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the assets remaining after payment of all liabilities of the Company, subject to any liquidation preferences of outstanding preferred stock. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of Common Stock are validly issued, fully paid, and nonassessable.


Preferred Stock

     The Company's Board of Directors has the authority by resolution to issue up to 1,000,000 shares of preferred stock in one or more series and fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders. For example, the Board of Directors is authorized to issue a series of preferred stock that would have the right to vote, separately or with any other series of preferred stock, on any proposed amendment to the Company's Articles of Incorporation or on any other proposed corporate action, including business combinations and other transactions.


1997 Stock Option Plan

     On October 1, 1997, the Company's Board of Directors approved the 1997 Stock Option Plan (the "Plan"), subject to shareholder approval of the Plan, and reserved 1,500,000 shares of Common Stock for issuance upon options granted under the Plan.

     The Board has granted options to purchase a total of 937,044 of Common Stock at a price of $6.50 per share to persons then serving as executive officers, directors, key employees and other employees of the Company (a total of 31 individuals). The persons receiving options, and their capacities in which the options were granted, are as follows:

                                                                          Total       Shares
                           Name of Optionee                               Shares     Vested(1)
                           ----------------                             ---------   ----------
David D. Singer, President and a Director ...........................    300,000      50,000
Philip A. Bunker, President of DRCC and a Director ..................    175,000      35,000
Lance King, Director of Marketing ...................................     85,000       5,000
William E. Chipman, Sr., CFO ........................................     80,000      10,000
David Andrus, Director of Development Engineering ...................     30,000      10,000
Stuart Biddulph, Director of Engineering ............................     30,000      10,000
Brian W. Pettersen, Director ........................................     25,000      25,000
Jonathan D. Rahn, Director ..........................................     25,000      25,000
Jeffrey G. Ballif, Manager of Digital and Software Services .........     30,000      10,000
Other employees (22 individuals) ....................................    157,044      27,808
                                                                         -------      ------
    Total ...........................................................    937,044     207,808

------------
     Options which are not vested vest over 24 months from the date of grant, as follows: on May 10, 1998 - 164,809 shares; on November 10, 1998 - 179,809;
on May 10, 1999 - 184,309 shares; and on November 10, 1999 - 200,309 shares.
The options expire between November 10, 2002, and December 18, 2002, unless exercised prior to that date.

     The Plan and the grant of options under the Plan as described above were approved by shareholders of the Company on December 18, 1997.

     The purposes of the Plan are to provide incentives and rewards to those employees who are in a position to contribute to the long-term growth and profitability of the Company; to assist the Company to attract, retain and motivate personnel with experience and ability; and to make the Company's compensation program more competitive with those of other employers. The Company anticipates it will benefit from the added interest which such personnel will have in the success of the Company as a result of their proprietary interest.

     The Plan presently is administered by the Board of Directors, but the Board may establish a Stock Option Committee (the "Committee"), which consists of at least three directors, to administer the Plan. References to the "Committee" herein include the Board of Directors so long as it continues to administer the Plan directly.

     The Committee is authorized to select from among eligible employees, directors, advisors and consultants those individuals to whom options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of, the options. The Committee also is authorized to prescribe, amend and rescind terms relating to options granted under the Plan and the interpretation of options. Generally, the interpretation and construction of any provision of the Plan or any options granted thereunder is within the discretion of the Committee.

     The Plan provides that options may or may not be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code ("ISOs"). Only employees of the Company are eligible to receive ISOs, while employees and non-employee directors, advisors and consultants are eligible to receive options which are not ISOs, i.e. "Non-Qualified Options."

     The acquisition of shares upon exercise of an ISO will not result in recognition of income at the time. However, the excess of the fair market value of the shares acquired over the exercise price will constitute an item of tax preference, to be included in the optionee's computation of his "alternative minimum tax" for federal income tax purposes. If the optionee does not dispose of the shares issued to him upon the exercise of an ISO within one years of such issuance or within two years from the date of the grant of the ISO, whichever is later, any gain or loss realized by the optionee on a later sale or exchange of such shares generally will be a long-term capital gain or long-term capital loss. If the optionee sells the shares during such period, the optionee will recognize ordinary income for the year in which disposition occurs equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise of such ISO or the amount realized from such sale exceeded the amount paid for such shares.

     In the case of Non-Qualified Options, the optionee generally will recognize ordinary income upon exercise of the Non-Qualified Option in an amount equal to the difference between the option price, assuming that the option price equaled the fair market value of the Company's Common Stock at the time of grant, and the fair market value of the shares on the date of exercise. When the shares are sold, the grantee will generally recognize capital gain or loss equal to the difference between (i) the selling price of the shares, and (ii) the sum of the option price and the amount included in his income when the option is exercised.

     The terms of options granted under the Plan are determined by the Committee at the time the option is granted. Each option is evidenced by a written option document, which, together with the provisions of the Plan itself determines such terms as: when options under the Plan become exercisable; the exercise price of options granted under the Plan, which may not be less than 100% of the fair market value of the Common Stock on the date of the grant in the case of ISOs (110% in the case of optionees who own 10% or more of the Company's Common Stock on the date of grant); the term of the option; vesting provisions; and special termination provisions.

     An option is not transferrable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his lifetime or, in the event of his death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the optionee's death.


Other Options

     The Company has outstanding options to purchase 172,752 shares of Common Stock at prices ranging from $0.18 per share to $2.00 per share (average exercise price of $2.00 per share) issued in connection with the DRCC acquisition in order to convert DRCC options granted prior to the Company's acquisition of DRCC. The DRCC "conversion options" are subject to the terms and conditions of DRCC's Omnibus Stock Option Plan (the "DRCC Plan") pursuant to which the options originally were granted. The terms of the DRCC Plan are substantially the same as the Company's 1997 Stock Option Plan.

     The Company also has outstanding options to purchase 258,000 shares at a price of $.33 per share, which were granted to Gary Peterson, a former President and CEO of the Company, and to Brian Pettersen, a director of the Company who, at the time of grant, also was serving as the Company's Executive Vice President, in late 1996 and early 1997 in recognition of their prior service.

     The options described above are fully vested and expire between February 1, 1999 and December 20, 2001 in the case of the DRCC conversion options, and on June 30, 1998, in the case of the 258,000 options granted in December 1996 and January 1997.


Registration Rights of Certain Shareholders

     In connection with the Company's acquisition of DRCC, holders of DRCC common stock and options were granted the right to include shares issued or issuable upon the subsequent exercise of options issued in connection with that acquisition in any registration statement subsequently filed by the Company, and to require that their shares be registered in certain cases. See "Organizational and Other Transactions -- Acquisition of DRCC."

     In connection with certain financings, investors who purchased Common Stock of the Company at a price of $2.00 per share were granted the right to demand registration of their shares. See "Organizational and Other Transactions -- Principal Capital Transactions."


"Anti-Takeover" Provisions

     Although the Board of Directors is not presently aware of any takeover attempt or interest involving the Company, the Articles of Incorporation and Bylaws of the Company and the Nevada General Corporation Law (the "NGCL") contain certain provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of the Company by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions.

     Authorized but Unissued Shares: The authorized capital stock of the Company is 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. These shares of capital stock were authorized for the purpose of providing the Board of Directors of the Company with as much flexibility as possible to issue additional shares for proper corporate purposes, including equity financing, acquisitions, stock dividends, stock splits, employee stock option plans, and other similar purposes which could include public offerings or private placements. Other than with respect to shares of Common Stock reserved for issuance upon the exercise of options, as described above, the Company has no agreements, commitments or immediate plans for the sale or issuance of the additional shares of Common Stock or Preferred Stock at this time. However, shares of Preferred Stock could be issued quickly with terms calculated to delay or prevent a change in control of the Company without any further action by the stockholders. Stockholders of the Company do not have preemptive rights with respect to the purchase of these shares. Therefore, such issuance could result in a dilution of voting rights and book value per share of the Common Stock of the Company. No shares of Preferred Stock have been issued, and the Company has no present plan to issue any such shares.

     No Cumulative Voting: Neither the Company's Articles of Incorporation nor its Bylaws contain provisions for cumulative voting. Cumulative voting entitles each stockholder to as many votes as equal the number of shares owned by him multiplied by the number of directors to be elected. A stockholder may cast all these votes for one candidate or distribute them among any two or more candidates. Thus, cumulative voting for the election of directors allows a stockholder or group of stockholders who hold less than 50% of the outstanding shares voting to elect one or more members of a board of directors. Without cumulative voting for the election of directors, the vote of holders of a plurality of the shares voting is required to elect any member of a board of directors and present stockholders would be able to elect all of the members of the board of directors. The Company's founders did not provide for cumulative voting in the Articles of Incorporation of the Company because of a belief that each director should represent and act in the interest of all stockholders and not any special group of stockholders.

     Control Share Acquisitions: Sections 78.378 et seq. of the NGCL provide for notice to shareholders of a "control share acquisition", which is defined as the acquisition of 20% of the voting power of a Nevada corporation, or of voting power exceeding one-third of such total voting power by a person who owns 20% or more of such voting power prior to the acquisition, or a majority or more of such voting power by a person who already owns one-third or more of the voting power. Shareholders have the right to demand "fair value" for their shares if a control share acquisition occurs. The "control share" provisions limit the voting power of the acquiror in a control share acquisition, and permit a corporation to recover profits resulting from the sale of control shares in certain situations. The control share acquisition provisions of the NGCL apply only to Nevada corporations with a minimum of 100 shareholders of record who reside in Nevada and, for that reason, do not now apply to the Company.

     General Effect of Anti-Takeover Provisions: The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some stockholders might view to be in their best interests at that time. In addition, these provisions may have the effect of assisting the Company's current management in retaining its position and place it in a better position to resist changes which some stockholders may want to make if dissatisfied with the conduct of the Company's business.


Provisions Relating to Officers and Directors

     The Company's Articles of Incorporation contain a provision permitted by Nevada law which eliminates the personal liability of the Company's directors for monetary damages for breach or alleged breach of their fiduciary duty of care which arises under state law. Although this does not change the directors' duty of care, it limits legal remedies which are available for breach of that duty to equitable remedies, such as an injunction or rescission. This provision of the Company's Articles of Incorporation has no effect on directors' liability for: (1) breach of the directors' duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or known violations of law; and (3) approval of any transactions from which the directors derive an improper personal benefit.

     The Company's Articles of Incorporation also contain a provision providing for the indemnification of directors and officers to the fullest extent permitted under the NGCL.


Dividend Policy

     The Company has never paid and does not presently anticipate paying dividends on its Common Stock.


Transfer Agent

     Interwest Transfer Co., Inc., Suite 100, 1901 E. 4000 South, Salt Lake City, UT 84117, is the transfer agent and registrar for the Company's Common Stock.


             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

     Section 78.751 of the NGCL, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director of officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such person. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.


                                 LEGAL MATTERS


     The firm of Connolly Epstein Chicco Foxman Oxholm & Ewing, Philadelphia PA, has rendered an opinion that the Shares are (or, in the case of the Option Shares, when issued in accordance with the terms of the DRCC Conversion Options, will be) fully paid and non-assessable.


                                    EXPERTS

     The consolidated financial statements of World Wireless Communications, Inc. and subsidiaries as of September 30, 1997, and December 31, 1996 and 1995, for the nine months ended September 30, 1997, for the year ended December 31, 1996, and for the period April 10, 1995 (date or inception) through December 31, 1995, included in this Prospectus have been so included in reliance on the report of Hansen, Barnett & Maxwell, independent accountants, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of Digital Radio Communications Corporation and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, included in this Prospectus have been so included in reliance upon the report of Hansen, Barnett & Maxwell, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                             AVAILABLE INFORMATION

     The Company has filed a registration statement on Form S-1 (including all amendments and supplements thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the Shares offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the Exhibits filed therewith, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of such documents are not necessarily complete and, in each instance, reference is made to the Registration Statement or to the copy of such document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and Exhibits thereto can be obtained upon payment of a fee prescribed by the Commission or may be inspected free of charge at the public reference facilities and regional offices referred to below. Additional information with respect to this offering may be provided in the future by means of supplements or "stickers" to the Prospectus.

     Prior to the date of this Prospectus, the Company has not been subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Following the date of this Prospectus, the Company will be subject to Exchange Act reporting requirements and, in accordance therewith, will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission by the Company may be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Such reports, proxy statements and other information may also be obtained from the web site that the Commission maintains at http://www.sec.gov. Copies of these materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal offices in Washington, D.C., set forth above.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS




                                                                                             Page
                                                                                             ----
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF WORLD WIRELESS
 COMMUNICATIONS, INC. AND DIGITAL RADIO COMMUNICATIONS CORPORATION
 Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months
  Ended
   September 30, 1997 ....................................................................   F-2
 Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended
   December 31, 1996 .....................................................................   F-2

WORLD WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES
 Report of Independent Certified Public Accountants ......................................   F-4
 Consolidated Financial Statements
   Consolidated Balance Sheets as of September 30, 1997 and December 31, 1996
   and 1995 ... F-5 Consolidated Statements of Operations for the Nine Months
   Ended September 30, 1997 and
  1996
    (Unaudited), for the Year Ended December 31, 1996, and for the Period from April 10,
  1995
    (Date of Inception) through December 31, 1995 ........................................   F-6
   Consolidated Statements of Stockholders' Equity for the Period from April 10, 1995
  (Date of
    Inception) through December 31, 1995, for the Year Ended December 31, 1996, and for
  the Nine
    Months Ended September 30, 1997 ......................................................   F-7
   Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1997 and
  1996
    (Unaudited), for the Year Ended December 31, 1996, and for the Period from April 10,
  1995
    (Date of Inception) through December 31, 1995 ........................................   F-9
 Notes to Consolidated Financial Statements ..............................................   F-10
DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES
 Report of Independent Certified Public Accountants ......................................   F-22
 Consolidated Financial Statements
   Consolidated Balance Sheets as of December 31, 1996 and 1995 ..........................   F-23
   Consolidated Statements of Operations for the Years Ended December 31, 1996 and 1995 ..   F-24
   Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December
  31, 1995
    and 1996 .............................................................................   F-25
   Consolidated Statements of Cash Flows for the Years Ended December 31, 1996 and 1995 ..   F-26
   Notes to Consolidated Financial Statements ............................................   F-27


             WORLD WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS

     The following unaudited pro forma condensed consolidated statements of operations are to present the losses from operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 assuming the acquisition of DRCC was consummated as of January 1, 1996. The acquisition of DRCC was accounted for by the purchase method of accounting. The excess acquisition costs over the identifiable net assets acquired was allocated to purchased research and development and expensed at the acquisition date. This nonrecurring charge to operations has been eliminated from the pro forma results of operations.

     The following financial information was derived from, and should be read in conjunction with the separate historical consolidated financial statements of the Company and DRCC and the related notes to those financial statements, which are included elsewhere herein. These unaudited pro forma condensed consolidated statements of operations have been included herein for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained had the acquisition occurred January 1, 1996, or the results of operations which may be obtained in the future. In addition, future results may vary significantly from the results reflected in these pro forma statements of operations.


                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997




                                                       World           Digital              Pro Forma               Pro Forma
                                                     Wireless           Radio              Adjustments               Results
                                                 ----------------  ---------------  --------------------------  ----------------
Sales .........................................   $   2,371,619     $    134,585                $         --      $  2,506,204
Cost of sales .................................       1,858,169           77,344                          --         1,935,513
                                                  -------------     ------------                ------------      ------------
Gross profit ..................................         513,450           57,241                          --           570,691
                                                  -------------     ------------                ------------      ------------
Research and development expense ..............       2,239,143          323,456     (A)          (1,258,000)        1,304,599
General and administrative expense ............       2,210,395          201,896                          --         2,412,291
Amortization of goodwill ......................         985,634               --     (B)             197,127         1,182,761
Interest expense ..............................          34,426               --                          --            34,426
                                                  -------------     ------------                ------------      ------------
Total Operating Expenses ......................       5,469,598          525,352                  (1,060,873)        4,934,077
                                                  -------------     ------------                ------------      ------------
Loss from operations ..........................      (4,956,148)        (468,111)                  1,060,873        (4,363,386)
Benefit from income taxes .....................              --            4,653     (C)              (4,653)               --
                                                  -------------     ------------                ------------      ------------
Net loss ......................................   $  (4,956,148)    $   (463,458)               $  1,056,220      $ (4,363,386)
                                                  =============     ============                ============      ============
Net loss per common share .....................   $       (0.52)                                                  $      (0.45)
                                                  =============                                                   ============
Weighted average number of common
 shares used in per share calculation .........       9,513,177                      (D)             235,616         9,748,793
                                                  =============                                 ============      ============

                     FOR THE YEAR ENDED DECEMBER 31, 1996
Sales .........................................   $     618,505     $  1,386,478                $         --      $  2,004,983
Cost of sales .................................         662,184        1,006,366                          --         1,668,550
                                                  -------------     ------------                ------------      ------------
Gross profit ..................................         (43,679)         380,112                          --           336,433
                                                  -------------     ------------                ------------      ------------
Research and development expense ..............          92,932          440,125                          --           533,057
General and administrative expense ............       1,789,904        1,089,821                          --         2,879,725
Amortization of goodwill ......................              --               --     (B)           1,577,015         1,577,015
Interest expense ..............................       1,310,142           36,397                          --         1,346,539
                                                  -------------     ------------                ------------      ------------
Total expenses ................................       3,192,978        1,566,343                   1,577,015         6,336,336
                                                  -------------     ------------                ------------      ------------
Loss from operations ..........................      (3,236,657)      (1,186,231)                 (1,577,015)       (5,999,903)
Benefit from income taxes .....................              --           13,718     (C)             (13,718)               --
                                                  -------------     ------------                ------------      ------------
Net loss ......................................   $  (3,236,657)    $ (1,172,513)               $ (1,590,733)     $ (5,999,903)
                                                  =============     ============                ============      ============
Net loss per common share .....................   $       (0.85)                                                  $      (1.03)
                                                  =============                                                   ============
Weighted average number of common
 shares used in per share calculation .........       3,806,077                      (D)           2,000,000         5,806,077
                                                  =============                                 ============      ============

             WORLD WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS



(A) Purchased research and development in the amount of $1,258,000 was expensed at the date of the merger. This expense is a nonrecurring charge directly attributable to the acquisition and has been eliminated from the pro forma condensed statement of operation for the nine months ended September 30, 1997.

(B) Goodwill in the amount of $7,885,075 was recognized in connection with the acquisition, and is being amortized over a five-year period.

(C) The Company has had significant losses from operations and any tax benefit previously recognized by DRCC would not have been realized had the acquisition occurred at January 1, 1996; accordingly, the benefit from income taxes has been eliminated.

(D) The historical weighted average number of common shares used in the per share calculation was increased in 1996 by 1,798,100 common shares issued and by 201,900 common equivalent shares from stock options granted in connection with the acquisition of DRCC. The related increase in 1997 relates only to the period prior to the date of issuance of these common shares and stock options.

                           HANSEN, BARNETT & MAXWELL
                          A Professional Corporation
                         CERTIFIED PUBLIC ACCOUNTANTS


                                (801) 532-2200

Member of AICPA Division of Firms                              Fax (801)
                                   532-7944
Member of SECPS                                             345 East Broadway,
                                   Suite 200
Member of Summit International Associates                   Salt Lake City,
                                Utah 84111-2693



              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
World Wireless Communications, Inc.


We have audited the accompanying consolidated balance sheets of World Wireless Communications, Inc. and subsidiaries as of September 30, 1997 and December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the nine months ended September 30, 1997, for the year ended December 31, 1996, and for the period from April 10, 1995 (date of inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of World Wireless Communications, Inc. and subsidiaries as of September 30, 1997 and December 31, 1996 and 1995, and the results of their operations and their cash flows for the nine months ended September 30, 1997, for the year ended December 31, 1996, and for the period from April 10, 1995 (date of inception) through December 31, 1995, in conformity with generally accepted accounting principles.


                                          HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
November 21, 1997

             WORLD WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                    ASSETS





                                                                                        December 31,
                                                              September 30,    -------------------------------
                                                                   1997              1996             1995
                                                             ---------------   ---------------   -------------
Current Assets
   Cash and cash equivalents .............................    $    723,463      $     37,278      $   29,682
   Trade accounts receivables (net of allowance) .........         201,297           131,392          30,621
   Inventory .............................................         433,060           159,881          60,656
                                                              ------------      ------------      ----------
      Total Current Assets. ..............................       1,357,820           328,551         120,959
                                                              ------------      ------------      ----------
Equipment ................................................       1,362,855           448,237         339,693
 Less accumulated depreciation ...........................        (320,476)         (121,215)        (38,853)
                                                              ------------      ------------      ----------
      Net Equipment ......................................       1,042,379           327,022         300,840
                                                              ------------      ------------      ----------
Investments ..............................................         222,500                --              --
                                                              ------------      ------------      ----------
Goodwill, net of accumulated amortization ................       6,899,442                --              --
                                                              ------------      ------------      ----------
Other Assets .............................................          99,265             7,469           4,141
                                                              ------------      ------------      ----------
Total Assets .............................................    $  9,621,406      $    663,042      $  425,940
                                                              ============      ============      ==========

                                         LIABILITIES ANDSTOCKHOLDERS' EQUITY
Current Liabilities
   Trade accounts payable ................................    $    261,894      $     61,997      $   31,256
   Accrued liabilities ...................................         150,909            55,788             827
   Checks written in excess of cash in bank ..............         103,678                --              --
   Notes payable -- current portion ......................          54,788            85,566         244,013
   Non-compete obligation ................................          81,148                --              --
   Accrued settlement obligation .........................         323,456                --              --
                                                              ------------      ------------      ----------
      Total Current Liabilities ..........................         975,873           203,351         276,096
                                                              ------------      ------------      ----------
Long-Term Liabilities
   Notes payable .........................................          49,048            44,808          44,500
                                                              ------------      ------------      ----------
Stockholders' Equity
   Preferred stock -- $0.001 par value; 1,000,000 shares
    authorized; no shares issued .........................              --                --              --
   Common stock -- $0.001 par value; 50,000,000
    shares authorized; 10,035,239 shares, 5,663,000
    shares and 1,132,140 shares issued and outstanding,
    respectively .........................................          10,035             5,663           1,132
   Additional paid-in capital ............................      17,049,991         3,916,613         374,948
   Accumulated deficit ...................................      (8,463,541)       (3,507,393)       (270,736)
                                                              ------------      ------------      ----------
      Total Stockholders' Equity .........................       8,596,485           414,883         105,344
                                                              ------------      ------------      ----------
Total Liabilities and Stockholders' Equity ...............    $  9,621,406      $    663,042      $  425,940
                                                              ============      ============      ==========


   The accompanying notes are an integral part of these financial statements.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                                                            For the Period
                                                         For the Nine Months               For the          From April 10,
                                                          Ended September 30,            Year Ended         1995 (Date of
                                                  ---------------------------------     December 31,      Inception) through
                                                        1997              1996              1996          December 31, 1995
                                                  ----------------   --------------   ----------------   -------------------
                                                                       (Unaudited)
Sales .........................................     $  2,371,619       $  452,640       $    618,505         $  426,825
Cost of Sales .................................        1,858,169          477,748            662,184            237,356
                                                    ------------       ----------       ------------         ----------
Gross Profit (Loss) ...........................          513,450          (25,108)           (43,679)           189,469
                                                    ------------       ----------       ------------         ----------
Operating Expenses
 Research and development .....................        2,239,143               --             92,932                 --
 General and administrative ...................        2,210,395          452,286          1,789,904            386,612
 Amortization of goodwill .....................          985,634               --                 --                 --
 Interest .....................................           34,426          407,672          1,310,142             73,593
                                                    ------------       ----------       ------------         ----------
   Total Operating Expenses ...................        5,469,598          859,958          3,192,978            460,205
                                                    ------------       ----------       ------------         ----------
Net Loss ......................................     $ (4,956,148)      $ (885,066)      $ (3,236,657)        $ (270,736)
                                                    ============       ==========       ============         ==========
Net Loss Per Common Share .....................     $      (0.52)      $    (0.26)      $      (0.85)        $    (0.26)
                                                    ============       ==========       ============         ==========
Weighted Average Number of Common
 Shares Used in Per Share Calculation .........        9,513,177        3,352,063          3,806,077          1,049,679
                                                    ============       ==========       ============         ==========


   The accompanying notes are an integral part of these financial statements.

             WORLD WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                                 Deficit
                                                                                               Accumulated
                                                          Common Stock           Additional     During the        Total
                                                   -------------------------      Paid-in      Development     Stockholders'
                                                      Shares        Amount        Capital         Stage           Equity
                                                   ------------   ----------   ------------   -------------   --------------
Balance -- April 10, 1995 (Date of Incep-
 tion) .........................................           --       $   --      $       --     $       --       $       --
Shares issued for cash, April through June
 1995, $0.33 per share..........................    1,050,000        1,050         348,950             --          350,000
Shares issued for cash payments in behalf of
 the Company, September through
 November 1995, $0.33 per share.................      139,394          139          45,861             --           46,000
Shares issued for services, September
 through December 1995, $0.33 per share.              425,758          426         140,074             --          140,500
Shares issued for financing fees, November
 1995, $0.33 per share..........................      116,988          117          38,489             --           38,606
Redemption of shares, May through
 November 1995, $0.45 per share.................     (600,000)        (600)       (268,400)            --         (269,000)
Beneficial conversion feature of convertible
 debt issued November and December
 1995                                                      --           --          69,974             --           69,974
Net Loss .......................................           --           --              --       (270,736)        (270,736)
                                                    ---------       ------      ----------     ----------       ----------
Balance -- December 31, 1995 ...................    1,132,140        1,132         374,948       (270,736)         105,344
Beneficial conversion feature of convertible
 debt issued January and February 1996 .........           --           --          90,384             --           90,384
Shares issued upon conversion of notes pay-
 able, March 1996, $0.15 per share..............    1,892,860        1,893         273,107             --          275,000
Shares issued for cash, less $12,000 in offer-
 ing costs, April through May 1996, $0.70
 per share .....................................      300,000          300         197,700             --          198,000
Shares issued for services, March 1996,
 $0.70 per share................................        7,000            7           4,893             --            4,900
Shares issued for cash less $5,000 in offer-
 ing costs, June through December 1996,
 $0.97 per share................................      600,000          600         579,097             --          579,697
Beneficial conversion feature of convertible
 debt issued June through December 1996.                   --           --         629,397             --          629,397
Shares issued upon conversion of notes pay-
 able, October through December 1996,
 $0.45 per share ...............................    1,200,000       $1,200      $  538,800     $       --       $  540,000

                                                                    (Continued)







   The accompanying notes are an integral part of these financial statements.

             WORLD WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)




                                                                                                  Deficit
                                                                                                Accumulated
                                                          Common Stock          Additional       During the        Total
                                                   -------------------------      Paid-in       Development     Stockholders'
                                                      Shares        Amount        Capital          Stage           Equity
                                                   ------------  -----------  --------------  ---------------  --------------
Shares issued for services, October 1996,
 $1.51 per share.................................      500,000    $    500     $   752,025     $         --     $    752,565
Shares issued for services, November 1996,
 $1.51 per share.................................       20,000          20          30,143               --           30,123
Shares issued for interest due on convertible
 notes, December 1996, $0.45 per share...........       11,000          11           4,939               --            4,950
Compensation related to grant of stock
 options, December 18, 1996 .....................           --          --         441,180               --          441,180
Net loss ........................................           --          --              --       (3,236,657)      (3,236,657)
                                                       -------    --------     -----------     ------------     ------------
Balance -- December 31, 1996 ....................    5,663,000       5,663       3,916,613       (3,507,393)         414,883
Compensation related to grant of stock
 options, January 9, 1997 .......................           --          --         265,500               --          265,500
Shares issued for cash, January 15, 1997,
 $0.35 per share.................................      557,857         558         194,692               --          195,250
Shares issued upon conversion of note pay-
 able, January 15, 1997, $0.35 per share.........        5,630           6           1,964               --            1,970
Shares issued and 201,900 stock options
 granted in acquisition of Digital Radio
 Communications Corporation, February
 12, 1997, $4.44 per share and $3.42 per
 option .........................................    1,798,100       1,798       8,672,264               --        8,674,062
Shares and 500,000 warrants (exercisable at
 $2.00 per share) issued for cash, February
 12, 1997, $1.69 per share and $0.31 per
 warrant ........................................      500,000         500         999,500               --        1,000,000
Shares issued for cash and upon exercise of
 warrants, March through August 1997,
 $2.00 per share.................................    1,500,000       1,500       2,998,500               --        3,000,000
Shares issued for cash upon exercise of
 options, August and September 1997,
 $0.09 per share.................................       10,652          10             958               --              968
Net loss ........................................           --          --              --       (4,956,148)      (4,956,148)
                                                     ---------    --------     -----------     ------------     ------------
Balance -- September 30, 1997 ...................   10,035,239    $ 10,035     $17,049,991     $ (8,463,541)    $  8,596,485
                                                    ==========    ========     ===========     ============     ============


   The accompanying notes are an integral part of these financial statements.

             WORLD WIRELESS COMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                For the Nine Months
                                                                Ended September 30,
                                                         ---------------------------------
                                                               1997              1996
                                                         ----------------  ---------------
                                                                             (Unaudited)
Cash Flows From Operating Activities
 Net loss .............................................    $ (4,956,148)     $  (885,066)
 Adjustments to reconcile net loss to net cash used
   by operating activities:
   Depreciation and amortization ......................         212,149           66,322
   Amortization of goodwill ...........................         985,634               --
   Financing fees and amortization of debt dis-
    count .............................................              --          253,560
   Stock issued for services ..........................              --            4,900
   Compensation from stock options granted ............         265,500               --
   Purchased research and development .................       1,258,000               --
   Changes in operating assets and liabilities, net of effects of businesses acquired:
    Accounts receivable ...............................         148,666           (4,165)
    Other assets ......................................           3,170           (5,060)
    Inventory .........................................         (16,694)          (8,740)
    Accounts payable ..................................        (186,415)          19,335
    Accrued liabilities ...............................        (402,257)          25,829
                                                           ------------      -----------
Net Cash and Cash Equivalents Used By Operat-
 ing Activities .......................................      (2,688,395)        (533,085)
                                                           ------------      -----------
Cash Flows From Investing Activities
 Pre-acquisition advances to investees ................        (224,764)              --
 Payments for the purchase of property and equip-
   ment ...............................................        (566,705)         (89,598)
 Proceeds from sale of property and equipment .........          10,754               --
                                                           ------------      -----------
 Net Cash and Cash Equivalents Used By Invest-
   ing Activities .....................................        (780,715)         (89,598)
                                                           ------------      -----------
Cash Flows From Financing Activities
 Payment to redeem common stock .......................              --               --
 Proceeds from issuance of common stock ...............       4,196,218          351,828
 Checks written in excess of cash in bank .............         103,678               --
 Proceeds from borrowings, net of discount ............              --          441,900
 Proceeds from issuance of beneficial debt conver-
   sion feature .......................................              --               --
 Principal payments of debt ...........................        (111,487)        (205,255)
 Principal payments on capital lease obligations ......         (33,114)              --
                                                           ------------      -----------
 Net Cash and Cash Equivalents Provided By
   Financing Activities ...............................       4,155,295          588,473
                                                           ------------      -----------
Net Increase In Cash and Cash Equivalents .............         686,185          (34,210)
Cash and Cash Equivalents -- Beginning of
 Period ...............................................          37,278           29,682
                                                           ------------      -----------
Cash and Cash Equivalents -- End of Period ............    $    723,463      $    (4,528)
                                                           ============      ===========



                                                                               For the Period
                                                              For the          From April 10,
                                                             Year Ended        1995 (Date of
                                                            December 31,     Inception) through
                                                                1996         December 31, 1995
                                                         -----------------  -------------------
Cash Flows From Operating Activities
 Net loss .............................................    $  (3,236,657)       $  (270,736)
 Adjustments to reconcile net loss to net cash used
   by operating activities:
   Depreciation and amortization ......................           83,094             38,853
   Amortization of goodwill ...........................               --                 --
   Financing fees and amortization of debt dis-
    count .............................................        1,284,415             34,987
   Stock issued for services ..........................          787,588            179,106
   Compensation from stock options granted ............          441,180                 --
   Purchased research and development .................               --                 --
   Changes in operating assets and liabilities, net of
    effects of businesses acquired:
    Accounts receivable ...............................         (100,688)           (30,621)
    Other assets ......................................           (4,143)                --
    Inventory .........................................          (99,225)           (14,799)
    Accounts payable ..................................           30,741             31,256
    Accrued liabilities ...............................           54,965                827
                                                           -------------        -----------
Net Cash and Cash Equivalents Used By Operat-
 ing Activities .......................................         (758,730)           (31,127)
                                                           -------------        -----------
Cash Flows From Investing Activities
 Pre-acquisition advances to investees ................               --           (340,000)
 Payments for the purchase of property and equip-
   ment ...............................................          (90,544)           (49,691)
 Proceeds from sale of property and equipment .........               --                 --
                                                           -------------        -----------
 Net Cash and Cash Equivalents Used By Invest-
   ing Activities .....................................          (90,544)          (389,691)
                                                           -------------        -----------
Cash Flows From Financing Activities
 Payment to redeem common stock .......................               --            (19,000)
 Proceeds from issuance of common stock ...............          777,697            350,000
 Checks written in excess of cash in bank .............               --                 --
 Proceeds from borrowings, net of discount ............         (417,008)            77,847
 Proceeds from issuance of beneficial debt conver-
   sion feature .......................................          719,781             41,653
 Principal payments of debt ...........................         (223,600)                --
 Principal payments on capital lease obligations ......               --                 --
                                                           -------------        -----------
 Net Cash and Cash Equivalents Provided By
   Financing Activities ...............................          856,870            450,500
                                                           -------------        -----------
Net Increase In Cash and Cash Equivalents .............            7,596             29,682
Cash and Cash Equivalents -- Beginning of
 Period ...............................................           29,682                 --
                                                           -------------        -----------
Cash and Cash Equivalents -- End of Period ............    $      37,278        $    29,682
                                                           =============        ===========


Supplemental cash flow information and noncash investing and financing activities -- Note 9



   The accompanying notes are an integral part of these financial statements.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES


     Organization -- On April 10, 1995 a group of investors contributed $340,000 in cash to form a joint venture (the Joint Venture). On the same day, the Joint Venture acquired substantially all of the assets and operations of Micro Security Systems, Inc. (Micro), a bankrupt company, at a sheriff's auction for $340,000 cash. The acquisition was accounted for by the purchase method of accounting. The purchase price was allocated to the assets acquired based upon their fair value: $45,857 to current assets and $294,143 to equipment and other long-term assets. The operations of the acquired business are included in the accompanying financial statements from the date of acquisition. Due to circumstances beyond the control of the Joint Venture, Micro continued to operate under the direction of the court-appointed trustee, using the Joint Venture's assets, until approximately November 1995. These operations, as far as they could be identified, have been included in the accompanying financial statements.


     Data Security Corporation (Data Security) was formed on November 15, 1995 under the laws of the State of Nevada. The Joint Venture was reorganized into Data Security in November 1995 by Data Security issuing 787,140 shares of common stock and agreeing to pay $269,000 to one of the owners of the Joint Venture. The transfer of the net assets and operations to Data Security was a transfer between enterprises under common control and has been accounted for at historical cost in a manner similar to that in pooling-of-interests accounting. The accompanying financial statements have been restated to reflect the common stock equivalents which would have been issued and redeemed from the dates of the original transactions with the owners of the Joint Venture based upon the shares exchanged in the transfer.


     By shareholder action on January 15, 1997, the Company's name was changed from Data Security Corporation to World Wireless Communications, Inc.


     Principles of Consolidation -- The consolidated financial statements include the accounts of World Wireless Communication, Inc. and it's wholly owned subsidiaries, ECA Electronic Contract Assembly, Inc. (ECA) and Digital Radio Communications Corporation, which has subsidiaries, from the date of their acquisitions. Intercompany accounts and transactions have been eliminated in consolidation. The consolidated entities are collectively referred to herein as "the Company."


     Nature of Business -- The Company and its subsidiaries design, develop and manufacture wired and wireless communications technology, systems and products, and provide contract manufacturing services to the electronics and wireless communications industry.


     Prior to the acquisition of Digital Radio, the primary operations of the Company were centered around the design and manufacture of computer security products, which constituted most of the Company's sales for 1996 and 1995. Sales of these products were insignificant during 1997 and are not expected to be significant in the future.


     Business Condition -- Since the acquisition of Digital Radio in February 1997, the Company no longer is considered in the development stage, having reached planned operations. However, it has not had sales sufficient to meet its operating expenses and to generate income. It has sustained operating losses in the nine months ended September 30, 1997, and for the years ended December 31, 1996 and 1995, and may require additional capital to continue operations. Management intends to obtain additional capital through issuance of common stock. Management expects the acquisition of Digital Radio will enhance the Company's profitability from operations. However, there is no assurance that profitable operations can be obtained or sustained.


     Long-Lived Assets -- Impairment losses are recorded when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. No impairment losses were required to be recognized in the accompanying financial statements.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES  -- (Continued)

     Segment Information and Concentration of Risk -- Prior to 1997, the Company operated solely in the electronics industry and primarily in the Western United States. Accordingly, segment information relating to operations in different industries or geographic areas is not presented in these financial statements. Beginning in 1997 the Company expanded its operations to include significant sales nationally and internationally. Export sales during the nine months ended September 30, 1997 were $1,432,055. The concentration of business in one industry and one geographic area subjects the Company to a concentration of credit risk relating to trade accounts receivable. The Company generally does not require collateral from its customers with respect to the Company's trade receivables.

     Financial Instruments -- The Company considers all highly-liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The amounts reported as cash and cash equivalents, accounts receivable, other receivables, investments, accounts payable and notes payable are considered to be reasonable approximations of their fair values. The fair value estimates presented herein were based on market information available to management at the time of the preparation of the financial statements.

     Cash in excess of insured limits was approximately $118,000 at September 30, 1997.

     Trade Accounts Receivable and Major Customers -- Seventeen percent of sales in 1996, or $102,578, were to one customer. For the nine months ended September 30, 1997, 72% of sales, or $1,709,956, were to two customers under contracts which subject the Company to the risk that the Company may not be able to continue the current level of revenue due to loss of contracts. Due to the actual write-off of accounts that were uncollectible at December 31, 1996 and 1995, an allowance for doubtful accounts was not required. At September 30, 1997, an allowance for doubtful accounts of $35,000 was provided.

     Inventory -- Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     Research and Development Expense -- Current operations are charged with all research, engineering and product development expenses.


     Goodwill -- Goodwill arose from the acquisition of Digital Radio and is being amortized over a five-year period by the straight-line method.


     Equipment -- Equipment is stated at cost. Depreciation, including amortization of leased assets, is computed using the straight-line method over the estimated useful lives of the equipment, which are five to seven years. Depreciation expense was $82,362 and $38,853 for the year ended December 31, 1996 and for the period from April 10, 1995 through December 31, 1995, respectively. Depreciation expense for the nine months ended September 30, 1997 was $202,535. Maintenance and repairs of equipment are charged to operations, and major improvements are capitalized. Upon retirement, sale, or other disposition of equipment, the cost and accumulated depreciation are eliminated from the accounts, and gain or loss is included in operations.

     Investments -- At September 30, 1997, investments include common stocks of customers which are restricted from sale, and are stated at historical cost of $116,500. Investments also include a down payment of $106,000 made towards the acquisition of a subsidiary as further described in Note 12.

     Sales Recognition -- Sales are recognized upon delivery of products or services and acceptance by the customer. Sales revenue from technology development contracts is recognized as pre-defined bench marks are reached and accepted by the customer. For the nine months ended September 30, 1997, the Company recorded $1,080,000 in revenue from the fulfillment of benchmarks in a $1,296,000 contract. As a result of design and technology contracts, the Company has a right to receive royalties which will be recognized upon the related sales by customers.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES  -- (Continued)

     Net Loss Per Common Share -- Net loss per share has been computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares consist of shares issuable upon conversion of notes payable and shares issuable upon the exercise of stock options. Common stock equivalents are included from the dates the convertible notes were issued and the stock options were granted.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Stock-Based Compensation -- Stock-based compensation to employees is measured by the intrinsic value method. This method recognizes compensation expensed based on the difference between the fair value of the underlying common stock and the exercise price on the date granted.

     Interim Financial Statements -- The accompanying consolidated financial statements for the nine months ended September 30, 1996 are unaudited. In the opinion of management, all necessary adjustments (which include only normal recurring adjustments) have been made to present fairly the results of operations and cash flows for that period. In addition, the results of operations for the nine-month period ended September 30, 1997 are not necessarily indicative of the operating results to be expected for the full year.

     New Accounting Pronouncement -- In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Statement No. 128 specifies the computation, presentation, and disclosure requirements for earnings per share and is effective for financial statements issued for both interim and annual periods ending after December 15, 1997. The Company will adopt Statement No. 128 for the year ended December 31, 1997. Earlier application is not permitted. Loss per share as currently reported is the same as basic loss per share required by the new standard. Accordingly, adoption of the new standard is not anticipated to result in a change to the accompanying financial statements.

NOTE 2--BUSINESS COMBINATION AND ACQUISITION


     ECA was incorporated on October 24, 1996 under the laws of the State of Nevada. ECA had no operations or assets and had made efforts toward the development of business relating to the assembly of printed circuit boards and wire/cable harnesses. Effective October 28, 1996, the Company acquired all of ECA's outstanding common stock and employed two ECA officers, by issuing 500,000 shares of common stock. The business combination was accounted for using the purchase method of accounting. The purchase price, based upon the fair value of the common shares issued, was $752,565, or $1.51 per share. The excess of the purchase price over the fair value of the assets acquired was $752,565, which was allocated to compensation expense. Its operations have been included in the accompanying financial statements from the date of acquisition.



     On February 12, 1997, a majority of the shareholders of Digital Radio Communications Corporation (Digital Radio), a Utah Corporation, accepted an offer from the Company to merge Digital Radio into a newly-formed subsidiary of the Company. The Digital Radio shareholders agreed to exchange each of their common shares for 0.5577349 common shares of World Wireless, which resulted in the Company issuing 1,798,100 shares of common stock. In addition, holders of Digital Radio stock options exchanged each of their options for
0.5577349 stock options, which resulted in the Company issuing options to purchase 201,900 shares of common stock exercisable at a weighted-average price of $1.90 per share.



     The merger has been accounted for using the purchase method of accounting. The purchase price, based upon the fair value of the common shares and stock options issued, was $8,674,062. The fair value of the common shares and stock options issued was based upon the average market price of the Company's common stock

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 2--BUSINESS COMBINATION AND ACQUISITION  -- (Continued)


at the time of the acquisition, discounted for restrictions on resale and for trading volume. The excess of the purchase price over the estimated fair value of the identifiable acquired assets less liabilities assumed was $7,885,075, which was recognized as goodwill. The fair value of purchased research and development amounted to $1,258,000 and was recognized as an expense at the date of the merger. The accompanying consolidated financial statements include the accounts and operations of Digital Radio from February 12, 1997. The following pro forma information presents the results of operations as if the Digital Radio acquisition had occurred at the beginning of 1996. The write-off of purchased research and development was a nonrecurring charge which resulted directly from the transaction and therefore has been excluded from the following pro forma information. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of 1996 as described above or of the results which may occur in the future.





                                                 For the Nine        For the
                                                 Months Ended       Year Ended
                                                September 30,      December 31,
                                                     1997              1996
                                               ---------------   ---------------
                                                 (Unaudited)       (Unaudited)
         Sales .............................    $  2,506,204      $  2,004,983
         Net Loss ..........................      (4,363,386)       (5,999,903)
         Net Loss per Common Share .........    $      (0.45)     $      (1.03)


NOTE 3--INVENTORY

     Inventory consisted of the following:




                                                             December 31,
                                      September 30,    -------------------------
                                           1997            1996          1995
                                     ---------------   -----------   -----------
         Materials ...............      $ 305,757       $  20,935     $     --
         Work in process .........         67,475         138,946       60,656
         Finished goods ..........         59,828              --           --
                                        ---------       ---------     --------
         Total ...................      $ 433,060       $ 159,881     $ 60,656
                                        =========       =========     ========

NOTE 4--EQUIPMENT

     Equipment consisted of the following:




                                                                     December 31,
                                              September 30,    -------------------------
                                                   1997            1996          1995
                                             ---------------   -----------   -----------
         Computer equipment ..............     $   211,704      $  68,440     $  55,216
         Telephone equipment .............          98,535         31,273        22,873
         Office equipment ................          46,202         29,995        26,042
         Manufacturing equipment .........         870,321        308,458       225,491
         Furniture and fixtures ..........          24,875         10,071        10,071
         Software ........................         111,218             --            --
                                               -----------      ---------     ---------
         Total ...........................     $ 1,362,855      $ 448,237     $ 339,693
                                               ===========      =========     =========


NOTE 5--OBLIGATION UNDER NON-COMPETE AGREEMENT


     In connection with Digital Radio's acquisition of a subsidiary, Dem-Tronics, in 1995, Digital Radio entered into a non-compete agreement with the seller. The agreement originally called for a series of yearly minimum

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 5--OBLIGATION UNDER NON-COMPETE AGREEMENT  -- (Continued)

payments to be increased by a contingent amount based on Dem-Tronics' sales volume. The payment plan was accelerated through a renegotiated agreement in September 1997 whereby the contingent payments were eliminated and the minimum payments increased in both amount and frequency of payment. The new agreement is for a total of $110,000 to be paid over four equal monthly payments of $27,500 which began September 15, 1997. Interest on the minimum obligation has been imputed at 10 percent, resulting in a total present value at September 30, 1997 of $81,148.

NOTE 6--ACCRUED SETTLEMENT OBLIGATION

     In October 1997, the Company reached a settlement with an otherwise unrelated joint venture partner over a suit filed by the partner against Digital Radio and certain of its major customers. The suit asserted claims that the joint venture had an interest in the technology which Digital Radio used in products sold to those customers. Digital Radio strongly disputed the partner's interest in the technology at issue. The settlement was made in an effort to minimize the time and expense of protracted litigation, as well as to maintain its good customer relations. Prior to its merger with the Company, Digital Radio recorded a liability of $323,456 for the estimated cost of the settlement. The settlement releases all claims against the Company and allows the Company unlimited use of the technology. The obligation was settled by the Company issuing 40,000 shares of restricted common stock valued at $8.09 per share based upon fair value of the common stock on the date issued. Under the settlement agreement, the Shareholder has an option to require the Company to redeem the stock at $4.00 per share through March 1998.

NOTE 7--NOTES PAYABLE




                                                                               December 31,
                                                      September 30,    ----------------------------
                                                           1997            1996            1995
                                                     ---------------   ------------   -------------
Convertible notes payable; due upon demand; net of
 $34,987 unamortized discount; converted to
 common stock in 1996 ............................      $      --       $      --      $   85,013
10% Promissory note incurred in connection with
 stock redemption; paid in 1996 ..................             --              --         159,000
10% Notes payable; collateralized by equipment;
 paid in 1997 ....................................             --           3,404              --
Payable due to shareholder; converted to common
 stock in January 1997 ...........................             --           1,970              --
Capital lease obligations for equipment ..........         37,846              --              --
15% Note payable to a shareholder; payable $7,798
 monthly through September 1998; secured by
 equipment and personally guaranteed by two
 stockholders ....................................         65,990         125,000          44,500
                                                        ---------       ---------      ----------
Total Notes Payable ..............................        103,836         130,374         288,513
Less: Current Portion ............................        (54,788)        (85,566)       (244,013)
                                                        ---------       ---------      ----------
Long-Term Notes Payable ..........................      $  49,048       $  44,808      $   44,500
                                                        =========       =========      ==========

     From November 1995 through February 1996, the Company issued convertible notes payable totaling $275,000. The notes bore interest at 6% in addition to the amortization of the discount (see Note 10) resulting in an effective interest rate of 463%. The notes were converted into 1,892,860 shares of common stock in March 1996.

     From June through December 1996, the Company issued convertible notes payable totaling $540,000 in connection with a unit offering of common stock. The notes bore interest at 6% in addition to the amortization

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 7--NOTES PAYABLE  -- (Continued)

of the discount which amounted to $1,154,094 (see Note 10). The discount was fully amortized during the period from the dates the notes were issued through December 31, 1996.


     The annual maturities of notes payable as of September 30, 1997 were as follows:



            Periods Ending December 31:
  1997 ................................    $  24,213
  1998 ................................       58,344
  1999 ................................       12,461
  2000 ................................        8,132
  2001                                           686
                                           ---------
  Total ...............................    $ 103,836
                                           =========

NOTE 8--INCOME TAXES

     The net loss for all periods presented resulted entirely from operations within the United States. There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset are shown below:

                                                                     December 31,
                                           September 30,    -------------------------------
                                                1997              1996             1995
                                          ---------------   ---------------   -------------
Operating Loss Carryforwards ..........    $  2,250,381      $    864,937      $   95,813
Accrued liabilities and other .........         416,027           168,979           5,169
                                           ------------      ------------      ----------
Total Deferred Tax Assets .............       2,666,408         1,033,916         100,982
Valuation Allowance ...................      (2,666,408)       (1,033,916)       (100,982)
                                           ------------      ------------      ----------
Net Deferred Tax Asset ................    $         --      $         --      $       --
                                           ============      ============      ==========

     For tax reporting purposes, the Company has net operating loss carryforwards in the amount of $6,045,565 that will expire beginning in the year 2011. Of this amount, $1,246,871 was from Digital Radio prior to its acquisition, and the availability of this amount to offset future taxable income is limited.

     The following is a reconciliation of the amount of tax (benefit) that would result from applying the federal statutory rate to pretax loss with the provision for income taxes for the periods ended:


                                                                               December 31,
                                                  September 30,     ----------------------------------
                                                       1997                1996              1995
                                                -----------------   -----------------   --------------
Tax at statutory rate (34%) .................     $  (1,685,090)      $  (1,100,463)      $  (92,050)
Non-deductible expenses .....................           836,898             283,633               --
Change in valuation allowance ...............         1,011,845             932,934          100,982
State tax benefit, net of federal tax effect.          (163,653)           (106,811)          (8,932)
Research and development credit .............                --              (9,293)              --
                                                  -------------       -------------       ----------
Net Income Tax Expense ......................     $          --       $          --       $       --
                                                  =============       =============       ==========


     In connection with the Digital Radio acquisition, $1,258,000 of research and development was written-off before tax. This amount comprises most of the non-deductible expenses in 1997. The results of the acquisition were an increase to total deferred tax assets of $620,647 and a corresponding increase in the valuation allowance.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 9--SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES

     Supplemental Cash Flow Information --



                                     For the Nine
                                     Months Ended      For the Year Ended
                                    September 30,         December 31,
                                   ---------------   ----------------------
                                         1997            1996        1995
                                   ---------------   -----------   --------
         Taxes Paid ............       $     --       $     --     $  --
         Interest Paid .........       $ 35,007       $ 30,677     $  --


     Noncash Investing and Financing Activities -- During the period from April 10, 1995 through December 31, 1995 the Company redeemed 600,000 shares of common stock as follows:


         Common stock redeemed ....................................   $ 269,000
                                                                      ---------
         Payments made by others in exchange for the following:
            139,394 shares of common stock ........................      46,000
            Notes payable, net of discount ........................      16,679
            Beneficial debt conversion feature ....................      28,321
         Issuance of note payable to former shareholder ...........     159,000
                                                                      ---------
                                                                        250,000
                                                                      ---------
         Cash Paid to Redeem Common Stock .........................   $  19,000
                                                                      =========

     During the period ended December 31, 1995, the Company issued 542,746 shares of common stock valued at $179,106 for services and financing fees.

     During the year ended December 31, 1996, $138,000 of debt was issued to acquire equipment, of which $120,000 was to a stockholder. Notes payable in the amount of $815,000 were converted to common stock. Common stock valued at $787,588 was issued for services.

     During the nine months ended September 30, 1997, $1,970 in long-term debt was converted into 5,630 shares of common stock at $0.35 per share. Equipment was sold at no gain or loss in exchange for assumption by the purchaser of a $54,320 note payable. The Company issued 1,798,100 shares of common stock and 201,900 stock options in exchange for all of the issued and outstanding common stock of Digital Radio. In January and February 1997, which was prior to the effective date of the merger, the Company advanced $118,764 to Digital Radio. In conjunction with the merger, liabilities were assumed as follows:


        Fair value of assets acquired .........................   $  1,112,399
        Purchased research and development ....................      1,258,000
        Goodwill ..............................................      7,885,075
        Common stock issued and stock options granted .........     (8,674,062)
                                                                  ------------
        Liabilities Assumed ...................................   $  1,581,412
                                                                  ============


NOTE 10--STOCKHOLDERS' EQUITY

     The Company began business on April 10, 1995 as a joint venture. The accompanying financial statements have been restated to present the capital transactions of the Joint Venture at their common stock equivalents, based on 787,140 common shares issued upon the reorganization of the Joint Venture into Data Security Corporation in November 1995. Capital transactions of the Joint Venture were as follows: Owners of the Joint Venture invested cash in the amount of $340,000 and $10,000 in April and June 1995, respectively, and paid another $46,000 on behalf of the Company during this time. In addition, owners contributed management services valued at $34,900 and were paid financing fees of $30,356. These capital transactions, totaling $461,256, have been

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 10--STOCKHOLDERS' EQUITY  -- (Continued)

presented as being equivalent to the issuance of 1,387,140 shares of common stock which were valued at $0.33 per share, based upon the price shares were issued to owners in exchange for cash, as stated above. As described more fully in Note 9, the Company redeemed one of the owner's interest in the Joint Venture for $269,000 by paying the owner $19,000, by other owners of the Joint Venture paying the owner $46,000 (as described above), by a third-party lender paying the owner $45,000 and by the Company entering into an agreement to pay the owner $159,000 plus interest thereon at 10% by March 1996. The redemption of the ownership interest has been presented in the accompanying financial statements as being equivalent to the redemption of 600,000 shares of common stock at $0.45 per share. The payments to the owner were not in exchange for any additional stated or unstated rights or privileges.

     On November 15, 1995, the Company issued 25,000 shares of common stock as fees for raising financing for the Company. The shares issued were valued at $8,250 or $0.33 per share, based upon the price common stock had been issued for cash. In December 1995, an additional 320,000 shares of common stock were issued to a director of the Company in payment for management services. The services and the shares issued were also valued at $0.33 per share and totaled $105,600.

     In November 1995 through February 1996, the Company issued convertible notes payable in the amount of $275,000, of which notes for $120,000 were issued in 1995. The debt was converted into 1,892,860 shares of common stock in March 1996 at $0.15 per share. The market value of the restricted common shares at the dates the debt was issued exceeded the rate the debt was converted by an average of $0.23 per share. This difference was a beneficial conversion feature of the convertible debt and has been accounted for as a discount on the debt in the amount of $69,974 in 1995 and $90,384 in 1996. The beneficial conversion feature was credited to additional paid-in capital on the dates the convertible notes payable were issued.

     The Company issued 300,000 shares of common stock at $0.70 per share during April and May 1996 for $210,000 in cash and incurred costs in connection with the offering of $12,000. The Company issued 7,000 shares of common stock in March 1996 in connection with the termination of the employment of an employee. The shares issued were valued based upon the $0.70 cash price for common stock.

     Common stock and convertible debt were issued as a unit in an offering from June through December 1996. The offering resulted in the issuance of 600,000 shares of common stock and $540,000 of notes payable which were convertible into common stock at $0.45 per share. The gross proceeds from the offering before $5,000 offering costs were $600,000 and were allocated on the dates received to (a) the common stock based upon its fair value, (b) to the beneficial conversion feature of the notes payable based upon the excess of the fair value of the common stock over the conversion price, and (c) the remaining amount was allocated to the notes payable, net of a $1,154,094 discount. The excess of the market value of the common stock over the conversion price at the dates the notes payable were issued ranged from $0.25 to $0.73 per share and was a beneficial conversion feature of the convertible debt. The portion of the proceeds from the unit offering allocated to the beneficial conversion feature was $629,397, which amount was accounted for as additional paid-in capital on the dates the convertible notes payable were issued. The notes payable were converted into 1,200,000 shares of common stock from October through December 1996.

     The Company issued 20,000 shares of common stock in November 1996 in settlement of an employment agreement. The services were valued at $30,123, or $1.51 per share.

     On February 12, 1997, the Company issued 500,000 units at $2.00 per unit in a private placement offering, with each unit consisting of one share of common stock and one warrant. Each warrant entitled the holder to purchase one share of common stock at $2.00 per share. The 500,000 warrants were exercised on March 6, 1997 and resulted in proceeds of $1,000,000.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 10--STOCKHOLDERS' EQUITY  -- (Continued)

     On April 23, 1997 the Company issued 250,000 units at $2.00 per unit in a private placement offering, with each unit consisting of one share of common stock and one warrant. Each warrant entitled the holder to purchase one share of common stock at $2.00 per share. The warrants were immediately exercised for cash resulting in proceeds of $1,000,000 for the stock and warrants. On August 8, 1997 the Company issued 500,000 shares of common stock at $2.00 per share in a private placement offering for cash.

NOTE 11--STOCK OPTIONS

     In December 1996, the Company granted options to an employee, a former member of the Board of Directors, and a consultant to purchase a total of 258,000 shares of restricted common stock at $0.33 per share. In January 1997, the consultant was granted an additional option to purchase 150,000 shares at $0.35 per share. The options may be exercised from the date granted through June 30, 1998. The Company recorded compensation expense of $441,180 ($1.71 per share) during 1996 and $265,500 ($1.77 per share) during 1997 for the difference between the exercise price and the fair value of the common stock on the dates granted.

     In connection with the acquisition of Digital Radio, the Company assumed Digital Radio's stock option plans and granted options to the former shareholders and employees of Digital Radio to purchase 201,900 shares of common stock at a weighted average price of $1.90 per share through December 20, 2001.

     A summary of the status of the Company's stock options as of September 30, 1997 and December 31, 1996, and changes during the periods then ended is presented below:


                                                           September 30, 1997                December 31, 1996
                                                    --------------------------------  -------------------------------
                                                                   Weighted-Average                  Weighted-Average
                                                       Shares       Exercise Price       Shares       Exercise Price
                                                    ------------  ------------------  ------------  -----------------
Outstanding at beginning of period ...............     258,000    $  0.33                     --     $      --
Granted ..........................................     351,900      1.21                 258,000      0.33
Exercised ........................................     (10,652)     0.09                      --        --
                                                       -------                           -------
Outstanding at end of period .....................     599,248    $  0.85                258,000    $  0.33
                                                       =======                           =======
Options exercisable at period-end ................     539,998    $  0.57                258,000    $  0.33
                                                       =======                           =======
Weighted-average fair value of options granted
 during the period ...............................   $    2.16                         $    1.76
                                                     =========                         =========



     The Board of Directors approved a stock option plan in September 1997. Options to purchase 1,500,000 shares of common stock are authorized under the plan. Options to purchase 937,044 common shares were granted on December 18, 1997,with a weighted-average exercise price of $6.50 per share. The plan was approved and the options were granted subject to shareholders' approval, which was obtained on December 18, 1997. The options become exercisable from the date granted through November 10, 1999. The unexercised options expire in December 17, 2002. Compensation relating to the options of $2,108,349, $2.25 per share, will be recognized over the period the options vest, of which $697,840 will be recognized during the fourth quarter of 1997.

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 11--STOCK OPTIONS  -- (Continued)

     The Company measures compensation under stock-based options and plans using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations. Stock-based compensation charged to operations was $265,500 during the nine months ended September 30,1997 and $441,180 during the year ended December 31, 1996. Had compensation cost for the Company's options been determined based on the fair value at the grant dates consistent with the alternative method set forth under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, net loss and loss per share would have increased to the pro forma amounts indicated below:


                                                           Year Ended
                              Nine Months                  December 31,
                            Ended September    -----------------------------------
                                30, 1997              1996               1995
                           -----------------   -----------------   ---------------
Net loss:
   As reported .........     $  (4,956,148)      $  (3,236,657)      $  (270,736)
   Pro forma ...........        (4,974,148)         (3,249,557)         (270,736)
Loss per share:
   As reported .........     $       (0.52)      $       (0.85)      $     (0.26)
   Pro forma ...........             (0.52)            (  0.85)          (  0.26)



     The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, respectively: dividend yield of 0.0% for both periods; expected volatility of 145.5% and 99.6%; risk-free interest rate of 5.6% and 5.0% and expected life of the options of 2.0 years and 1.5 years. Pro forma net loss for the nine months ended September 30, 1997 would have been $5,486,425, or $0.57 per share had the options to purchase 937,044 shares of common stock, as explained above, been granted on September 30, 1997. The related fair value of pro forma options granted was based upon the following pro forma weighted-average assumptions: dividend yield of 0.0%; expected volatility of 79.1%; risk-free interest rate of 5.3%; and expected life of options of 2.0 years.


NOTE 12--SUBSEQUENT EVENTS

     Subsequent to September 30, 1997, option holders exercised options to purchase 168,160 shares of common stock at exercise prices from $0.33 to $2.00 per share. As described in Note 11, the Company granted options to purchase 937,044 common shares at $6.50 per share on December 18, 1997.

     On October 31, 1997, the Company acquired all of the outstanding common stock of TWC, Ltd, (TWC), a Delaware corporation engaged in the design and manufacture of antennas for sale to radio and electronics manufacturers, and the assets of Austin Antenna, Ltd. (Austin Antenna), a New Hampshire corporation. The Company paid approximately $146,000 in cash by advancing $106,000 before September 30, 1997 and by paying approximately $40,000 in acquisition costs, and issued 100,000 shares of restricted common stock valued at $1,036,000 or $10.36 per share. The acquisition was accounted for using the purchase method of accounting. The net assets acquired were recorded at their fair value, with $400,000 allocated to patents, and $200,000 allocated to research and development. The patents, which expire in July 2004, will be amortized over their remaining useful life. The excess of the purchase price over the estimated fair value of the net assets acquired was $453,938 which was allocated to goodwill. Goodwill will be amortized over a period of five years. The results of operations of TWC will be included in the consolidated financial statements from the date of acquisition. The net assets and operations of TWC are not significant to the net assets and operations of the Company; therefore, pro forma financial statements are not presented.


     On November 11, 1997 the Company acquired all of the issued and outstanding stock of XARC Corporation, a Kansas corporation primarily engaged in sales, by issuing 10,000 shares of restricted common stock valued at $103,000. XARC was a shell corporation having no assets or liabilities. Since the owner of XARC did

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)

NOTE 12--SUBSEQUENT EVENTS  -- (Continued)

not receive a controlling interest in the Company, the acquisition is accounted for under the purchase method of accounting with the purchase price allocated to purchased research and development and charged against operations at the acquisition date. Results of operations for XARC will be included in the consolidated financial statements from the date of acquisition.

     On November 13, 1997 the Company borrowed $200,000 from an otherwise unrelated stockholder for a term of 60 days at 12% interest. The loan is personally guaranteed by and secured by common stock held by an officer and director. In connection with the loan the Company issued 15,000 shares of restricted common stock valued at $154,200 as a financing fee. The Company borrowed $125,000 on December 4, 1997 from an officer. The related promissory note is due December 31, 1997 and bears interest at 12%. In addition, 9,375 shares of common stock were issued as a financing fee to the officer and were valued at $98,938. From December 24, 1997 through January 8, 1998, the Company borrowed $800,000 from an unrelated party under the terms of the promissory notes. The notes are due September 30, 1998, bear interest at 10%, and are unsecured (unaudited).

     On December 19, 1997 the Company entered into agreements to fulfill initial orders for various wireless products to be delivered through March 1998 totaling $177,000. While the agreements anticipate substantial increases in additional orders, these increases are not assured. Should the orders materialize, the Company anticipates it will be able to meet production requirements with its present capacities during 1998. In addition to the orders for products, the Company entered into a contract to provide for project management, engineering design, and support services (unaudited).

     In January 1998, the Company sold its SecuriKey business and related products to a shareholder/employee for $372,499 which was collected in February 1998. The sale resulted in a gain of approximately $300,000. The results from operations of the SecuriKey business were not significant during the nine months ended September 30, 1997 (unaudited).

NOTE 13--COMMITMENTS AND CONTINGENCIES

     Lease Commitments -- The Company leases office and production facilities in Salt Lake City and American Fork, Utah. The leases are accounted for as operating leases. Lease expense under these agreements for the nine months ended September 30, 1997, and for the periods ended December 31, 1996 and 1995 was $123,779 and $59,096, respectively. The facilities lease terms end in May and June 1998. The Company also assumed lease commitments in the merger with Digital Radio for three vehicles under operating lease agreements. Future minimum rental payment commitments as of September 30, 1997 under facility and vehicle leases by years are as follows:

                                                      Facilities      Vehicles
                                                     ------------   -----------
         Year Ending December 31:
    1997 .........................................     $ 47,972      $  3,005
    1998 .........................................      100,593        18,267
    1999                                                     --         4,981
                                                       --------      --------
         Total Minimum Payments Required .........     $148,565      $ 26,253
                                                       ========      ========


     Unasserted Claim -- Although action has not been initiated, a former officer of the Company has threatened litigation against the Company following his resignation as an officer and as a director in October 1997. The resignation was the result of a dispute over compensation involving, among other things, a claim by the former officer and director that the Company had agreed to grant him options to purchase 275,000 shares of the Company's common stock at a price of $2.00 per share in connection with his employment, and had later disaffirmed such obligation. Because of the number of shares involved in this unasserted claim, and the difference

                      WORLD WIRELESS COMMUNICATIONS, INC.
                               AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)


NOTE 13--COMMITMENTS AND CONTINGENCIES  -- (Continued)

between the current market price for the Company's common stock and the exercise price of the options claimed, the expense to the Company for financial reporting purposes would be material if the former officer should initiate and prevail in litigation over these claims. The Company intends to vigorously defend any such action.

     401K Profit Sharing Plan -- With the acquisition of Digital Radio, the Company assumed the Digital Radio commitments under a 401K profit sharing plan. The Company has no commitment to match the employee's contributions to the plan, nor has the Company made any contributions to the plan.

     Equipment and software purchase -- The Company has ordered $650,000 of test equipment and design and development simulation software to be delivered during the first half of 1998 (unaudited).

HANSEN, BARNETT & MAXWELL
 A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
                                                           (801) 532-2200
Member of AICPA Division of Firms                        Fax (801) 532-7944
Member of SECPS                                     345 East Broadway, Suite 200
Member of Summit International Associates        Salt Lake City, Utah 84111-2693



              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
 Digital Radio Communications Corporation


We have audited the accompanying consolidated balance sheets of Digital Radio Communications Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital Radio Communications Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and a net capital deficiency at December 31, 1996, and has incurred a loss from operations and negative cash flows from operating activities during the year ended December 31, 1996. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans and subsequent events regarding those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                              HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
March 4, 1997, except for the second paragraph of Note 2, as to which the date is September 15, 1997, and the sixth paragraph of Note 14 as to which the date is November 21, 1997.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                    ASSETS

                                                                                           December 31,
                                                                                 --------------------------------
                                                                                       1996             1995
                                                                                 ---------------   --------------
Current assets
 Cash ........................................................................    $      1,854       $    4,981
 Trade accounts receivables ..................................................         258,016          290,460
 Other accounts receivable ...................................................          82,340          160,000
 Inventory ...................................................................         308,496          175,043
 Prepaid expenses ............................................................          15,328           11,748
 Deferred income taxes .......................................................          69,738           41,316
                                                                                  ------------       ----------
    Total current assets .....................................................         735,772          683,548
                                                                                  ------------       ----------
Property and equipment .......................................................         611,422          485,642
 Less accumulated depreciation ...............................................        (192,964)         (76,297)
                                                                                  ------------       ----------
    Net property and equipment ...............................................         418,458          409,345
                                                                                  ------------       ----------
Other assets
 Capitalized financing costs .................................................          18,000               --
 Purchased technology, net of accumulated amortization .......................              --            9,230
 Investment in joint venture, which principally owns a patent, net of
   amortization ..............................................................          13,520           16,900
 Investment in securities ....................................................          36,500           30,000
 Goodwill, net of amortization ...............................................          72,112           33,985
                                                                                  ------------       ----------
    Total other assets .......................................................         140,132           90,115
                                                                                  ------------       ----------
Total Assets .................................................................    $  1,294,362       $1,183,008
                                                                                  ============       ==========
                                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
 Checks written in excess of cash in bank ....................................    $      2,921       $   12,992
 Trade accounts payable ......................................................         447,612          207,195
 Accrued liabilities .........................................................         430,824          229,921
 Accrued income taxes ........................................................             722           16,967
 Notes payable ...............................................................           3,405           66,624
 Notes payable to related parties ............................................         162,540          119,503
 Obligation under capital leases -- current portion ..........................          73,902           72,753
 Obligation under non-compete agreement ......................................         101,475           71,571
                                                                                  ------------       ----------
    Total current liabilities ................................................       1,223,401          797,526
                                                                                  ------------       ----------
Long-term liabilities
 Obligation under capital leases .............................................          73,562           75,306
 Deferred income taxes .......................................................          43,801           39,731
 Convertible debentures ......................................................         100,000               --
                                                                                  ------------       ----------
    Total long-term liabilities ..............................................         217,363          115,037
                                                                                  ------------       ----------
Stockholders' equity (deficit)
 Preferred stock -- $0.01 par value; 2,000,000 shares authorized; no shares
   issued ....................................................................              --               --
 Common stock -- $0.01 par value; 10,000,000 shares authorized;
   3,049,814 shares and 2,550,000 shares issued and outstanding ..............          30,498           25,500
 Additional paid-in capital ..................................................       1,028,500          505,672
 Receivable from shareholders ................................................              --         (151,000)
 Deferred offering costs .....................................................              --          (76,840)
 Accumulated deficit .........................................................      (1,205,400)         (32,887)
                                                                                  ------------       ----------
    Total stockholders' equity (deficit) .....................................        (146,402)         270,445
                                                                                  ------------       ----------
Total Liabilities and Stockholders' Equity (Deficit) .........................    $  1,294,362       $1,183,008
                                                                                  ============       ==========

   The accompanying notes are an integral part of these financial statements.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995




                                                                   1996               1995
                                                             ----------------   ----------------
Sales ....................................................     $  1,386,478       $  1,638,559
Cost of sales ............................................        1,006,366          1,120,293
                                                               ------------       ------------
Gross profit .............................................          380,112            518,266
                                                               ------------       ------------
Expenses
 Research and development expense ........................          440,125            117,081
 General and administrative expenses .....................        1,089,821            341,427
 Interest expense ........................................           36,397             20,301
                                                               ------------       ------------
    Total expenses .......................................        1,566,343            478,809
                                                               ------------       ------------
Income (loss) before income taxes ........................       (1,186,231)            39,457
Provision for (benefit from) income taxes ................          (13,718)             8,669
                                                               ------------       ------------
Net Income (Loss) ........................................     $ (1,172,513)      $     30,788
                                                               ============       ============
Net Income (Loss) Per Common Share .......................     $      (0.42)      $       0.01
                                                               ============       ============
Weighted average number of common shares used in per share
 calculation .............................................        2,818,250          2,212,884
                                                               ============       ============

   The accompanying notes are an integral part of these financial statements.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)




                                                Common Stock           Additional
                                          ------------------------      Paid-In
                                             Shares       Amount        Capital
                                          -----------  -----------  --------------
Balance -- December 31, 1994 ...........   2,200,000    $ 22,000     $   (19,010)
Issuance to acquire EMA Inc.,
 $3.12 per share, April 1, 1995 ........      11,000         110          17,072
Issuance of shares, at $4.00 per
 share, December 29, 1995 ..............       5,000          50           9,950
Issuance of shares, at $3.00 per
 share, December 30, 1995 and
 subscription receivable ...............     334,000       3,340         497,660
Deferred offering costs incurred .......          --          --              --
Net income for year ending
 December 31, 1995 .....................          --          --              --
                                           ---------    --------     -----------
Balance -- December 31, 1995 ...........   2,550,000      25,500         505,672
Issuance for cash, $1.53 per share,
 January through April 1996 ............      71,666         717         109,283
Collection of subscription
 receivable ............................          --          --              --
Issuance upon exercise of options .          191,000       1,910           7,335
Issuance for services ..................      20,000         200          27,400
Issuance of shares upon conversion
 of debentures .........................      21,748         217          49,783
Issuance of shares for cash in
 private placement offering, net
 of $147,519 offering costs ............     195,400       1,954         329,027
Net loss for the year ended
 December 31, 1996 .....................          --          --              --
                                           ---------    --------     -----------
Balance -- December 31, 1996 ...........   3,049,814    $ 30,498     $ 1,028,500
                                           =========    ========     ===========



                                                                               Total
                                                                           Stockholders'
                                            Accumulated                       Equity
                                              Deficit          Other         (Deficit)
                                          ---------------  -------------  --------------
Balance -- December 31, 1994 ...........   $    (63,675)    $        --    $    (60,685)
Issuance to acquire EMA Inc.,
 $3.12 per share, April 1, 1995 ........             --              --          17,182
Issuance of shares, at $4.00 per
 share, December 29, 1995 ..............             --              --          10,000
Issuance of shares, at $3.00 per
 share, December 30, 1995 and
 subscription receivable ...............             --        (151,000)        350,000
Deferred offering costs incurred .......             --         (76,840)        (76,840)
Net income for year ending
 December 31, 1995 .....................         30,788              --          30,788
                                           ------------     -----------    ------------
Balance -- December 31, 1995 ...........        (32,887)       (227,840)        270,445
Issuance for cash, $1.53 per share,
 January through April 1996 ............             --              --         110,000
Collection of subscription
 receivable ............................             --         151,000         151,000
Issuance upon exercise of options .                  --              --           9,245
Issuance for services ..................             --              --          27,600
Issuance of shares upon conversion
 of debentures .........................             --              --          50,000
Issuance of shares for cash in
 private placement offering, net
 of $147,519 offering costs ............             --          76,840         407,821
Net loss for the year ended
 December 31, 1996 .....................     (1,172,513)             --      (1,172,513)
                                           ------------     -----------    ------------
Balance -- December 31, 1996 ...........   $ (1,205,400)    $        --    $   (146,402)
                                           ============     ===========    ============

   The accompanying notes are an integral part of these financial statements.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 1996 1995

                                                                                1996              1995
                                                                          ----------------   -------------
Cash Flows From Operating Activities
 Net income (loss) ....................................................     $ (1,172,513)     $   30,788
 Adjustments to reconcile net income (loss) to net cash used by operating activities:
   Depreciation and amortization ......................................          144,697          67,135
   Compensation paid with common shares ...............................           27,600              --
   Compensation paid with notes payable ...............................           43,037              --
   Trade receivable collected with investment securities ..............           (6,500)        (30,000)
   Changes in operating assets and liabilities, net of effects of businesses acquired:
      Accounts receivable .............................................           32,444        (211,568)
      Other accounts receivable........................................          (82,340)             --
      Inventory .......................................................         (133,453)       (110,501)
      Accounts payable ................................................          240,417          98,186
      Accrued liabilities .............................................          174,966         129,789
      Accrued income taxes ............................................          (16,245)         10,100
      Other ...........................................................            1,385           2,096
                                                                            ------------      ----------
 Net cash used by operating activities ................................         (746,505)        (13,975)
                                                                            ------------      ----------
Cash flows from investing activities
 Payments for the purchase of property and equipment ..................          (62,980)        (53,846)
 Increase in deposits .................................................               --          (4,090)
 Investment in patent .................................................               --         (16,900)
 Cash received in acquisitions ........................................               --          60,417
                                                                            ------------      ----------
 Net cash used by investing activities ................................          (62,980)        (14,419)
                                                                            ------------      ----------
Cash flows from financing activities
 Proceeds from issuance of common stock ...............................          527,066         200,000
 Collection of receivables from shareholders for common stock .........          311,000              --
 Proceeds from issuance of convertible debentures, net of $18,000 in
   financing costs paid ...............................................          132,000              --
 Net payment on short-term obligations ................................          (10,071)        (26,787)
 Principal payments on notes payable ..................................          (71,160)        (33,150)
 Principal payments on obligation under capital lease .................          (55,454)        (40,615)
 Payments on non-compete obligation ...................................          (27,023)        (28,800)
 Payment of deferred offering costs ...................................               --         (76,840)
                                                                            ------------      ----------
 Net cash provided by (used in) financing activities ..................          806,358          (6,192)
                                                                            ------------      ----------
Net decrease in cash ..................................................           (3,127)        (34,586)
Cash -- beginning of year .............................................            4,981          39,567
                                                                            ------------      ----------
Cash -- end of year ...................................................     $      1,854      $    4,981
                                                                            ============      ==========

Supplemental cash flow information and noncash investing and financing activities -- Note 11



   The accompanying notes are an integral part of these financial statements.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES


Organization


     Digital Radio Communications Corporation and subsidiaries (the Company), began business in 1992. On March 15, 1996, its name was changed from Electronic Technology Corp. It designs and manufactures electronic products, including radio frequency and infrared systems, embedded control, low power FM transceivers and antenna technologies. It provides research and design services on a contract basis for others and it is also engaged in contract manufacture of electronic components.

Principles of Consolidation

     The consolidated financial statements include the accounts of Digital Radio Communications Corporation and its wholly owned subsidiaries, EMA Inc. and Dem-Tronics, Inc., since the date of their respective acquisitions, after elimination of intercompany accounts and transactions. Investments in unconsolidated joint ventures, which relate primarily to research and development ventures, are accounted for using the equity method. The Company's share of losses from its equity investments are included in "Research and development expense" in the consolidated statements of operations.

Business Condition

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company sustained a substantial operating loss during the year ended December 31, 1996. Further, at December 31, 1996 current liabilities exceeded current assets by $494,037 and total liabilities exceeded total assets by $152,810. These matters raise substantial doubt about the Company's ability to continue as a going concern; however the financial statements do not include any adjustments that might result from the outcome of this uncertainty. To mitigate these factors, in 1997, the Company obtained $1,380,000 of short-term debt financing under a bridge loan from World Wireless Communications, Inc. and obtained additional capital financing by merging with World Wireless Communications, Inc. Also in the first four months of 1997, approximately $2,000,000 of revenue was earned or was committed under short-term contracts with customers. However, there is no assurance that this additional capital and future revenues can meet the Company's obligations and its production and operating expenses as they become due.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

Segment Information and Concentration of Risk

     Through 1996, the Company operated solely in the electronics industry primarily in the Western United States. Accordingly, segment information relating to operations in different industries or geographic areas is not presented in these financial statements. The concentration of business in one industry and one geographic area subjects the Company to a concentration of credit risk relating to trade accounts receivable. The Company generally does not require collateral from its customers with respect to the Company's trade receivables. Beginning in 1997, the Company has expanded its operations to include significant sales nationally and internationally.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES  -- (Continued)

Major Customers

     Sales to two customers were each in excess of 10% of total sales during 1996 and 1995. Sales to the first customer were $249,123 and $121,635 in 1996 and 1995, respectively, and were $591,000 and $324,000, respectively, to the second customer. In 1997, contracts with several additional significant customers have been signed.

Accounts Receivable

     Due to the actual write off of accounts that were uncollectible at December 31, 1996 and 1995, an allowance for doubtful accounts was not required. Management believes that the remaining accounts receivable are fully collectible. Trade accounts receivable included $95,000 at December 31, 1996, which was subsequently collected by receiving shares of customers' common stock, as prescribed in the related performance contracts.

Inventory

     Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Long-Lived Assets

     Beginning in 1996, the Company adopted Statement of Financial Accounting Standard 121 (SFAS 121) which requires Management to review long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability is determined by an analysis of undiscounted future cash flows from operations related to those assets. If the related operations are determined to be unable to recover the carrying amount of its assets, then the assets are written down to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets. The adoption of SFAS 121 did not result in an adjustment to the carrying amount of assets during 1996.

Equipment

     Property and equipment are stated at cost. Depreciation, including amortization of leased assets, is computed using the straight-line method over the estimated useful lives of the equipment, which is five years. Maintenance and repairs of equipment are charged to operations, and major improvements are capitalized. Upon retirement, sale, or other disposition of equipment, the cost and accumulated depreciation are eliminated from the accounts, and gain or loss is included in operations.

Investments

     Investments in equity securities for which the Company cannot sell those securities for a period in excess of one year, due to restrictions from securities regulation, are carried at historical cost and are classified as non-current assets.

Sales Recognition

     Sales are recognized upon delivery of products or services and acceptance by the customer.

Research and Development Expense

     Current operations are charged with all research, engineering and product development expenses.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES  -- (Continued)

Net Income (Loss) Per Common Share

     Net income (loss) per share is computed using the weighted average number of common shares outstanding during each period.

NOTE 2 -- ACQUISITIONS

     On April 1, 1995, the outstanding common stock of EMA Inc. (EMA), an electronic component assembler, was purchased for $30,430. The Company paid $13,258 in cash (including acquisition costs) and issued 5,500 shares of common stock valued at $17,172. The owner of EMA did not own a controlling interest in the Company; accordingly, the acquisition has been accounted for using the purchase method of accounting. Assets were recorded at fair value. The results of operations of EMA are included in the consolidated financial statements from the date of acquisition.

     On August 1, 1995 the Company acquired the net assets of Dem-Tronics, Inc., an electronic component assembler, for $175,328. The Company executed a non-interest bearing promissory note to the seller for $62,724 payable in January 1996. Additionally, the Company executed a non-compete agreement which initially required a series of yearly minimum payments, to be increased by a contingent amount based on Dem-Tronics sales volume. The payment plan was accelerated through a subsequently re-negotiated agreement whereby the contingent payments were replaced with higher minimum payments due in entirety by December 15, 1997. The new payments total $137,023. With imputed interest at 10%, the resulting present value of the obligation was $128,498 at the date of acquisition. Since the owners of Dem-Tronics did not receive a controlling interest in the Company, the acquisition was accounted for using the purchase method of accounting. The results of operations of Dem-Tronics are included in the consolidated financial statements from the date of acquisition.

     The fair value of the net assets acquired was $72,724 which is net of liabilities incurred and assumed of $101,743. The excess of the purchase price over the fair value of the identifiable assets was $94,001 and was allocated to goodwill. Goodwill is being amortized over five years on a straight-line basis. Goodwill amortization expense was $18,800 and $3,089 for the years ended December 31, 1996 and 1995, respectively.

     Pro forma results of operations for the year ended December 31, 1995, as if the acquisitions were effective January 1, 1995, are as follows (unaudited):



         Revenue .........................     $ 1,998,021
         Net Income ......................          39,888
         Income Per Common Share .........            0.02


NOTE 3 -- OTHER RECEIVABLES AND RECEIVABLE FROM SHAREHOLDER

     In 1996, other receivables included loans to employees of $7,768 for payroll advances and a receivable from a partner in a joint venture for engineering services under the joint venture agreement.

     These amounts were received subsequent to year end. Other receivables also included a receivable from a customer which retained $35,000 for a project that is pending completion, once a third party provides necessary software.

     Other receivables at December 31, 1995 consist of subscriptions for the Company's common shares subscribed for during 1995. Total subscriptions at December 31, 1995 were $311,000, of which $160,000 was received by April 8, 1996, and was recorded as a current asset. The balance of $151,000 was recorded as an offset against additional paid-in capital on the balance sheet and was collected in 1996.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 4 -- INVENTORY

     Inventory consists of the following at December 31:



                                    1996           1995
                                ------------   -----------
   Materials ................    $ 131,983      $ 84,403
   Work in process ..........      176,513        90,640
                                 ---------      --------
   Total ....................    $ 308,496      $175,043
                                 =========      ========

NOTE 5 -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31:


                                            1996          1995
                                        -----------   -----------
   Computer equipment ...............    $  32,102     $ 26,526
   Electronic equipment .............      131,977      125,117
   Office equipment .................        7,955        6,313
   Manufacturing equipment ..........      373,832      295,447
   Furniture and fixtures ...........       13,738       13,738
   Software .........................       51,818       18,501
                                         ---------     --------
   Total ............................    $ 611,422     $485,642
                                         =========     ========

     Depreciation expense, which includes amortization of assets under capital lease, was $116,667 and $42,900 for the years ended December 31, 1996 and 1995, respectively.

NOTE 6 -- RELATED PARTIES TRANSACTIONS

     Notes payable to related parties consisted of the following:

                                                                                 1996           1995
                                                                             ------------   -----------
   Payable to officers for deferred compensation, no terms for
    repayment, unsecured .................................................    $ 124,962      $  61,370
   Notes payable to shareholders, no terms for repayment, no stated
    interest rate at December 31, 1996 ...................................        8,828         10,863
   Loan payable to an officer, no terms for repayment, unsecured .........       28,750         27,000
   Loans payable to employees, unsecured, paid during 1996 ...............           --         20,270
                                                                              ---------      ---------
   Total .................................................................    $ 162,540      $ 119,503
                                                                              =========      =========

     The Company has entered into a line of credit agreement with AAH Development Company, Inc. The maximum amount available under the line of credit was $200,000 with $5,000 borrowed at December 31, 1995, and included above in notes payable to shareholders. The note had a 10% annual interest rate. The note was repaid January 1996.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 7 -- NOTES PAYABLE

     Notes payable consisted of the following:

                                                                        1996           1995
                                                                    ------------   -----------
   Note payable to an individual, secured by Dem-Tronics common
    stock, paid in 1996 .........................................    $      --      $ 62,724
   Other notes payable, various terms ...........................        3,405         3,900
   Convertible debentures payable, interest at 12%, due September
    1998, unsecured .............................................      100,000            --
                                                                     ---------      --------
   Total notes payable ..........................................      103,405        66,624
   Less current portion .........................................        3,405        66,624
                                                                     ---------      --------
   Convertible Debentures - Long-Term ...........................    $ 100,000      $     --
                                                                     =========      ========


     During 1996, the Company issued notes payable in the amount of $150,000; these notes were convertible into common stock at a ratio of 289.96 shares per $1,000 principal amount of notes. On December 6, 1996, $50,000 of these notes were converted to common stock for 14,498 shares, leaving a remaining balance of $100,000 of notes payable. Interest is due at 12%, and the notes are due September 1998. Subsequent to year end, the Company issued additional convertible notes payable for $75,000. All of the outstanding debentures were converted to common stock, although the Company amended the terms of its notes to increase the conversion ratio to 434.94 shares per $1,000 of principal amount. In 1997, the Company converted $175,000 of debt into 83,369 shares of common stock (including 7,249 shares for notes converted prior to the 1997 amendment).

NOTE 8 -- OBLIGATION UNDER NON-COMPETE AGREEMENT

     In connection with the acquisition of Dem-Tronics (see Note 2) the Company entered into a non-compete agreement with the seller. The remaining liability on the agreement is $110,000, imputed interest at 10 percent is $7,936 for a carrying amount of $102,604, payable in four monthly payments beginning September 15, 1997 of $27,500 each.

NOTE 9 -- LEASE COMMITMENTS

     Capital Leases -- The Company has leased equipment under capital lease agreements, and has capitalized lease equipment of $268,847 and $214,151 as of December 31, 1996 and 1995, respectively. During 1996, the Company leased additional equipment with a capitalized value of $54,696. During 1995, the Company received capital lease equipment capitalized in the amount of $55,562 in connection with the acquisitions described in Note 2, and leased additional equipment with a capitalized value of $126,669. Accumulated amortization on all leased equipment was $55,935 and $18,400 at December 31, 1996 and 1995, respectively. Amortization of leased equipment is included with depreciation expense.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 9 -- LEASE COMMITMENTS  -- (Continued)

     The following is a schedule by years of the future minimum lease payments required under capital leases together with the present value of the net minimum lease payments as of December 31, 1996:



Years Ending December 31:
------------------------------------------------------------
          1997 .............................................    $ 102,038
          1998                                                     49,870
          1999                                                     41,985
          2000                                                      9,021
          2001                                                        695
                                                                ---------
       Total Minimum Lease Payments ........................      203,609
       Less amount representing interest ...................      (56,145)
                                                                ---------
       Present Value of Net Minimum Lease Payments .........      147,464
       Less Current Portion ................................      (73,902)
                                                                ---------
       Capital lease - Long-Term ...........................    $  73,562
                                                                =========

     Operating Leases -- The Company leases office space under operating lease agreements. Lease expense for the year ended December 31, 1996 was $117,518. The future obligations under these operating leases are $95,456 and $53,109 for the years ending December 31, 1997 and 1998, respectively.

     During 1996, the Company began leasing three automobiles under operating lease agreements. Lease expense was $14,258 for the year ended December 31, 1996 for these auto leases. The future obligations for the leases are $19,238 and $9,096 for the years ending December 31, 1997 and 1998, respectively.

NOTE 10 -- INCOME TAXES

     Digital Radio Communications Corporation files a consolidated tax return with it's two wholly-owned subsidiaries, EMA Inc., and Dem-Tronics, Inc. The components of the provision for income taxes were as follows at December 31:



                                                                 1996            1995
                                                            --------------   -----------
     Current: Federal ...................................     $  (10,550)     $ 13,147
           State ........................................         (4,753)        3,820

     Deferred: Federal ..................................          1,309        (6,855)
           State ........................................            276        (1,443)
                                                              ----------      --------
     Provision for (benefit from) income taxes ..........     $  (13,718)     $  8,669
                                                              ==========      ========


     The net deferred tax assets consisted of the following at December 31:



                                                          1996           1995
                                                     -------------   -----------
     Deferred Tax Assets:
        Compensated absences .....................    $   32,316      $  10,895
        Deferred compensation and other ..........        36,974         30,421
        Net Operating Loss .......................       416,278             --
        Research and development credit ..........        23,809             --
                                                      ----------      ---------
          Total Deferred Tax Assets ..............       509,377         41,316
                                                      ----------      ---------
     Valuation Allowance .........................      (439,639)            --
                                                      ----------      ---------
     Deferred Tax Liabilities:
        Depreciation .............................       (59,846)       (29,494)
        Amortization of Goodwill .................        (9,892)       (10,237)
                                                      ----------      ---------
          Total Deferred Tax Liabilities .........       (69,738)       (39,731)
                                                      ----------      ---------
     Net deferred tax asset ......................    $       --      $   1,585
                                                      ==========      =========

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 10 -- INCOME TAXES  -- (Continued)

     The following is a reconciliation of the amount of tax (benefit) that would result from applying the federal statutory rate to pretax income (loss) with the provision for income taxes at December 31:



                                                                    1996            1995
                                                               --------------   -----------
     Tax at statutory rate (34%) ...........................     $ (403,319)     $ 13,415
     Non-deductible expenses ...............................          8,778         3,017
     Change in valuation allowance .........................        439,639            --
     State tax benefit, net of Federal tax effect ..........        (39,146)        1,302
     Research and development credit .......................        (19,996)           --
     Effect of lower tax rates .............................            326        (9,065)
                                                                 ----------      --------
     Provision for (benefit from) income taxes .............     $  (13,718)     $  8,669
                                                                 ==========      ========


     For tax reporting purposes, the Company has a net operating loss carry forward in the amount of $1,064,799 that will expire in the year 2011.


NOTE 11 -- SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES


  Supplemental Cash Flow Information --



                                   1996         1995
                                ----------   ---------
     Taxes Paid .............    $ 7,479      $   100
     Interest Paid ..........     32,634       22,154


     Supplemental Information of Noncash Investing and Financing Activities -- During 1996, equipment was leased under a capital lease obligation in the amount of $54,859. Equipment was purchased by a note payable in the amount of $7,941. Additional goodwill was recognized in connection with the renegotiation of, and the increase in, the non-compete obligation related to the acquisition of Dem-Tronics in the amount of $56,927. Also, $50,000 of convertible debentures were converted into common stock.


     During 1995, equipment was leased under a capital lease obligation in the amount of $126,669. Equipment was purchased for $31,334 for which liabilities were assumed in the same amount. The Company contributed a patent with a cost of $16,900 to a joint venture and recorded an investment in the joint venture of $16,900. Common stock was issued to investors for notes receivable of $311,000.


     In 1995, the Company purchased the common stock of EMA Inc. for $30,430. In conjunction with the acquisition, liabilities were assumed as follows:


     Fair value of assets acquired ..............................    $ 131,727
     Common stock issued and acquisition costs incurred .........      (30,430)
                                                                     ---------
     Liabilities assumed ........................................    $ 101,297
                                                                     =========


     In 1995, the Company purchased the common stock of Dem-Tronics, Inc. by assuming and incurring liabilities in the amount of $231,395.


NOTE 12 -- STOCKHOLDERS' EQUITY


     On December 11, 1995, the shareholders of the Company agreed to a 5.5-for-1 stock split of the Company's common stock. On March 15, 1996, the shareholders approved an increase of the authorized common stock

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 12 -- STOCKHOLDERS' EQUITY  -- (Continued)

from 500,000 shares to 5,000,000 shares. On August 31,1996, the shareholders approved a 2-for-1 stock split and also approved increasing the authorized common stock to 10,000,000 shares. The accompanying financial statements have been restated for the effects of the changes in capital structure and for the stock splits for all periods presented.

     On March 15, 1996, the shareholders authorized 2,000,000 shares of nonvoting preferred stock, $0.01 par value. The preferred stock has been designated for issuance in connection with purchases of other companies. The Board of Directors is authorized to designate classes of preferred stock with various rights and preferences as to dividends and liquidation. No preferred stock has been issued.

NOTE 13 -- STOCK OPTIONS

     On October 1, 1995, the Company adopted the Omnibus Stock Option Plan, which authorized incentive and non-qualified stock options to be granted. 291,000 shares of common stock have been reserved for issuance under the Plan. On May 17, 1996, the Company adopted the 1996 Stock Option Plan and authorized 200,000 options for granting to employees and consultants. Incentive stock options must be granted with an exercise price at least equal to the market value of the common stock on the date of grant, as determined by the Company's Board of Directors. The options generally become exercisable upon being granted and are exercisable for a period of five years. In the event of a dissolution or liquidation of the Company, any options outstanding under the Plan will terminate. Options were granted under the Plans with exercise prices equal to the market value of the common stock on the dates granted.

     During 1995, the company granted options to investors to purchase 94,000 shares of common stock at $0.01 to $0.02 per share. Those options were exercised during 1996. In addition, during 1996, options for 96,000 shares of common stock were granted to an investor. The investor paid the Company $4,800 of the exercise price during 1996 with services and exercised the options in February 1997 with a payment of $100 in cash.

     The Company has elected to continue to account for stock-based compensation under the provisions of APB Opinion No. 25 rather than Statement of Financial Accounting Standards (SFAS) No. 123. However, net loss and net loss per share would not have changed had SFAS No. 123 been adopted.

     The following table presents the status of stock options:



                                                                       Weighted
                                                                       Average
                                                      Options       Exercise Price
                                                   -------------   ---------------
     Outstanding, December 31, 1994 ............            --         --
        Granted ................................       209,850     $  0.02
                                                       -------
     Outstanding, December 31, 1995 ............       209,850       0.02
        Granted ................................       241,150       1.34
        Exercised ..............................      (191,000)      0.02
        Canceled ...............................          (400)      2.50
                                                      --------
     Outstanding, December 31, 1996 ............       259,600       1.25
                                                      ========
        Exercisable, December 31, 1996 .........       200,350       1.05
                                                      ========


     Options at December 31, 1996 had exercise prices ranging from $0.02 to $2.50.

NOTE 14 -- SUBSEQUENT EVENTS

     In February 1997, the Company borrowed $97,093 under the terms of an 8% promissory note payable to a customer to finance the purchase of certain radio receivers from the customer. Payments are due monthly and will begin upon signing an additional contract with the customer and are only payable out of the revenue from the potential contract. The note is secured by the investment in common stock of the customer held by the Company.

           DIGITAL RADIO COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTE 14 -- SUBSEQUENT EVENTS  -- (Continued)

     An investor exercised options for 96,000 shares of common stock for $100 on February 22, 1997.

     The Company granted options to purchase 200,000 shares of common stock on February 12, 1997 to employees and consultants under the 1996 Stock Option Plan. The options are exercisable at $1.84 per share.

     On February 12, 1997, the Board of Directors and a majority of the shareholders approved a merger of the Company into a wholly-owned subsidiary of World Wireless Communications, Inc. (WWCI), subject to approval of a definitive agreement. The terms of the agreement presently provide that each outstanding share of common stock will be exchanged for 0.5577349 shares of WWCI common stock. All outstanding options will be converted at the same ratio into WWCI options exercisable at $2.00 per share.

     The Board also authorized borrowing up to $1,000,000 under a promissory note payable to WWCI for monies advanced to the Company. The note is due February 1998, with interest payable semi-annually commencing on August 12, 1997. Through May 15, 1997, the Company has borrowed approximately $1,380,000 under this note and additional notes (unaudited).

     In October 1997, the Company reached a settlement with an otherwise unrelated joint venture partner over a suit filed during July 1997 by the partner against the Company and certain of its major customers. The suit asserted claims that the joint venture had an interest in the technology which the company used in products sold to those customers. The Company strongly disputed the partner's interest in the technology at issue. The settlement was made in an effort to minimize the time and expense of protracted litigation, as well as to maintain its good customer relations. During February 1997, prior to its merger with World Wireless Communications, Inc., the Company recorded a liability of $323,456 for the estimated cost of the settlement. The settlement releases all claims against the Company and World Wireless and allows them unlimited use of the technology.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       The Selling Shareholders and any broker/dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Persons who are deemed to be underwriters may be subject to statutory liabilities if the registration statement of which this Prospectus is a part contains a material misstatement or omits to disclose any information necessary to make statements which are made not misleading. The Company has not agreed to indemnify any of the Selling Stockholders regarding such potential liabilities. See "Plan of Distribution".
  No dealer, salesperson or other person has been authorized by the Company or the selling shareholders to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized. The delivery of this Prospectus shall not, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date of the Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made.


                          --------------------------
                               TABLE OF CONTENTS




                                                Page
                                               -----
PROSPECTUS SUMMARY .........................     3
RISK FACTORS ...............................     5
DILUTION ...................................    10
USE OF PROCEEDS ............................    10
SELECTED CONSOLIDATED HISTORICAL AND PRO
  FORMA FINANCIAL DATA .....................    11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS ...............................    13
BUSINESS ...................................    18
MANAGEMENT .................................    25
PRINCIPAL AND SELLING SHAREHOLDERS .........    29
PLAN OF DISTRIBUTION .......................    35
MARKET INFORMATION .........................    36
ORGANIZATIONAL AND OTHER TRANSACTIONS ......    36
DESCRIPTION OF CAPITAL STOCK ...............    39
DISCLOSURE OF COMMISSION POSITION ON
  INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES ..............................    42
LEGAL MATTERS ..............................    43
EXPERTS ....................................    43
AVAILABLE INFORMATION ......................    43


       Until ________, 1998, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                 WORLD WIRELESS
                             COMMUNICATIONS, INC.








                                4,039,664 Shares






                         Common Stock, $.001 Par Value



                           -------------------------

                                   PROSPECTUS

                           -------------------------













                  ----------------------------------- , 1998.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution

     The following table sets forth the estimated amount of various expenses in connection with the sale and distribution of the securities being registered:



            SEC registration fee ....................    $ 13,668
            Printing and engraving expenses .........      20,000
            Legal fees and expense
    (including blue sky fees and expenses) ..........      85,000
            Accounting fees and expenses ............      75,000
            Miscellaneous ...........................       6,332
                                                         --------
             Total ..................................    $200,000
                                                         ========

Item 14. Indemnification of Directors and Officer.


     The Bylaws of the Registrant provide for indemnification of directors and officers of the Registrant in accordance with the indemnification of the Nevada General Corporation Law. The Nevada statute permits indemnification of directors and employees of a corporation under certain conditions and subject to certain limitations.

     The Registrant's Articles of Incorporation provide that, subject to certain limitations, no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.


Item 15. Recent Sales of Unregistered Securities.

     Since its inception, the Company has sold Common Stock and other securities in reliance upon exemptions from the registration requirements of the Securities Act of 1933 (the "Securities Act") in the following transactions:

     a. Upon incorporation of the Company in November 1995, the Company issued 107,140 shares of Common Stock to Elvena, Inc. (53,570 shares), a corporation controlled by Lynn Dixon, and to Robsal, Inc. (53,570 shares). Abraham J. Salaman holds the power to vote the shares of the Company owned by Robsal, Inc. These shares were issued for cash ($5,000) and for services valued by the Company for accounting purposes at $30.356 in reliance upon Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted as to resale. Also in connection with the Company's organization, the Company issued 320,000 shares to J.R. Consultants, Inc., a corporation controlled by Jonathan D. Rahn, and 25,000 shares to Robsal, Inc., for services valued by the Company for accounting purposes at $113,850, in reliance on Rule 504, Regulation D.

     b. In connection with the acquisition of assets with which the Company commenced business operations, the Company issued 680,000 shares of Common Stock to equity owners (Roslyn Maxwell, Gary B. Peterson, Betty A. Peterson, Brian Pettersen and Ann Marie Pettersen) of Chocolate Leasing LLC, a limited liability company which then owned the assets, and to Data Growth, Inc., an unaffiliated corporation which then held an option to acquire the assets from Chocolate Leasing. Based upon their net equity contributions to Chocolate Leasing, the cash cost of these shares to the former Chocolate Leasing equity holders was approximately $191,000. A portion of the Shares were issued for services valued for accounting purposes at $34,900. These shares were issued in reliance upon Section 4(2) of the Securities Act and restricted as to resale.

     c. In connection with the Company's acquisition of assets from Chocolate Leasing and its commencement of operations, the Company raised a total of $275,000 in short term debt financing. The debt financing was placed with nine investors (Elvena, Inc., Cherry Hill, Inc., Robsal, Inc., Research Net Services, Consolidated Capital, Cow Bell, Inc., BRRD, Inc., Mitchell Salaman and Stamatt, Inc.). This indebtedness and interest accrued thereon was converted into 1,892,860 shares of Common Stock in connection with the Regulation D, Rule 504 offering described in the following paragraph.

     d. From April through May 1996, the Company issued 300,000 shares of Common Stock at a price of $.70 per share ($210,000) to a total of 64 investors in reliance upon Rule 504, Regulation D. The names of the purchasers of these shares are as follows: American Merger Cons., Russell L. Brown, Jr., Carolyn Bushong, James M. Glevenger, Dana J. Collins, Michael J. Collins, Ronald J. Damiana, Betty R. Dorman, David I. Dougan, Alan C. Errickson, Alicia C. Errickson, Mary L. Errickson, Bjorg R. Ferraro, David A. Ferraro, Dennis S. Ferraro, Eric R. Ferraro, Melanie B. Ferraro, Michael A. Ferraro, Sarah A. Ferraro, Steven R. Fitzgerald, Cynthia A. Fleet, Douglas F. Fleet, Ingrid H. Fretheim, Mary B. Fritz, William E. Fritz, William Fritz c/f Emily Fritz UGMA Co., William Fritz c/f Laura Fritz UGMA Co., William Fritz c/f Peter Fritz UGMA Co., Gemini Investments, HKDP Marketing Co., John Noble Harris, Dean Haze, H.
W. Hillyard, Jr., Dawn Jacka, Roger D. Leclerc Robert Lovell, Dennis McGuire, Glenne McGuire, Megan S. McGuire, William B. Myer, Northglenn Judo, Inc., Northglenn Optometry, Consolidated Capital, Shuichi Otaka, Kelly S. Pitts, Kelly Pitts c/f Stevi Pitts UGMA CO, Traci Pitts, Edward Price, Blanche M. Richards, Deborah L. Richards, R. Mark Richards, Robert Mark Richards and Rochelle M. Richards, Robert Mark Richards and Danielle L. Richards, Blanche M. Richards FBO SBR Partnership, Judy Smeester, Kerry T. Smeester, Ethan A. Smith, Jasper T. Smith, Leslie G. Smith, Mallory Smith, Randy C. Smith, Cynthia L. Spoerl, Charlotte M. William, Orlin W. Williams. In connection with this offering, the Company solicited and obtained the conversion of debt referred to in the preceding paragraph, also in reliance upon Rule 504, Regulation D.

     e. In March 1996, the Company issued 7,000 shares, restricted as to resales, to an employee, Paul K. Jensen, for services valued at $4,900 in reliance upon Section 4(2) of the Act.

     f. In the period October 1996 through January 15, 1997, the Company sold 2,357,857 shares to a total of 31 investors for cash (1,800,000 shares at a price of $.33 per share and 557,857 shares at a price of $.35 per share), 5,629 shares in conversion of a note at $.35 per share, and 11,000 shares in payment of accrued interest on a note at $.45 per share. The investors in such offering, and the number of shares purchased by each, were as follows:


         Investor                                                   No. of Shares
------------------------------------------------------------------  --------------
         Capco Nominees Limited Partnership                           654,000
         Michael Lauer                                                400,000
         Lynn Dixon/Elvena, Inc.                                      245,629
         Melissa D. Epperson                                          181,200
         T. Kent Rainey                                               180,600
         Trinity American Corp.                                       113,250
         Turan M. Itil                                                 85,000
         J.R. Consultants, Inc.                                        75,500
         SRS Partners, Ltd.                                            60,400
         BRRD, Inc.                                                    60,400
         Thornhill, Ltd.                                               60,400
         Heather Hanby                                                 50,000
         Philip C. Bohm                                                42,858
         Michael Williamson                                            21,750
         Jeffrey G. Shields                                            20,200
         Cartwright Holdings, Inc.                                     20,000
         Rona Dixon                                                    20,000
         Alan Dabrow                                                   15,000
         Alan Robbins and Judie Robbins                                15,000
         Brenda Hubrich                                                10,000
         Alisa Pace, individually and as Custodian under UT UGMA        8,000
         Joni Dixon                                                     5,000
         Lynda Whitehead                                                5,000
         Allen Dixon                                                    5,000
         Norene Dixon                                                   5,000
         Charlie Schwab and Dorothy Hanby                               5,000
         Laina Egan                                                     5,000
         Peter Gordon                                                   3,300
         Justin Moeller, custodian under UGMA                           1,000
         Lori Gunter, custodian under UGMA                              1,000
                                                                    ---------
                                                         Total      2,374,487


     These shares were issued in reliance upon Section 4(2) of the Act, and Rule 506, Regulation D, promulgated thereunder, and restricted as to resales. Of the 31 investors participating in this financing, based upon information obtained by the Company in connection with financing or otherwise available to the Company, the Company believes that 18 of such investors are accredited investors, and that each purchaser who is not an accredited investor, alone or with his/her purchaser representative, has such knowledge in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Company.

     g. In November 1996, the Company issued 520,000 shares of Common Stock to Hyrum Taylor (25,000 shares), David D. Singer (475,000 shares) and Raymond Scharp (20,000 shares) in connection with their employment by the Company. The shares were valued, for tax and accounting purposes, at $1.51 per share, and were issued in reliance upon Section 4(2) of the Act, and restricted as to resale.

     h. In the period March 1997 and through August 1997, the Company sold a total of 2,000,000 shares of Common Stock at a price of $2.00 per share (including the allocable cost of warrants to purchase Common Stock exercised by these purchasers, as described below) to investment funds under the control of Michael Lauer, and certain business associates of Mr. Lauer, in reliance upon Section 4(2) of the Act and/or Rule 506 thereunder, and restricted as to resale, as follows:



  Investor                    No. of Shares
---------------------------   --------------
  Lancer Partners, LP         1,043,750
  Lancer Offshore, Inc.         773,750
  Lancer Voyager                150,000
  Martin H. Garvey               30,000
  Russel J. Redgate               2,500
                              ---------
                              2,000,000


     A portion of these shares were issued upon the exercise of warrants which were issued in units with shares of Common Stock. All such warrants were exercisable at a price of $2.00 per share, and all have now been exercised. The Company believes that all of these investors are accredited.

     i. In July 1997, the Company issued a total of 1,798,100 shares of Common Stock, and options to purchase 201,900 shares of Common Stock, to former shareholders and employees of Digital Radio Communications Corporation ("DRCC") in exchange for shares and options of DRCC. Of the 98 former shareholders of DRCC receiving shares in this transaction, based upon information obtained by the Company in connection with the transaction or otherwise available to the Company, the Company believes that 80 shareholders are accredited investors, and that each shareholder who is not an accredited investor, alone or with his/her purchaser representative, has such knowledge in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Company. These shares and options were issued in reliance upon Rule 506, Regulation D, and restricted as to resale.

     j. In September and October 1997, the Company issued a total of 10,931 shares of Common Stock to former employees and directors of DRCC, David Politis, Stephen Cowser and Jack Berg, at prices of $0.09 (10,513 shares), $0.18 (139 shares) and $2.00 (279 shares), respectively. The shares were issued in reliance upon Section 4(2) of the Act, and restricted as to resales.

     k. In November 1997, the Company acquired all of the outstanding capital stock of TWC Ltd., a corporation majority-owned and controlled by Richard Austin and Barbara Austin, in exchange for 100,000 shares of the Company's Common Stock as follows: Richard Austin -- 74,800 shares; Barbara Austin -- 25,000 shares; Paul Obert -- 100 shares; Richard Andrew Austin -- 100 shares. In connection with this acquisition, the Company issued an additional 1,200 shares to Richard Austin in compensation for services performed for the Company by Mr. Austin prior to the acquisition. The shares were issued in reliance upon Section 4(2) of the Securities Act [and Rule 506 of Regulation D thereunder], and are restricted as to resale. Based upon information obtained by the Company in connection with the acquisition, the Company believes that two of the former shareholders of Austin (Richard and Barbara Austin) are accredited investors, and that the two former shareholders who are not accredited investors, alone or with a purchaser representative, have such knowledge in financial and business matters as to be able to evaluate the merits and risks of an investment in the Company.

     l. In November 1997, the Company issued 40,000 shares of Common Stock to Digital Scientific, Inc. ("DSI") pursuant to the terms of a Settlement Agreement dated November 11, 1997. The shares were issued in reliance upon
Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. Based upon information obtained by the Company in connection with the negotiation and execution of the Settlement Agreement and its prior business relationship with DSI, the Company believes that DSI, through its representatives, has such knowledge in financial and business matters as to be able to evaluate the merits and risks of an investment in the Company.

     m. In December 1997, the Company acquired all of the outstanding capital stock of XARC Corporation ("XARC"), a Kansas corporation, in exchange for 10,000 shares of the Company's Common Stock. The sole stockholder for XARC prior to this transaction was Donald I. Wallace, who received all shares issued in the transaction. The shares were issued by the Company in reliance upon Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. Based upon information obtained by the Company in connection with this transaction, the Company believes that Mr. Wallace has such knowledge in financial and business matters as to be able to evaluate the merits and risks of an investment in the Company.

     n. In December 1997, the Company issued 14,167 shares of Common Stock upon the exercise of DRCC Conversion Options to Lance King (14,000 shares) and Arthur Larsen (167 shares). The shares were issued in reliance upon Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. Messrs. King and Larsen are employees of the Company and the Company believes that they have such knowledge in financial and business matters as to be able to evaluate the merits and risks of an investment in the Company.

     o. In December 1997, the Company issued 15,000 shares of Common Stock to
T. Kent Rainey, and 9,375 shares of Common Stock to William E. Chipman, Sr., as compensation and/or additional interest in connection with short term loans to the Company of $200,000 by Mr. Rainey and $125,000 by Mr. Chipman. The shares were issued in reliance upon Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The Company believes that Mr. Rainey and Mr. Chipman are accredited investors.

     p. In January 1998, the Company issued 150,000 shares to Dan Maxwell, and 3,714 shares to Lance King, upon the exercise of stock options. Mr. Maxwell's options were exercised at $.35; Mr. King's at $2.00. The shares were issued in reliance upon Section 4(2) of the Act and Rule 506 promulgated thereunder. The Company believes that Messrs. King and Maxwell,both of whom were management employees at the time of the transaction, have such knowledge in financial and business matters as to be able to evaluate the merits and risks of an investment in the Company.

Item 16. Exhibits

     (a) Exhibits


     *Indicates an Exhibit filed herewith.

     All other Exhibits were previously filed.






  Exhibit
    No.
----------
   3.1 Articles of Incorporation of the Company and all amendments thereto 3.2
   Bylaws of the Company 4.1 Form of Common Stock Certificate 4.2 Form of
   Subscription Agreement used in private financing providing for registration rights
     *5      Opinion of Connolly Epstein Chicco Foxman Engelmyer & Ewing regarding the legality of secur-
             ities being registered*
  10.1       1997 Stock Option Plan
  10.2       DRCC Omnibus Stock Option Plan
  10.3       Development and License Agreement dated April 4, 1997, between
             DRCC and Kyushu Matsushita Electric Co., Ltd.
  10.4       Amended and restated Technical Development and Marketing Alliance
             Agreement dated Septem- ber 15, 1997, between the Company and
             Williams Telemetry Services, Inc.

  Exhibit
    No.
----------
 10.5        Lease Agreement dated May 17, 1995, between DRCC and Pracvest
             Partnership relating to the Company's American Fork City offices and facility
 10.6        Lease Agreement dated February 12, 1996, between the Company and
             Green/Praver, et al., relating to the Company's Salt Lake City offices
 10.7        Shareholders Agreement dated May 21, 1997 between the Company, DRCC, Philip A. Bunker and
             William E. Chipman, Sr.
 10.8        Asset Purchase Agreement dated October 31, 1997, between the Company and Austin Antenna,
             Ltd.
 10.9        Stock Exchange Agreement dated October 31, 1997, between the
             Company, TWC, Ltd. and the shareholders of TWC, Ltd.
 10.10       Settlement Agreement, Mutual Waiver and Release of All Claims dated November 11, 1197 between Digital Radio Communications Corp. and Digital Scientific, Inc.
 10.11       Agreement (undated) between the Company, Xarc Corporation and
             Donald J. Wallace relating to the Company's acquisition of Xarc
             Corporation.
 10.12       Promissory Note dated December 4, 1997, by the Company, payable to William E. Chipman, Sr.
             in the principal amount of $125,000
 10.13       Promissory Note dated November 13, 1997, by the Company, payable to T. Kent Rainey in the principal amount of $200,000
 10.14       Investment Banking Services Agreement dated November 19, 1997, between the Company and PaineWebber Incorporated
 10.15       $400,000 Promissory Note dated December 24, 1997, payable to Electronic Assembly Corpora-
             tion
 10.16       $400,000 Promissory Note dated January 8, 1998, payable to Tiverton Holdings Ltd.
   11        Statement of Computation of Per Share Earnings (Loss)
   21        Revised Schedule of Subsidiaries of the Company
*23.1 Consent of Hansen, Barnett & Maxwell, independent certified public accountants *23.2 Consent of Connolly Epstein Chicco Foxman Engelmyer & Ewing
(included in Exhibit 5)
  *27        Revised Financial Data Schedules


Item 17. Undertakings.


     The undersigned Registrant hereby undertakes to:


     1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:


       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;


       (ii) Reflect in the Prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and


       (iii) Include any additional or changed material information on the Plan of Distribution described in the Registration Statement.

     2. For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time the Commission declared it effective.

     For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this Registration Statement, and the offering of the securities at that time, shall be deemed to be the initial bona fide offering of those securities.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant has duly authorized this Registration Statement, as amended by Amendment No. 2 thereto, to be signed on its behalf by the undersigned, in Salt Lake City, Utah, on the 16th day of February, 1998.


                               WORLD WIRELESS COMMUNICATIONS, INC.


                                 /s/ DAVID D. SINGER
                                 ---------------------------------------------
                                 David D. Singer, President and Chief Executive
                                  Officer


                                 /s/ WILLIAM E. CHIPMAN
                                 ---------------------------------------------
                                 William E. Chipman, Sr., Chief Financial
                                  Officer


                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.




         Signatures                    Title              Date
---------------------------         ----------     ------------------




   /s/ BRIAN W. PETTERSEN
 -----------------------             Director       February 16, 1998
       Brian W. Pettersen



  /s/ PHILIP A. BUNKER               Director      February 16, 1998
 -----------------------
        Philip A. Bunker

                                 EXHIBIT INDEX





    No.                                        Description                                     Page
----------   ------------------------------------------------------------------------------   -----
      3.1    Articles of Incorporation of the Company and all amendments thereto
      3.2    Bylaws of the Company
      4.1    Form of Common Stock Certificate
      4.2    Form of Subscription Agreement used in private financing
             providing for registration rights
     *5      Opinion of Connolly Epstein Chicco Foxman Engelmyer & Ewing
             regarding the legality of securities being registered*
     10.1    1997 Stock Option Plan
     10.2    DRCC Omnibus Stock Option Plan
     10.3    Development and License Agreement dated April 4, 1997, between
             DRCC and Kyushu Matsushita Electric Co., Ltd.
     10.4    Amended and restated Technical Development and Marketing Alliance
             Agreement dated September 15, 1997, between the Company and
             Williams Telemetry Services, Inc.
     10.5    Lease Agreement dated May 17, 1995, between DRCC and Pracvest
             Partnership relating to the Company's American Fork City offices and facility
     10.6    Lease Agreement dated February 12, 1996, between the Company the
             Green/Praver, et al., relating to the Company's Salt Lake City offices
     10.7    Shareholders Agreement dated May 21, 1997 between the Company,
             DRCC, Philip A. Bunker and William E. Chipman, Sr.
     10.8    Asset Purchase Agreement dated October 31, 1997, between the
             Company and Austin Antenna, Ltd.
     10.9    Stock Exchange Agreement dated October 31, 1997, between the
             Company, TWC, Ltd. and the shareholders of TWC, Ltd.
     10.10   Settlement Agreement, Mutual Waiver and Release of All Claims dated Novem-
             ber 11, 1197 between Digital Radio Communications Corp. and Digital Scien-
             tific, Inc.
     10.11   Agreement (undated) between the Company, Xarc Corporation and
             Donald J. Wallace relating to the Company's acquisition of Xarc
             Corporation.
     10.12   Promissory Note dated December 4, 1997, by the Company, payable to William
             E. Chipman, Sr. in the principal amount of $125,000
     10.13   Promissory Note dated November 13, 1997, by the Company, payable to T. Kent Rainey in the principal amount of $200,000
     10.14   Investment Banking Services Agreement dated November 19, 1997, between the Company and PaineWebber Incorporated
     10.15   $400,000 Promissory Note dated December 24, 1997, payable to Electronic
             Assembly Corporation
     10.16   $400,000 Promissory Note dated January 8, 1998, payable to
             Tiverton Holdings Ltd.
     11      Statement of Computation of Per Share Earnings (Loss)

    No.                                      Description                                   Page
----------   ---------------------------------------------------------------------------   -----
 21          Revised Schedule of Subsidiaries of the Company
*23.1        Consent of Hansen, Barnett & Maxwell, independent certified public accoun-
             tants
*23.2        Consent of Connolly Epstein Chicco Foxman Engelmyer & Ewing (included in
             Exhibit 5)
 *27         Revised Financial Data Schedules


------------

 * Indicates an Exhibit filed herewith.

All other Exhibits were filed previously.